EXHIBIT 10.1
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                             NOTE PURCHASE AGREEMENT


                                  BY AND AMONG


                      PLANET HOLLYWOOD INTERNATIONAL, INC.,


                       EACH OF THE PURCHASERS PARTY HERETO


                                       AND


                            WILMINGTON TRUST COMPANY,


                                    AS AGENT


                           --------------------------



                             DATED AS OF MAY 8, 2000


                           --------------------------





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THIS AGREEMENT IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED
AS OF THE DATE HEREOF BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., FOR ITSELF AND AS AGENT, WLR RECOVERY FUND L.P., WILMINGTON TRUST COMPANY, AS AGENT, UNITED STATES TRUST COMPANY OF NEW YORK, AS JUNIOR SUBORDINATED TRUSTEE AND THE OTHER PERSONS AND ENTITIES SIGNATORY THERETO (THE "INTERCREDITOR AGREEMENT"), WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN OBLIGATIONS AND CERTAIN SECURITY INTERESTS AND LIENS, AND LIMITS RIGHTS TO ENFORCEMENT OF THE PARTIES TO THIS AGREEMENT. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD INDEBTEDNESS HEREUNDER OR WHICH IS SECURED HEREBY ARE BOUND BY THE TERMS OF THE INTERCREDITOR AGREEMENT, WHICH WILL BE MADE AVAILABLE UPON REQUEST TO ANY PARTY HERETO.
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                                TABLE OF CONTENTS

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
                                    ARTICLE 1


                                   DEFINITIONS

     1.1.  Definitions............................................................................................1

                                    ARTICLE 2


                               LOANS AND WARRANTS

     2.1.  Loans................................................................................................19
     2.2.  Notes................................................................................................19
     2.3.  Notice of Borrowing; Making of Loans.................................................................19
     2.4.  Reduction of Current Commitment......................................................................20
     2.5.  Purchase and Sale of Warrants........................................................................20

                                    ARTICLE 3


                                PAYMENT OF LOANS

     3.1.  Payments..............................................................................................21
     3.2.  Interest..............................................................................................22
     3.3.  Optional Prepayments..................................................................................22
     3.4.  Mandatory Prepayments.................................................................................22
     3.5.  Notice of Prepayments.................................................................................24
     3.6.  Application of Payments...............................................................................24
     3.7.  Fees and Expenses.....................................................................................24
     3.8.  Conversion Option.....................................................................................25

                                    ARTICLE 4


                           CONDITIONS TO EFFECTIVENESS

     4.1.  Conditions to Effectiveness...........................................................................32
     4.2.  Conditions to Subsequent Loans........................................................................37

                                    ARTICLE 5


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     5.1.  Organization and Good Standing........................................................................38
     5.2.  Authority and Authorization...........................................................................39
     5.3.  Execution and Binding Effect..........................................................................39
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                                      -i-
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
     5.4.  Governmental Approvals................................................................................39
     5.5.  Absence of Conflicts..................................................................................40
     5.6.  Subsidiaries..........................................................................................40
     5.7.  Litigation............................................................................................40
     5.8.  Financial Condition...................................................................................40
     5.9.  Compliance with Law...................................................................................41
     5.10. ERISA.................................................................................................41
     5.11. Taxes.................................................................................................41
     5.12. Full Disclosure.......................................................................................42
     5.13. Operating Lease Obligations; Existing Liens; Unpaid Rent..............................................42
     5.14. Environmental Matters.................................................................................42
     5.15. Schedules.............................................................................................43
     5.16. Insurance.............................................................................................43
     5.17. Financial Accounting Practices........................................................................43
     5.18. No Material Adverse Effect............................................................................43
     5.19. Real Property; Leases.................................................................................43
     5.20. Location of Bank Accounts.............................................................................44
     5.21. No Event of Default...................................................................................45
     5.22. Capitalized Leases....................................................................................45
     5.23. Inventory and Memorabilia.............................................................................45
     5.24. Collateral............................................................................................45
     5.25. Tradenames............................................................................................45
     5.26. Intellectual Property.................................................................................45
     5.27. Nature of Business....................................................................................46
     5.28. Adverse Agreements....................................................................................46
     5.29. Holding Company and Investment Company Acts...........................................................46
     5.30. Permits...............................................................................................46
     5.31. Priority; Title.......................................................................................46
     5.32. Labor Relations; Collective Bargaining Agreements.....................................................46
     5.33. Note Documents........................................................................................47
     5.34. Solvency..............................................................................................47
     5.35. Intentionally Omitted.................................................................................47
     5.36. TSP Agreement.........................................................................................47
     5.37. Use of Proceeds.......................................................................................48
     5.38. Stock and Capitalization..............................................................................48
     5.39. No Solicitation or Registration.......................................................................50
     5.40. Ownership of Planet Hollywood Memorabilia, Inc. and the Memorabilia...................................50
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                                      -ii-
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
     5.41. Corporate Structure...................................................................................50
     5.42. No Prohibited Transaction.............................................................................50
     5.43. Material Contracts....................................................................................50
     5.44. Inactive Guarantors...................................................................................50
     5.45. Foreign Entities......................................................................................50
     5.46. Electing Holders......................................................................................50

                                    ARTICLE 6


                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     6.1.  Representations of Each Purchaser.....................................................................51

                                    ARTICLE 7


                              AFFIRMATIVE COVENANTS

     7.1.  Payments and Taxes....................................................................................52
     7.2.  Company Parties.......................................................................................53
     7.3.  TSP Agreement.........................................................................................54
     7.4.  Intentionally Omitted.................................................................................54
     7.5.  Reporting Requirements................................................................................54
     7.6.  Compliance with Laws..................................................................................58
     7.7.  Preservation of Existence.............................................................................58
     7.8.  Keeping of Records and Books of Account...............................................................58
     7.9.  Inspection Rights.....................................................................................58
     7.10. Maintenance of Properties.............................................................................59
     7.11. Insurance.............................................................................................59
     7.12. Environmental.........................................................................................61
     7.13. Further Assurances....................................................................................61
     7.14. Financial Accounting Practices........................................................................61
     7.15. Cash Management System................................................................................62
     7.16. Store Openings and Closings...........................................................................63
     7.17. Memorabilia and Inventory.............................................................................63
     7.18. Change in Collateral; Collateral Records..............................................................63
     7.19. Landlord Waivers......................................................................................64
     7.20. Leases................................................................................................64
     7.21. Authenticity Documents................................................................................64
     7.22. Reservation of Shares.................................................................................64
     7.23. Stock Issuable on Conversion or Exercise..............................................................64
     7.24. Sale of the Company...................................................................................65
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                                      -iii-
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
     7.25. HSR Act...............................................................................................65
     7.26. Allocation of Value to Warrants.......................................................................65

                                    ARTICLE 8


                               NEGATIVE COVENANTS

     8.1.  Liens.................................................................................................65
     8.2.  Indebtedness..........................................................................................66
     8.3.  Guarantees............................................................................................67
     8.4.  Merger, Consolidation, Sale of Assets.................................................................67
     8.5.  Change in Nature of Business..........................................................................68
     8.6.  Loans; Advances and Investments.......................................................................68
     8.7.  Lease Obligations.....................................................................................69
     8.8.  Dividends; Prepayments................................................................................69
     8.9.  Transactions with Affiliates..........................................................................70
     8.10. Sale Policies.........................................................................................70
     8.11. Environmental.........................................................................................70
     8.12. ERISA.................................................................................................70
     8.13. Subsidiaries..........................................................................................70
     8.14. Capital Expenditures..................................................................................71
     8.15. Federal Reserve Regulations...........................................................................71
     8.16. Intellectual Property.................................................................................71
     8.17. No Purchase of Loans or Notes.........................................................................71
     8.18. Inactive Guarantors...................................................................................71
     8.19. Negative Pledge.......................................................................................71
     8.20. Foreign Entities......................................................................................72

                                    ARTICLE 9


                                 INDEMNIFICATION

     9.1.  Indemnification.......................................................................................72
     9.2.  Notification..........................................................................................72
     9.3.  Survival..............................................................................................73

                                   ARTICLE 10


                              DEFAULTS AND REMEDIES

     10.1. Events of Default.....................................................................................73
     10.2. Remedies..............................................................................................76
     10.3. Remedies Under Note Documents.........................................................................77
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                                      -iv-
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
                                   ARTICLE 11


                                    THE AGENT

     11.1. Appointment and Authorization.........................................................................77
     11.2. Rights of Agent.......................................................................................77
     11.3. Actions by Agent......................................................................................77
     11.4. Liability of Agent....................................................................................78
     11.5. Indemnification.......................................................................................79
     11.6. Credit Decision.......................................................................................79
     11.7. Resignation of Agent..................................................................................79
     11.8. Removal of Agent......................................................................................79
     11.9. Successor Agent.......................................................................................79

                                   ARTICLE 12


                                  MISCELLANEOUS

     12.1. Survival of Provisions................................................................................80
     12.2. Notices...............................................................................................80
     12.3. Notes.................................................................................................81
     12.4. Successors and Assigns................................................................................82
     12.5. Assignments and Participations........................................................................82
     12.6. Amendment and Waiver..................................................................................83
     12.7. Counterparts; Facsimile Signatures....................................................................84
     12.8. GOVERNING LAW.........................................................................................84
     12.9. JURISDICTION; VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.........................................84
     12.10.   Severability.......................................................................................85
     12.11.   Remedies...........................................................................................85
     12.12.   Fees and Expenses..................................................................................85
     12.13.   Entire Agreement...................................................................................85
     12.14.   Publicity..........................................................................................86
     12.15.   Confidentiality....................................................................................86
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EXHIBITS

EXHIBIT A         Form of Note
EXHIBIT B         Form of Guaranty
EXHIBIT C         Form of Intercreditor Agreement
EXHIBIT D         Warrant
EXHIBIT E         Intentionally Omitted
EXHIBIT F-1       Form of Pledge Agreement-Company

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EXHIBIT F-2       Form of Subsidiary Pledge Agreement
EXHIBIT G         Form of Registration Rights Agreement
EXHIBIT H         Form of Security Agreement-Company
EXHIBIT I         Form of Subsidiary Security Agreement
EXHIBIT J         Form of Amended and Restated Certificate of Incorporation
                  of the Company
EXHIBIT K         Form of Section 7.1(b) Certificate
EXHIBIT L         Form of Assignment and Acceptance
EXHIBIT M         Form of Credit Card Depository Account Agreement
EXHIBIT N         Form of Payment Direction Notice
EXHIBIT O         Form of Depository Account Agreement
EXHIBIT P         Form of Notice Letter to Depository Banks
Exhibit Q         Blocked Account Agreement

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SCHEDULES

1.1(A)            Active Guarantors
1.1(B)            Foreign Entities
1.1(C)            Inactive Guarantors
1.1(D)            Credit Card Agreements
2.1               Purchasers' Details
3.7(a)            Shares to be Issued at Closing
3.9               PH Trademarks
4.1(e)(v)         Waivers
5.6               Subsidiaries
5.7               Litigation
5.10              ERISA
5.13              Operating Lease Obligations; Existing Liens; Unpaid Rent
5.14              Environmental Matters
5.16              Insurance
5.19(a)           Properties
5.19(b)           Leases
5.20              Location of Bank Accounts
5.23              Inventory and Memorabilia
5.25              Tradenames
5.32              Collective Bargaining Agreements
5.36              Members and Membership Interest
5.38(a)           Reserved Shares
5.38(b)           Outstanding Warrants, Options etc.
5.38(c)           Record Holders
5.41              Corporate Structure
5.43              Material Contracts
7.15              State Tax Payments
7.16              Store Openings and Closings
7.17              Permitted Memorabilia and Inventory
7.19              Landlord, Warehouse and Franchisee Waivers
8.1               Liens
8.2               Permitted Indebtedness
8.3               Guaranties
8.6               Investments
8.9               Transactions with Affiliates

                  NOTE PURCHASE AGREEMENT, dated as of May 8, 2000, by and among PLANET HOLLYWOOD INTERNATIONAL, INC. a Delaware corporation (together with its permitted successors and assigns, the "COMPANY"); each of the PURCHASERS SIGNATORY HERETO; and WILMINGTON TRUST COMPANY, a Delaware corporation, as agent for the Purchasers (together with its successors and permitted assigns, the "AGENT").


                                  INTRODUCTION


                  In connection with the consummation of the Plan of Reorganization (as such term is, and all other capitalized terms are, defined below) of the Company and 23 of its Subsidiaries, the Purchasers are willing to make certain Loans to the Company upon and in accordance with the terms of this Agreement.


                  In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:





                                    ARTICLE 1

                                   DEFINITIONS


                  1.1.     Definitions.
                           -----------


                  (a) In addition to the terms defined elsewhere in this Agreement, as used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:


                  "ACTIVE GUARANTOR" and "ACTIVE GUARANTORS" means (i) the direct or indirect existing Subsidiaries of any Company Party (other than Inactive Guarantors) listed as an Active Guarantor on SCHEDULE 1.1(A) annexed hereto, and (ii) any other entity that, after the Closing Date, becomes a direct or indirect U.S. Subsidiary of any Company Party and has business operations or assets located within the United States of America.


                  "ADDITIONAL SHARES" means any Common Stock of the Company issued by the Company after the Effective Date other than (i) Shares issued upon the exercise of the Warrants or the Conversion Option, (ii) stock options issued, and shares of Common Stock issued upon exercise of such stock options, pursuant to the Company's existing stock option plans or any stock option plans hereafter adopted by the Company, (iii) any shares of Common Stock issued pursuant to any restricted share agreement adopted by the Company or hereafter adopted by the Company and (iv) shares of Common Stock issued in connection with any merger, consolidation or reorganization of the Company with and into another Person, or the sale of all or substantially all of the assets of the Company.

                  "AFFILIATE" of a Person shall mean any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition (i) "CONTROL" of a Person means the power, directly or indirectly, either to (A) vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors of such Person or (B) direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and (ii) neither the Agent nor any Purchaser shall be an Affiliate of any Company Party.


                  "AGENT" is defined in the introductory paragraph to this Agreement.


                  "AGENT ACCOUNT" means an account in the name of the Agent designated to the Company from time to time into which the Company shall make all payments to the Agent under this Agreement.


                  "AGREEMENT" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.


                  "AGREEMENT REGARDING LEASES" means the Agreement between Robert Earl and the Purchasers, dated as of the date hereof, with respect to the Employment Agreement and certain leases.


                  "ASSET" means any asset, property, right or other interest of any Company Party as of, and from time to time after, the Closing Date.


                  "ASSET DISPOSITION PROCEEDS" means the aggregate amount of Net Proceeds received by on or behalf of the Company or any other Company Party from Asset Sales (including Asset Sales in respect of Core Assets and non-Core Assets).


                  "ASSET SALE" means the sale, assignment, lease, transfer or other disposition by any Company Party to any Person other than the Company or any of its wholly-owed Subsidiaries of any Asset; PROVIDED, that the repayment to any Company Party of any loan or advance permitted under Section 8.6, and the redemption by any Company Party of any Permitted Investment at maturity, shall not be an Asset Sale.


                  "ASSIGNMENT AND ACCEPTANCE AGREEMENT" is defined in Section 12.5(b).


                  "AUTHENTICITY DOCUMENTS" means all documents and other written evidence, including, without limitation, computer files, establishing the authenticity of the Memorabilia or evidencing the chain of title of an item or items of Memorabilia.


                  "BANK NOTICE LETTER" means a notice substantially in the form of the notice annexed as EXHIBIT P.


                  "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware.

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                  "BLOCKED ACCOUNT" shall mean the account in the name of the
Agent at the Blocked Account Bank or, if the context shall require, the Blocked Account under the Working Capital Credit Agreement.


                  "BLOCKED ACCOUNT AGREEMENT" shall mean each agreement, substantially in the form of the Agreement attached as EXHIBIT Q, between the Blocked Account Bank and the Agent delivered to the Agent when required pursuant to Section 7.15 hereof, as each such Agreement may be modified and supplemented and in effect from time to time.


                  "BLOCKED ACCOUNT BANK" shall mean a bank mutually acceptable to the Company and the Agent.


                  "BOOK VALUE" means, as to any (x) Inventory in respect of which such amount is to be determined, the lower of (a) the cost of such Inventory (as reflected in the ledgers of the Company Parties), or (b) the market value of such Inventory (both cost and market value being determined in accordance with GAAP calculated on the first-in, first-out basis) or (y) Memorabilia in respect of which such amount is to be determined, the value carried on the date hereof on the books and records of Planet Hollywood Memorabilia, Inc. or the Company.


                  "BUDGET" is defined in Section 4.1(e)(xviii).


                  "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.


                  "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or membership interests (or equivalent ownership interests) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock, and any equity or debt securities or rights, warrants or options convertible into or exchangeable or exercisable for such Person's Capital Stock.


                  "CAPITALIZED LEASE" means any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.


                  "CAPITALIZED LEASE OBLIGATIONS" means the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.


                  "CASH CONCENTRATION ACCOUNT" means the account maintained by a Company Party in the name of the Company at the Cash Concentration Account Bank or (b) if the context shall require, the Cash Concentration Account under the Working Capital Credit Agreement.


                  "CASH CONCENTRATION ACCOUNT BANK" means a bank selected by the Agent and reasonably acceptable to the Company.


                  "CASH EQUIVALENTS" means any (i) direct obligation of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of

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the United States of America) or obligations the timely payment of the principal of, or interest on, which are fully guaranteed by the United States of America;
(ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Export-Import Bank of the United States, Federal Housing Administration or other agency or instrumentality of the United States; (iii) repurchase agreements with financial institutions or savings and loan associations having a combined capital surplus of at least $500,000,000 fully secured by collateral security described in clauses (i) or (ii) of this definition and continuously having a market value at least equal to the amount so invested; (iv) interest-bearing demand or time deposits (including certificates of deposit) which are either (A) insured by the Federal Deposit Insurance Corporation, or (B) held in banks and savings and loan associations having a combined capital surplus of at least $500,000,000 fully secured by collateral security described in clauses (i) or (ii) of this definition and continuously having a market value at least equal to the amount so invested; (v) commercial paper rated (on the date of acquisition thereof at least A-l or P-l or equivalent by S&P or Moody's, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than 90 days from the date of creation thereof; and
(vi) any corporate evidence of indebtedness rated at least "A-" or equivalent by S&P or Moody's, maturing not more than 90 days from the date of creation thereof.


                  "CASUALTY" means any damage to, destruction or loss of or other casualty with respect to any Asset.


                  "CIT/WLR" means the CIT Group/Business, Inc., WLR Recovery Fund L.P. and the other financial institutions which are lenders from time to time under the Working Capital Credit Agreement.


                  "CLOSING" is defined in Section 4.1.


                  "CLOSING DATE" is defined in Section 4.1.


                  "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import. References to sections of the Code shall be construed also to refer to any successor sections.


                  "COLLATERAL" means the collateral described in one or more of the Security Documents.


                  "COMMITMENT" means the commitment of the Purchasers to make Loans under this Agreement in an amount, on any date, not to exceed an aggregate amount of $10,000,000.00, or such lesser amount to which such original $10,000,000.00 amount may have been reduced as of such date in accordance with this Agreement.


                  "COMMON STOCK", as used in Section 3.8, means New Common
Stock.


                  "COMPANY PARTIES" means the Company and each of its direct and indirect Subsidiaries and each other Guarantor, if any.


                  "CONDEMNATION" means any actual or threatened condemnation, taking or exercise of the power of eminent domain or similar action or proceeding.

                  "CONDEMNATION PROCEEDS" means, at any time, any award or payment paid or payable by reason of any Condemnation, whether from the exercise of the right of Condemnation or any transfer made in lieu thereof or any injury to in decrease in value of any property in connection with a Condemnation, including all amounts paid pursuant to any agreement with any condemning authority that has been made in settlement of any proceeding relating to a Condemnation and any interest earned on such award, payment or amounts, less the reasonable costs and expenses (including reasonable attorney's fees and expenses) of the Company and the Agent and any Purchaser in collecting such award payment or amounts, which costs and expenses shall be paid out of such award, payment or amounts.


                  "CONFIRMATION ORDER" means that certain order of the Bankruptcy Court, dated January 21, 2000, confirming the Plan of Reorganization, as the same may be amended from time to time.


                  "CONSOLIDATED SUBSIDIARY" of a Person at any time means a Subsidiary or other Affiliate of such Person whose accounts are or should in accordance with GAAP be consolidated with those of such Person.


                  "CONSTITUTIVE DOCUMENTS" means (i) with respect to a Person that is a corporation, such Person's certificate or articles of incorporation and by-laws, (ii) with respect to a Person that is a limited liability company or partnership, such Person's certificate of formation and operating or limited liability company or partnership agreement, (iii) with respect to a Person that is a partnership, such Person's partnership agreement, (iv) with respect to a Person that is a trust, such Person's trust instrument or agreement, and (v) with respect to a Person that is a legal entity (including one of the type described in clauses (i) through (iv)), any constitutive document of such entity or other document or agreement analogous to those described in clauses (i) through this clause (v).


                  "CONVERSION OPTION" is defined in Section 3.8.


                  "CONVERSION PRICE" means $4.2857 per Share, as such rate may be adjusted from time to time in accordance with Section 3.8.


                  "CONVERTIBLE SECURITIES" means notes, debentures or other equity or debt securities convertible into shares of capital stock, membership interests or other equity securities of a specified Person.


                  "CONVERTING PURCHASER" is defined in Section 3.8(a).


                  "CORE ASSETS" means any of the following Assets: "Planet Hollywood" copyrights and globe design and stylized lettering trademarks, classes 42 and 25; the investment of any Company Party in the Planet Hollywood restaurant facilities located in Orlando, Florida, London, England, Paris, France, Las Vegas, Nevada, 1540 Broadway, New York (currently Official All Star Cafe restaurant), Myrtle Beach, South Carolina, Euro Disney, France, Cannes, France, Atlantic City, New Jersey, Washington D.C., San Antonio, Texas, St. Louis, Missouri, Dallas, Texas, Atlanta, Georgia, Miami Beach, Florida (currently Official All Star Cafe restaurant); joint ventures (excluding Times Square Partners, ECE de S.A., C.V., Planet Hollywood Asia Pte, Ltd. and PlanetHollywood Asia.com, Inc.); and Memorabilia reasonably necessary to operate the foregoing Core Assets.

                  "CREDIT CARD AGREEMENTS" or "CREDIT CARD AGREEMENT" means those agreements listed on SCHEDULE 1.1(D) hereto, as amended from time to time in accordance with the terms of this Agreement.


                  "CREDIT CARD DEPOSITORY ACCOUNT AGREEMENT" means an agreement substantially in the form of the agreement attached as EXHIBIT M.


                  "CREDIT CARD OBLIGOR" means any of American Express Travel Related Services Company, Inc., Master Card, VISA, Diners Club, Discover, and, after the Closing Date, any other Person that the Agent deems reasonably acceptable in its sole discretion; PROVIDED, HOWEVER, that on the Closing Date the Company shall (i) notify each of the above entities (and after the Closing Date, the credit card obligors subsequently approved as aforesaid) and inform such Person in writing of the Agent's security interest in the Receivables due to any of the Company Parties from such Person and direct such Person to remit all payments with respect to such Receivables directly to the Blocked Account, such notice and direction to be substantially in the form of EXHIBIT N (the "PAYMENT DIRECTION NOTICE"), and (ii) deliver a Credit Card Depository Account Agreement executed by such Person.


                  "CURRENT MARKET PRICE" per share means, on any date specified herein for the determination thereof, (a) the average daily Market Price of the New Class A Common Stock for those days during the 15-day period ending on such date, on which the national securities exchanges were open for trading, and (b) if the New Class A Common Stock is not then listed, designated as a national market system security or quoted in the over-counter market, the Market Price on such date.


                  "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.


                  "DEPOSITORY ACCOUNTS" means the lock-box or blocked depository accounts maintained by the Company or any other Company Party pursuant to
Section 7.15 for the collection of cash of the Company or any other Company
Party.


                  "DEPOSITORY ACCOUNT AGREEMENT" means each agreement, substantially in the form of the agreement attached as EXHIBIT O among a Depository Bank, the Company or any other Company Party and the Agent, delivered to the Agent when required pursuant to Section 7.15 hereof, as each such agreement may be modified and supplemented and in effect from time to time.


                  "DEPOSITORY BANK" means each financial institution at which a Depository Account is maintained.


                  "DESIGNATED BORROWING OFFICER" means the Chief Financial Officer of the Company.


                  "DESIGNATED FINANCIAL OFFICER" means the Chief Financial Officer of the Company.


                  "DISBURSEMENT ACCOUNT" means the deposit account in the name of the Company maintained at a bank in the United States of America designated by the Company to the Agent into which there shall be deposited proceeds of Loans and funds disbursed to the Company by the Agent.

                  "DOLLARS" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.


                  "EFFECTIVE DATE" means the Closing Date.


                  "EMPLOYEE SAVINGS PLAN" means that certain qualified cash or deferred arrangement plan of the Company administered pursuant to Section 4.01(k) of the Code.


                  "EMPLOYMENT AGREEMENT" means the Employment Agreement, dated on or about the date hereof, between Robert Earl and the Company.


                  "ENVIRONMENTAL ACTION" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving a Release (i) from or onto any of the properties presently or formerly owned or leased by the Company or any other Company Party, or (ii) from or onto any facilities which received Hazardous Materials from the Company or any other Company Party, or involving any violation of any Environmental Law.


                  "ENVIRONMENTAL LAWS" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect relating to the regulation and protection of human health, safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss.180 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C.ss.2601 et seq.); the Clean Air Act, as amended (42 U.S.C.ss.7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.1251 et seq.); and their state and local counterparts or equivalents.


                  "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations (including any and all remedial or clean-up costs but excluding ordinary course compliance costs), Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action relating to any environmental condition, violation of Environmental Law, Remedial Actions or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by the Company, or (ii) any facility which received Hazardous Materials generated by the Company or any other Company Party.


                  "ENVIRONMENTAL LIEN" means any Lien securing Environmental Liabilities and Costs incurred by a Governmental Authority.


                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import. References to sections of ERISA shall be construed also to refer to any successor sections.


                  "ERISA AFFILIATE" of a Person means any Company Party and any
(i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Company Party, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Company Party, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Company Party, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.


                  "EVENT OF DEFAULT" is defined in Section 10.1.


                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all existing or future rules and regulations thereunder.


                  "EXCLUDED ASSET SALE" means an Asset Sale described in and permitted by clauses (i), (ii), (iv) or (vi) of Section 8.4(b).


                  "EXTENDED MATURITY DATE" is defined in Section 3.1(h).


                  "FOREIGN ENTITY" and "FOREIGN ENTITIES" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America (consisting of each State thereof and the District of Columbia). All Foreign Entities existing as of the Closing Date are listed on SCHEDULE 1.1(B).


                  "GAAP" means generally accepted accounting principles as such principles shall be in effect in the United States at the relevant date.


                  "GOVERNING BODY" means, with respect to any Person that is a legal entity, the Board of Directors, general partners, managing members, trustees, managers or similar governing body entitled by the Constitutive Documents of such Person to control and direct the affairs and management of such Person.


                  "GOVERNMENTAL AUTHORITY" means any nation, state, county, city or political subdivision and any official, agency, arbitrator, authority, court, department, commission, board, bureau, instrumentality or governmental body of any thereof.


                  "GUARANTEE" of any Person means any obligation of such Person guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.


                  "GUARANTOR" means collectively (i) the Active Guarantors and the Inactive Guarantors, and (ii) any other entity that, after the Closing Date, becomes a direct or indirect Subsidiary of any Company Party, and executes a Guaranty.

                  "GUARANTY" means a guaranty containing the joint and several obligations of each Guarantor, dated as of the date hereof, made by a Guarantor in favor of the Agent for the benefit of the Purchasers, as the same may at any time be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, substantially in the form of the Guaranty attached as EXHIBIT B hereto.


                  "HAZARDOUS MATERIAL" means (i) any element, compound or chemical that is defined, listed or otherwise classified as a solid waste, contaminant, pollutant, toxic pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, or special waste under any Environmental Law, (ii) petroleum and its refined fractions, (iii) any polychlorinated biphenyls, (iv) any flammable, explosive or radioactive material, and (v) any asbestos-containing material.


                  "HOLDER" means each Purchaser and/or any subsequent direct or indirect transferee of any Note and/or Warrants or securities issuable upon the conversion of any Obligations or the exercise of any Warrants.


                  "HOSPITALITY" means Planet Hospitality Holdings, Inc., a Florida corporation.


                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended, and the rules and regulations promulgated thereunder.


                  "INACTIVE GUARANTOR" and "INACTIVE GUARANTORS" means (i) the direct or indirect existing Subsidiaries of any Company Party listed as an Inactive Guarantor on SCHEDULE 1.1(C) annexed hereto, and (ii) any other entity that, after the Closing Date, becomes a direct or indirect U.S. Subsidiary of any Company Party, has no business operations (other than those operations that directly relate to maintaining corporate existence) or assets (unless less than $50,000), and executes a Guaranty and Subsidiary Security Agreement in accordance with the terms of this Agreement.


                  "INDEBTEDNESS" of any Person means (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities of the type otherwise referred to elsewhere in this definition directly or indirectly Guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person, and (ix) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements calculated on a basis satisfactory to the Agent and in accordance with accepted practice.

                  "INSURANCE POLICIES" means the insurance policies and coverages required to be maintained by the Company or a Company Party pursuant to Section 7.4.


                  "INSURANCE PROCEEDS" means, at any time, all proceeds or payments to which any Company Party may be or become entitled under any of the Insurance Policies and any and all unearned premiums accrued, accruing or to accrue under any Insurance Policies and all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, plus (i) the amount of any deductibles under such policies and (ii) any interest earned on such proceeds, payments or amounts and less (iii) the reasonable costs and expenses of the Company and the Agent and any Purchaser in collecting such proceeds, payments or amounts, which costs and expenses shall be paid out of such proceeds, payments or amounts.


                  "INSURANCE REQUIREMENTS" means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon any Company Party or applicable to the applicable Asset or any adjoining vaults, sidewalks, parking areas or driveways or any use or condition thereof.


                  "INTELLECTUAL PROPERTY" means all trademarks, service marks, trade names, business names, trade dress, trade styles, designs, logos, slogans, domain names and other source or business identifiers (together with all the goodwill of the business symbolized thereby), design patents, utility patents, and copyrights (including all applications, registrations, rights to apply for registration and recording thereof and all extensions, reissues, divisions, continuations, continuations in part and extensions or renewals thereof), and all rights in inventions, invention disclosures, trade secrets, customer lists, formulae, proprietary information and technology, know-how, licenses, permits, authorizations, franchises, and advertising campaigns or other advertising devices, products, processes, methods, substances or parts, and all other intellectual property rights and other general intangibles of like nature, and any licenses or user rights to the foregoing.


                  "INTERCREDITOR AGREEMENT" means the Intercreditor and Subordination Agreement dated as of the date hereof among the Working Capital Agent, the PIK Trustee, the Agent, and consented to by the Company and the PIK Holders and Purchasers signatory thereto, in form and substance satisfactory to the Purchasers and the Agent establishing, among other things, the lien priority among the parties thereto, as the same may at any time be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, in the form of the Intercreditor Agreement attached as EXHIBIT C hereto.


                  "INVENTORY" means all goods and merchandise of the Company and each Company Party, including, but not limited to, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to accounts receivable or cash.


                  "LEASES" means any lease of real property to which the Company or any other Company Party is a party as lessee or lessor.

                  "LEGAL REQUIREMENT" means (i) with respect to any Person, including the Company Parties, any constitution, act, statute, law, ordinance, treaty, rule, regulation or official interpretation of, or any judgment, injunction, order, decision, decree, license, permit or authorization issued by, any Governmental Authority and (ii) with respect to any Company Party, any legal requirement or rule, regulation, by-law, official interpretation, license, permit, certification or authorization of any self-regulatory organization, licensing authority, stock exchange or trading system, in each case applicable to Persons (including brokers and dealers) involved in the business of managing, trading, underwriting or placing securities, including without limitation those of the National Association of Securities Dealers, Inc. and the New York Stock Exchange.


                  "LIEN" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.


                  "LOAN" means any loan made by the Purchasers to the Company pursuant to the terms of this Agreement.


                  "LOSSES" means all damages, claims, fines, fees, penalties, deficiencies, losses, diminutions in value, expenses (including court costs, fees and expenses of attorneys, accountants, consultants and other experts) and other liabilities, and, with respect to any indemnity, includes all attorneys' fees and expenses in connection with the enforcement and collection of such indemnity.


                  "MARKET PRICE" means, per Share of the New Class A Common Stock, on any date specified herein: (a) if the New Class A Common Stock is then listed or admitted to trading on any national securities exchange, the closing price of the New Class A Common Stock on such date; (b) if the New Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the last sale price of the New Class A Common Stock on such date; or (c) if there shall have been no trading on such date, the average of the reported closing bid and asked price of the New Class A Common Stock, on such date as reported by such national securities exchange or Nasdaq; or (d) if neither (a), (b) nor (c) is applicable, the fair market value per share determined in good faith by the Board of Directors of the Company.


                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the condition (financial or otherwise), operations, performance, properties or Assets or business of (x) the Company or (y) all Company Parties taken as a whole, (ii) the ability of (x) the Company or (y) all Company Parties collectively, to pay or perform their Obligations in accordance with their terms, (iii) the legality, validity or enforceability of this Agreement or any other Note Document or the priority of any Lien, (iv) the legality, validity or enforceability of the issuance of any Shares in connection with this Agreement, the conversion of any of the Obligations or the exercise of any Warrants or otherwise, or (v) the saleability or the value of the Memorabilia taken as a whole, as determined by a third-party appraiser acceptable to the Agent (or, prior to the Working Capital Termination Date, the Working Capital Agent) in its sole discretion.


                  "MATERIAL CONTRACTS" means any and all contracts, instruments, guaranties, licenses or other arrangements to which the Company or any Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would or could reasonably be expected to have a Material Adverse Effect.


                  "MATURITY DATE" means the second anniversary of the date hereof, as such date may be extended pursuant to Section 3.1(h) hereof, or any earlier date on which the Loans and the Notes shall be due and payable in full in accordance with the terms of this Agreement.


                  "MEMBERSHIP INTEREST" means the 20% membership interest in Times Square Partners LLC currently held by Hospitality.


                  "MEMORABILIA" means (i) all memorabilia, collectibles, souvenirs, keepsakes or any other tangible personal property (and the ownership and Authenticity Documents related thereto) owned by any Company Party the market value of which is to any extent derived from any association with (A) a celebrity, entertainer or athlete or any other person reasonably understood to be a celebrity, entertainer or athlete, or (B) any motion picture, television program, series of television programs or sports or entertainment event, and
(ii) all memorabilia, collectibles, souvenirs or keepsakes recognized as such by the Agent, to or in which any Company Party has a right of ownership (including, without limitation, all items at any time appearing on the Memorabilia Report and any Memorabilia Change Report).


                  "MEMORABILIA AGENT" means the Working Capital Agent until the Working Capital Facility Termination Date, and thereafter, the Agent.


                  "MEMORABILIA CHANGE REPORT" is defined in Section 7.5(f).


                  "MEMORABILIA REPORT" means the master report listing all items of Memorabilia generated by a computer program maintained by the Company which identifies the Memorabilia by item number, and which otherwise complies with
Section 7.5(f) as the same is updated, amended or supplemented from time to time.


                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 3(37) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to (or required to be contributed to) by the Company or any ERISA Affiliate.


                  "NET CASH PROCEEDS" means with respect to any Asset Sale or multiple Asset Sales to one Person or a group of related Persons, any aggregate payments of cash or Cash Equivalents received by a Company Party from or in respect of any such Asset Sale(s), net of repayment of Indebtedness (other than Indebtedness in respect of the Working Capital Facility) secured by a Permitted Lien on the Asset which is the subject of the Asset Sale having a priority senior to the priority of the Lien of the Agent on such Asset and also net of reasonable direct out of pocket expenses and customary fees of such sale(s) and net of taxes paid (or anticipated to be paid and that are escrowed for such purpose); PROVIDED, HOWEVER, that no sales commissions or other fees in connection with any such sale(s) shall be paid to any Affiliate of any Company Party. "Net Cash Proceeds" shall include all payments or other distributions to a Company Party of cash or property in respect of the Membership Interest.


                  "NET PROCEEDS" means with respect to any Asset Sale or multiple Asset Sales to one Person or a group of related Persons, the sum of all Net Cash Proceeds and all non-cash proceeds received by a Company Party from or in respect of any such Asset Sale(s).

                  "NEW CLASS A COMMON STOCK" means the Class A shares of authorized common stock, par value $.01 per share, of the Company.


                  "NEW CLASS B COMMON STOCK" means the Class B shares of authorized common stock, par value $.01 per share, of the Company.


                  "NEW COMMON STOCK" means collectively, the New Class A Common Stock, the New Class B Common Stock, par value $.01 per share, of the Company, and any other common stock of the Company authorized to be issued.


                  "NEW MONEY INVESTORS" means those certain Persons that are acquiring 7.0 million shares of New Class B Common Stock of the Company for an aggregate purchase price of not less than $30,000,000.00 pursuant to the Plan of Reorganization.


                  "NOTE" means one or more of the promissory notes from the Company to one or more of the Purchasers in respect of one or more Loans.


                  "NOTE DOCUMENTS" means (i) this Agreement, (ii) the Notes,
(iii) each Guaranty, (iv) the Security Documents, (v) the Registration Rights Agreement, (vi) the Intercreditor Agreement, (vii) the Blocked Account Agreement, the Depository Account Agreements, each Payment Direction Notice, and each Credit Card Depository Account Agreement, (viii) the Warrants, and (ix) all other documents and instruments executed and/or delivered in connection herewith.


                  "NOTE PERCENTAGE" means, as to each Purchaser at any time, the ratio of the percentage of the outstanding principal amount of Loans made by such Purchaser (or such Purchaser's interest therein, as applicable) at such time to the aggregate outstanding principal amount of all Loans at such time; PROVIDED, that the initial Note Percentage of each Purchaser is set forth on
SCHEDULE 2.1.


                  "NOTE RATE" means 14% per annum.


                  "NOTICE OF BORROWING" is defined in Section 2.3.


                  "OBLIGATIONS" means all Loans, advances, debts, liabilities, and other obligations for monetary amounts (whether or not such amounts are liquidated, contingent or otherwise determinable) owing by a Company Party or all of them to the Agent or any Purchaser, or any Subsidiary or Affiliate of the Agent or a Purchaser, and all other covenants, duties and obligations, in each case of any kind or nature, direct or indirect, present or future, secured or unsecured, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement, the Notes or any of the other Note Documents, whether at maturity or by prepayment, acceleration, declaration of default or otherwise, including, without limitation, the principal amount of the Notes, as well as all interest thereon (including all amounts in respect of interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Company Party, whether or not a claim in respect thereof is allowed in any such case, proceeding or other action), and all other fees, charges, costs, expenses, attorneys' fees and any other sum chargeable to a Company Party under any of the Note Documents.

                  "OPERATING LEASE OBLIGATIONS" means all obligations and indebtedness of the Company and its Subsidiaries in respect of leases of property (whether real, personal or mixed), other than Capitalized Lease Obligations.


                  "OPTION PLAN" means one or more stock option plans to be implemented by the Company providing for the issuance to management and Celebrities (as defined in the Plan of Reorganization) of options to purchase up to 1.0 million shares of New Class A Common Stock on a fully diluted basis.


                  "OVERDUE RATE" means the Note Rate then in effect from time to time, plus 2% per annum.


                  "PAYMENT DIRECTION NOTICE" means a notice and direction substantially in the form of the notice and direction annexed as EXHIBIT N.


                  "PAYMENT OFFICE" means the place designated by the Agent in writing from time to time at which payments are to be made by the Company or any other Company Party under this Agreement or any other Note Document.


                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.


                  "PERMITTED INVESTMENTS" means (a) direct obligations of the United States of America or of any agency thereof or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than 180 days from the date of acquisition thereof by such Person; (b) deposit accounts with or certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than ninety (90) days from the date of acquisition thereof by such Person; (c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("MOODY'S"), respectively, maturing not more than ninety (90) days from the date of acquisition thereof by such Person; and
(d) investments in money market funds rated AAAm or AAAm-G by S&P and Aaa by Moody's.


                  "PERMITTED LIENS" is defined in Section 8.1.


                  "PERMITTED PIK NOTE PAYMENTS" means any payment of principal or interest required to be made under the PIK Notes, but only to the extent that all Company Parties have, on a consolidated basis, cash plus availability for the borrowing under a working capital credit facility (which, as of the Closing Date, is the Working Capital Facility), as of each date of determination (as determined by the Agent in its reasonable judgment) of at least $25,000,000.


                  "PERSON" means an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.


                  "PH TRADEMARKS" means the trademarks listed on SCHEDULE 3.9.


                  "PIK HOLDERS" means the holders of the PIK Notes.

                  "PIK INDENTURE" means the indenture, dated as of the date hereof, among the Company, as issuer, the Guarantors, and the PIK Trustee, as trustee, pursuant to which the PIK Notes were issued, as the same may be amended, modified, supplemented or restated from time to time.


                  "PIK NOTES" means the 10% Secured Deferrable Interest Notes Due 2005 issued pursuant to the PIK Indenture, as the same may be modified, supplemented or restated from time to time.


                  "PIK TRUSTEE" means United States Trust Company of New York, as trustee under the PIK Indenture, and its successors and assigns, pursuant to which the PIK Notes were issued.


                  "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA, or in respect of which the Company or any ERISA Affiliate has any liability under ERISA.


                  "PLAN OF REORGANIZATION" means that certain Plan of Reorganization of the Company and certain of its Subsidiaries, dated December 13, 1999, which was entered on January 21, 2000, as amended, restated, supplemented or otherwise modified, and as confirmed by the Confirmation Order.


                  "PLEDGE AGREEMENT" means the Pledge Agreement substantially in the form of EXHIBIT F-1 hereto by the Company in favor of the Agent for the benefit of the Purchasers, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.


                  "PRIME RATE" means the interest rate per annum publicly announced from time to time by the Bank of New York, New York as its Prime Rate, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Prime Rate. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank of New York to any borrower.


                  "PROPERTY" means any property; any assets; any evidences of indebtedness of the Company or other Person; any capital stock of the Company or any other Person; any Rights; or any Convertible Securities.


                  "PURCHASER" means each Purchaser signatory hereto and any subsequent direct or indirect transferee of such Person's interest in the Loans, this Agreement, any Notes and the other Note Documents.


                  "RECEIVABLES" means with respect to any Credit Card Obligor, the amount owed by such Credit Card Obligor to the Company or any other Company Party under a charge account agreement arising from sale of merchandise or services by the Company or any other Company Party.


                  "REGION III" means Planet Hollywood (Region III), Inc., a Florida corporation.


                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, between the Purchasers, the Company, the New Money Investors and certain other parties thereto, as the same may at any time be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, substantially in the form of the Registration Rights Agreement attached as EXHIBIT G hereto.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, injection, discharging, injecting, escaping, leaching, dumping or disposing (including abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous substance, pollutant or contaminant) of a Hazardous Material into the indoor or outdoor environment or onto or from any property presently or formerly owned or operated by the Company or any other Company Party, or at any disposed facility that received Hazardous Materials generated by the Company or any other Company Party including the migration of Hazardous Materials through or in the air, soil, surface water, groundwater or property.


                  "REMEDIAL ACTION" shall mean all actions taken to (i) monitor, assess, evaluate, investigate, clean up, remove, remediate, treat, contain or in any other way address Hazardous Materials in the indoor or outdoor environment;
(ii) prevent or minimize a Release or threatened Release of Hazardous Materials so that the Release or threatened Release does not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any other actions authorized by 42 U.S.C. ss. 9601.


                  "REPORTABLE EVENT" shall mean any of the events described in
Section 4043(c) of ERISA with respect to a Plan (other than events for which the notice requirements have been waived).


                  "REQUIRED PURCHASERS" means, on any date, Purchasers holding at least 66 2/3% of the principal amount of Notes outstanding on such date.


                  "RIGHTS" means warrants, options or other rights to acquire capital stock, membership interests or other equity securities of a specified Person.


                  "SECTION 7.1(B) CERTIFICATE" is defined in Section 7.1(b).


                  "SECURITIES ACT" means the Securities Act of 1933, as amended.


                  "SECURITY" has the meaning specified in section 2(1) of the Securities Act.


                  "SECURITY AGREEMENT" means the Security Agreement dated as of the date hereof among the Company and the Agent for the benefit of the Purchasers, in form and substance satisfactory to the Purchasers and the Agent, substantially in the form of EXHIBIT H hereto, as the same may at any time be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.


                  "SECURITY DOCUMENTS" means (i) the Security Agreement, (ii) the Subsidiary Security Agreements, (iii) the Pledge Agreement, (iv) the Subsidiary Pledge Agreements, (v) the Assignment for Security (Trademark), substantially in the form of Exhibit A to the Security Agreement, and (vi) the Assignment for Security (Copyrights), substantially in the form of Exhibit B to the Security Agreement, in each case to be executed pursuant to the Security Agreement and Subsidiary Security Agreements.


                  "SHARE" means a share of New Class A Common Stock of the Company.

                  "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction for which such Person's property would constitute unreasonably small capital.


                  "SPECIAL DISTRIBUTION" has the meaning given it in Section 3.8(i).


                  "SPECIAL NOTICE" means the notice sent by a holder to the Company indicating its preference to have any Special Distribution set aside for its benefit upon any exercise of the Conversion Option.


                  "SUBSIDIARY" means Planet Hollywood Memorabilia Inc., Region III, Hospitality and, with respect to any Person, any corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other business entity of which an aggregate of more than 50% of the outstanding stock or other interests entitled to vote in the election of the Board of Directors or governing body performing like functions of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person; PROVIDED, HOWEVER, that if the Company has the power to direct or cause the direction of the management and/or policies of such Person, then the language "more than 50%" in this definition shall read 50% or more.


                  "SUBSIDIARY PLEDGE AGREEMENT" means the Pledge Agreement substantially in the form of EXHIBIT F-2 hereto by each Guarantor in favor of the Agent for the benefit of the Purchasers, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.


                  "SUBSIDIARY SECURITY AGREEMENT" means the Security Agreement made by each Guarantor in favor of the Agent for the benefit of the Purchasers, substantially in the form of EXHIBIT I hereto, as the same may at any time be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.


                  "TAXES" is defined in Section 7.1.


                  "TERMINATION DATE" means the earlier of the Maturity Date and any earlier date pursuant to which this Agreement and/or the Commitment may be terminated as provided herein.


                  "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Plan, (ii) the withdrawal of the Company or any ERISA Affiliate from a Plan during a plan year in which the Company or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA, or (iv) the institution by the PBGC of proceedings to terminate a Plan.


                  "TSP" means Times Square Partners LLC, a New York limited liability company.


                  "TSP AGREEMENT" means the Amended and Restated Limited Liability Company Operating Agreement of TSP, dated as of December 3, 1997, among Intell Times Square LLC, Madison Broadway Associates LLC, SPE Times Square, Inc., Hospitality and Ned White.


                  "U.S. SUBSIDIARIES" or "U.S. SUBSIDIARY" means any Subsidiary that has (i) its domicile in the United States of America, and/or (ii) its principal place of business or Assets in the United States of America.


                  "WARRANTS" means the Warrants granted by the Company to a Purchaser to purchase Shares of the Company's New Class A Common Stock, substantially in the form of EXHIBIT D.


                  "WORKING CAPITAL AGENT" means the Person designated as the "Agent" from time to time under the Working Capital Credit Agreement.


                  "WORKING CAPITAL CREDIT AGREEMENT" means the Revolving Credit Agreement dated on or about the date of this Agreement, among the Company, CIT/WLR, certain Subsidiaries and the Working Capital Agent, as amended, modified or supplemented from time to time in accordance with the terms thereof.


                  "WORKING CAPITAL FACILITY" means the revolving credit facility granted from CIT/WLR pursuant to the Working Capital Credit Agreement.


                  "WORKING CAPITAL FACILITY TERMINATION DATE" means the earlier of (x) the Maturity Date hereunder, (y) the maturity date under and as defined in the Working Capital Credit Agreement, and (z) any earlier date pursuant to which the Working Capital Credit Agreement may be terminated as expressly provided therein.


                  (b) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.


                  (c) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made reasonable inquiry into the subject matter of such representation, warranty or other statement.


                  (d) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; and (vi) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

                                    ARTICLE 2

                               LOANS AND WARRANTS


                  2.1. Loans. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth, each Purchaser severally agrees to make Loans to the Company at any time and from time to time on or after the date hereof to, but not including, the Termination Date, in an aggregate principal amount not exceeding at any one time its Note Percentage of the Commitment at such time. No Purchaser shall have an obligation to make Loans hereunder on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans at such time, would cause the aggregate amount of all Loans at any time to exceed the Commitment at such time. Once borrowed, amounts repaid may not be reborrowed.


                  2.2. Notes. Subject to Section 12.3 (and other applicable provisions of this Agreement), the obligation of the Company to repay the unpaid principal amount of the Loans, and to pay interest thereon, shall be evidenced by a Note in the principal amount of $10,000,000.00, in the form of Exhibit A hereto.


                  2.3. Notice of Borrowing; Making of Loans.


                  (a) Whenever the Company desires to borrow, the Designated Borrowing Officer shall provide telephonic notice of a proposed borrowing or written notice of such proposed borrowing (a "NOTICE OF BORROWING") to the Agent not later than 12:00 noon (New York City time) at least one (1) Business Day before the date of such proposed borrowing. The Notice of Borrowing shall set forth (i) the date, which shall be a Business Day, on which such borrowing is to occur and (ii) the principal amount of the Loan being borrowed. If requested by the Agent, any such telephonic notice shall be confirmed by the Designated Borrowing Officer in writing by delivery to the Agent on or before the close of business on the date on which such Loan is to be made (but prior to such Loan being made) of a notice containing the original or facsimile signature of the Designated Borrowing Officer. The Agent shall provide each Purchaser with prompt notice of each Notice of Borrowing. Except as otherwise provided in subsection 2.3(e), on the date specified in such notice, each Purchaser shall, subject to the terms and conditions of this Agreement, fund its Note Percentage of such Loan in immediately available funds by wire transfer to the Agent at its Office not later than 1:30 p.m. (New York City time). Unless the Agent determines that any applicable conditions in Section 4.2 have not been satisfied, the Agent shall make the funds so received from the Purchasers available to the Company not later than 2:30 p.m. (New York City time) on the date specified in such notice in immediately available funds by depositing such proceeds in the Disbursement Account.


                  (b) Reliance on Designated Borrowing Officer. The Agent and each Purchaser shall be entitled to rely conclusively on the Designated Borrowing Officer's authority to request a Loan on behalf of the Company until the Agent and such Purchaser receives written notice to the contrary. The Agent and the Purchasers shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a Loan, the Agent and the Purchasers shall have no duty to verify the identity of any Person representing himself or herself as a Designated Borrowing Officer.

                  (c) No Liability. The Agent and the Purchasers shall not incur any liability to the Company or any other Person in acting upon any telephonic notice referred to above which the Agent and the Purchasers believe in good faith to have been given by the Designated Borrowing Officer or for otherwise acting in good faith under this Section 2.3; and, upon the funding of a Loan by the Purchasers in accordance with this Agreement pursuant to any such telephonic notice, the Company shall have effected a Loan hereunder.


                  (d) Amount of Borrowings. Each Notice of Borrowing pursuant to this Section 2.3 shall be irrevocable, and the Company shall be bound to make a borrowing in accordance therewith. Each Loan shall be in a minimum amount of $500,000.


                  (e) Several Obligations of Purchasers. All Loans under this Agreement shall be made by the Purchasers simultaneously and proportionately to their Note Percentages, it being understood that no Purchaser shall be responsible for any default by any other Purchaser in such other Purchaser's obligation to make a Loan requested hereunder nor shall the commitment or obligation of any Purchaser to make its Note Percentage of a Loan be increased or decreased as a result of the default by any other Purchaser in such other Purchaser's obligation to make its share of a Loan requested hereunder.


                  (f) Availability Under Working Capital Facility. Notwithstanding anything to the contrary set forth elsewhere herein, the Company shall not be permitted to borrow and no Purchaser shall be required to lend hereunder at any time that the Company may borrow any amount under the Working Capital Loan Facility.


                  2.4. Reduction of Current Commitment. At any time or from time to time, and without penalty or premium, the Company may reduce the Commitment to an amount (which may be zero) not less than the sum of (i) the unpaid principal amount of all Loans then outstanding plus (ii) the principal amount of all Loans not yet made as to which notice has been given by the Company under
Section 2.3 hereof. Any reduction shall be in an amount which is an integral multiple of $500,000. Reduction of the Commitment shall be made by providing not less than two (2) Business Days' written notice (which notice shall be irrevocable) to such effect to the Agent (which notice the Agent shall promptly transmit to each Purchaser). Reductions of the Commitment are irrevocable and may not be reinstated. Each such reduction shall reduce each Purchaser's Note Percentage of the Commitment proportionately.


                  2.5. Warrants. Subject to the terms and conditions set forth herein, the Company shall issue to the Purchasers, and the Purchasers shall acquire from the Company, the Warrants for Shares as set forth in SCHEDULE 2.1.





                                    ARTICLE 3

                                PAYMENT OF LOANS


                  3.1. Payments.


                  (a) Principal. The entire outstanding principal amount of the Loans shall be due and payable upon the earliest of (i) the occurrence of an Event of Default (other than under Sections 10.1(l) or

(m)) following which the Agent elects to accelerate the maturity and payment of the Obligations, (ii) automatically upon the occurrence of an Event of Default under Sections 10.1(l) or (m), and (iii) the Maturity Date.


                  (b) Manner of Payment. All payments (including prepayments) of principal, interest, fees and expenses and other amounts payable hereunder or under any of the other Note Documents shall be made to the Agent, for the benefit of the Purchasers, at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Upon receipt by the Agent of each such payment, the Agent shall promptly distribute to each Purchaser, at its address for notices set forth on SCHEDULE 2.1, such Purchaser's pro rata share of such payment in accordance with such Purchaser's Note Percentage and shall wire advice of the amount of such credit to each Purchaser.


                  (c) Date of Payment. If any payment becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Note Rate (or Overdue Rate) during such extension.


                  (d) Overdue Payments. Any amount that is due and payable by any Company Party under this Agreement, the Notes or any other Note Document that is not paid when due shall bear interest, for each day from (and including) the date such amount was due and payable to (but excluding) the date of payment thereof, at the Overdue Rate in effect from time to time.


                  (e) Maximum Charges. In no event whatsoever shall interest and other charges hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by the Company, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Purchaser shall promptly refund such excess amount to the Company and the provisions hereof shall be deemed amended to provide for such permissible rate.


                  (f) No Right of Set Off. No Company Party shall have the right to set off any amounts owed under this Agreement against any amounts, if any, owed or claimed to be owed, now or in the future to any Company Party or other person by the Agent or any Purchaser or any of their Affiliates resulting from any claims, rights, damages, demands, causes of action or liabilities of any nature whatsoever, known or unknown, contingent or fixed, whether due or to become due, that any Company Party has had, now has or may have at any future time by reason of any cause, matter or thing whatsoever, directly or indirectly.


                  (g) Costs, Fees and Expenses. Each Company Party shall pay all costs, fees and expenses and all other amounts payable pursuant to this Agreement or the other Note Documents as and when provided herein or in the other Note Documents.


                  (h) Extension of Maturity Date. The Company shall have (i) a single right to extend the Maturity Date to the 90th day after the initial Maturity Date (the "EXTENDED MATURITY DATE") upon delivery to the Agent of written notice of such extension on or before the 10th day prior to the initial Maturity Date, together with an extension fee of $75,000.00, and (ii) a single right to extend the Extended

Maturity Date to the 88th day after the Extended Maturity Date upon delivery to the Agent of written notice of such additional extension on or before the 10th day prior to the Extended Maturity Date, together with an additional extension fee of $75,000.00. Both such extension rights may be exercised simultaneously by delivery of a single notice, timely given, together with payment of $150,000.00 in respect of both of the foregoing extension fees.


                  3.2. Interest. The outstanding principal amount of each Loan from time to time shall bear interest (a) from (and including) the date of the making of such Loan to (but excluding) the date of payment in full thereof, at the Note Rate in effect from time to time, and (b) upon and during the continuance of an Event of Default, and from and after the Maturity Date, at the Overdue Rate in effect from time to time. The Company shall pay such accrued interest to Agent monthly, in arrears, on the 1st day of each calendar month prior to the Maturity Date (commencing on June 1, 2000) and at maturity. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.


                  3.3. Optional Prepayments.


                  Subject to Sections 3.5 and 3.8, the Company shall have the option at any time and from time to time to prepay the outstanding Loans, either in whole or in part (but if in part, then in units of $1,000,000 or an integral multiple of $100,000 in excess thereof) by payment of the principal amount of the Loans, or portion thereof to be prepaid, together with accrued interest thereon to but not including the date of such prepayment.


                  3.4. Mandatory Prepayments.


                  (a)      Core Assets; Non-Core Assets During Default.



                           (i) Upon any Asset Sale (x) at any time that no Default or Event of Default has occurred and is continuing, with respect to a Core Asset, and (y) after the occurrence and during the continuance of a Default or an Event of the Default, with respect to a non-Core Asset, the Company shall pay, or shall cause any other applicable Company Party to pay, the Net Cash Proceeds therefrom first, to the Working Capital Agent in repayment of any Indebtedness then due and payable under the Working Capital Credit Agreement and the balance remaining to the Agent in repayment of the Obligations hereunder.


                           (ii) Upon any Asset Sale with respect to a Core Asset after the occurrence and during the continuance of a Default or an Event of the Default, the Company shall pay, or shall cause any other applicable Company Party to pay, the Net Cash Proceeds therefrom first, to the Working Capital Agent in repayment of any Indebtedness then due and payable under the Working Capital Credit Agreement, then (without duplication) an amount equal to the undrawn amount of all outstanding letters of credit under the Working Capital Credit Agreement (which amount shall be held by the Working Capital Agent as cash collateral in respect of such letters of credit), and the balance remaining to the Agent in repayment of the Obligations hereunder.

                  (b)      Assets Sales Generally.
                           ----------------------


                           (i) Subject to Sections 3.4(a) and 3.4(b)(ii) and
         (iii), upon any Asset Sale (other than an Excluded Asset Sale) with respect to any Asset other than a Core Asset, the Company shall pay, or shall cause the applicable Company Party to pay, the Net Cash Proceeds therefrom to the Working Capital Agent in repayment of Indebtedness then due and payable under the Working Capital Credit Agreement and may retain any balance remaining.


                           (ii) From and after the date that the aggregate amount of Asset Disposition Proceeds from Asset Sales of non-Core Assets equals or exceeds $7,000,000.00, then upon any Asset Sale (other than an Excluded Asset Sale) with respect to any Asset (including Core Assets and non-Core Assets), the Company shall pay, or shall cause any other applicable Company Party to pay, the Net Cash Proceeds therefrom first, to the Working Capital Agent in repayment of any Indebtedness then due and payable under the Working Capital Credit Agreement and the balance remaining to the Agent in repayment of the Obligations hereunder.


                           (iii) Upon and during the continuance of a Default or an Event of Default, if any Asset Sale, Casualty or Condemnation shall occur with respect to any Collateral or any other Asset of any Company Party, then the Company shall pay (or shall cause any other applicable Company Party to pay) the Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds therefrom, as the case may be (A) first, to the Working Capital Agent in repayment of any outstanding Indebtedness then due and payable under the Working Capital Credit Agreement, and (B) second, the balance remaining, if any, to the Agent in respect of the Obligations hereunder; PROVIDED, HOWEVER, that if (1) any such balance under clause (B) is paid to the Agent while a Default (but before an Event of Default) exists, (2) such Default is cured before the expiration of any applicable grace period therefor, and (3) the Company or any other Company Party is not otherwise required to pay the same to the Agent under this Section 3.4, then promptly after receipt from the Company of evidence of such timely cure, and provided that no further Default or Event of Default shall then have occurred and be continuing, the Agent shall return such balance to the Company.


                  (c)      Reduction of Commitments.
                           ------------------------


                           (i) Subject to Section 3.4(c)(iii), the Commitment hereunder shall be permanently reduced from time to time by (A) the amount of all Asset Disposition Proceeds received by or on behalf of the Company or any other Company Party from time to time from Asset Sales in respect of Core Assets, and (B) the amount of Asset Disposition Proceeds in excess of $7,000,000.00 received by or on behalf of the Company or any other Company Party from time to time from Asset Sales (other than Excluded Asset Sales) in respect of non-Core Assets.


                           (ii) Subject to Section 3.4(c)(iii), the
         $15,000,000.00 commitment under the Working Capital Credit Facility shall be permanently reduced by the amount of all Asset Disposition Proceeds from Asset Sales (other than Excluded Asset Sales) received from time to time by or on behalf of the Company or any other Company Party at any time that any Obligations hereunder are outstanding.

                           (iii) For the purpose of Sections 3.4(c)(i) and (ii) only, Asset Disposition Proceeds shall not include any Net Proceeds that are not cash or Cash Equivalents until such time as such amounts have been reduced to cash or Cash Equivalents, whereupon the reductions described in Sections 3.4(c)(i) and (ii) shall be made in respect of such amounts.


                  3.5. Notice of Prepayments. The Company shall give written notice of any optional prepayment of any Loans under Section 3.3 to the Agent and each Purchaser not less than 45 days nor more than 60 days before the date fixed in such notice for such prepayment of such Loans. Such notice shall specify (a) the date of prepayment and (b) the principal amount of Loans to be prepaid on such date, together with the amount of accrued interest thereon. Any such notice of prepayment shall be irrevocable and, having been so given, the aggregate principal amount of the Loans specified in such notice, together with accrued interest thereon, if any, shall be due and payable on the prepayment date set forth in such notice.


                  3.6. Application of Payments. All payments (including prepayments) shall be applied in the following manner: first, to any unpaid fees, costs and expenses due to the Agent or any Purchaser hereunder or under any other Note Document; second, to the payment of all other Obligations other than principal and interest; third, to accrued and unpaid interest on the Loans; and last, to the outstanding principal amount of the Loans. All partial prepayments shall be applied on all outstanding Notes, if more than one, ratably in accordance with the unpaid principal amounts thereof.


                  3.7. Fees and Expenses.


                  (a) In General. As a condition precedent to the Purchasers' obligation to make any Loans, the Company shall pay or deliver to the Agent or the Purchasers, as applicable, at Closing the following fees and expenses: (i) to the Purchaser, the outstanding balance due of the $400,000 commitment fee in respect of this Agreement, (ii) to the Agent, for delivery to the Persons listed on SCHEDULE 3.7(A) hereto, a total of 350,000 Shares, (iii) to the Agent, the Agent's agency fee of $36,000, (iv) to the Purchasers, the Warrants, and (v) to the Purchasers and the Agent, respectively, all costs and expenses of the Purchasers and the Agent, including without limitation, all reasonable legal and accounting fees and expenses, appraisals, investigations and other due diligence, title and lien searches and the filing and recording of UCC financing statements and other liens and security interests, and all other reasonable costs and expenses in connection with the negotiation and preparation of and for this Agreement and the other Note Documents, and all amounts owed under the Commitment Letter between the Company and Bay Harbour Management, L.C. dated as of February 3, 2000.


                  (b) Unpaid Amounts. To the extent that on the Closing Date the Company or any other Company Party does not pay any portion of any amounts due on the Closing Date, including under clause (v) of Section 3.7 (a), then from and after the Closing Date such unpaid portion shall be added to and shall be a part of the Obligations.


                  3.8. Conversion Option.


                  (a) Right to Convert. From time to time while any Obligations are outstanding, each Purchaser (a "CONVERTING PURCHASER") shall have the right to convert all or any portion of its Note

Percentage of the outstanding Obligations into Shares of New Class A Common Stock at a rate per Share equal to the Conversion Price (the "CONVERSION OPTION").


                  (b) Exercise of Option. To elect to convert any of the Obligations into Shares, the Converting Purchaser shall give written notice to the Company of such election setting forth (i) the effective date of such election, (ii) the amount of the Obligations to be converted, including the portion thereof that constitutes principal under the Loans, and (iii) the corresponding number of Shares to be received by such Converting Purchaser. On the effective date of such a conversion, (A) the outstanding amount of the Obligations hereunder shall be reduced by an amount equal to the amount of Obligations being converted (and, if necessary, the Notes amended to reflect the same), and (B) the Company shall be deemed to have made, effective as of such date, each of the representations with respect to the Shares set forth in (1) the second and third sentences of Section 5.38(a) and (2) Sections 5.38(c), 5.38(d), 5.38(e), and 5.38(f). Within five (5) business days after the effective date of such election, the Company shall deliver to such Converting Purchaser certificates representing such number of Shares, together with any payment due under Sections 3.8(c) and (d).


                  (c) No Fractional Shares. No fractional Shares shall be issued upon the conversion of any Obligations. Instead of any fractional Share which would otherwise be issuable upon any conversion, the Company shall pay to the Converting Purchaser in cash (by certified check, or wire transfer, of same-day funds) on the effective date of such conversion in respect of such fraction an amount equal to the amount of principal and interest constituting such fractional amount.


                  (d) Interest. At the option of each Converting Purchaser, any accrued but unpaid interest on the principal amount of the Obligations being converted shall be either (i) payable to such Converting Purchaser in cash (by certified check, or wire transfer, of same-day funds) on the effective date of such conversion or (ii) converted into Shares at the Conversion Price in effect as of such date.


                  (e) Adjustments. The Conversion Price and therefore the number of Shares issuable upon conversion, shall be subject to the following adjustments:


                           (i) MECHANICAL ADJUSTMENTS. In case the Company shall at any time or from time to time after the Effective Date:


                                     (A) split or subdivide the outstanding
                  shares of Common Stock into a larger number of shares;


                                     (B) pay a dividend or make a distribution
                  on the outstanding shares of any Common Stock in Capital Stock of the Company in any transaction, in each case, without payment of any consideration by such holder thereof; or


                                     (C) decrease the outstanding shares of any
                  Common Stock into a smaller number of shares by virtue of a combination or reverse stock split;


         then, and in each such case, the Conversion Price in effect immediately prior to such event shall be proportionately adjusted (and any other appropriate actions shall be taken by the Company) so that each Converting Purchaser shall thereafter be entitled to receive the number of Shares or other Securities of the Company which such Converting Purchaser would have owned or had been entitled to receive upon or by reason of any of the events described above, had it exercised its Conversion Option effective immediately prior to the happening of such event (taking into account the effect of Section 3.8(e)(xvi)). An adjustment made pursuant to this clause (i) shall become effective as of (x) the record date of such transaction (or the date of such transaction if no record date is fixed), or (y) in the case of Rights or Convertible Securities that are not immediately exercisable or exchangeable for or convertible into underlying Capital Stock, the date on which such Rights or Convertible Securities become exercisable, exchangeable or convertible.


                           (ii) DISTRIBUTIONS OF CASH OR PROPERTY. If the Company shall at any time or from time to time after the Effective Date distribute Property or cash (other than cash dividends paid in the ordinary course) to any holder of shares of its Common Stock, including without limitation in connection with a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be proportionately adjusted (and any other appropriate actions shall be taken by the Company) so that each Converting Purchaser shall thereafter be entitled to receive Shares or, if applicable, Property or cash, with a fair market value equal to the fair market value of the Property or cash such holder would have owned or been entitled to receive had its Conversion Option been exercised immediately prior to such transaction at the Conversion Price then in effect (taking into account the effect of Section 3.8(e)(xvi)) . Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of such distribution.


                           (iii) ISSUANCES BELOW CURRENT MARKET PRICE. If from time to time after the date hereof the Company shall issue or sell Additional Shares at a consideration per share that is less than the Current Market Price in effect immediately prior to such issuance, then, as of the record date of such transaction (or the date of such transaction if no record date is fixed), the Conversion Price shall be adjusted to equal the Conversion Price in effect immediately prior to such date multiplied by a fraction, (A) the numerator of which shall be
         (1) the number of shares of Common Stock outstanding immediately prior to such date (taking into account the effect of Section 3.8(e)(xvi)), plus (2) the number of shares of Common Stock that the aggregate consideration received for such Additional Shares would purchase at a price per share equal to such Conversion Price and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such date (taking into account the effect of Section 3.8(e)(xvi)), plus (2) the number of Additional Shares so issued. For purposes of this Section 3.8, the issuance of any Additional Shares or other securities, warrants, options or rights includes any sale by the Company and any reissuance or resale by the Company.


                           (iv) RIGHTS AND CONVERTIBLE SECURITIES. If the Company issues any Rights entitling the Purchasers to subscribe for or purchase either any Additional Shares or Convertible Securities that are convertible into or exchangeable for, with or without payment of additional consideration, Additional Shares (such Rights being called "COMMON STOCK RIGHTS" and such Convertible Securities being called "COMMON STOCK EQUIVALENTS"), and the consideration per share for which Additional Shares may at any time thereafter be issuable pursuant to such Common Stock Rights or Common Stock Equivalents (when added to the consideration per share of Common Stock, if any, received for such Common Stock Rights), is less than the Current Market

         Price, the Conversion Price shall be adjusted as provided in Section 3.8(e)(iii) on the basis that (A) the maximum number of Additional Shares issuable pursuant to all such Common Stock Rights or necessary to effect the conversion or exchange of all such Common Stock Equivalents shall be deemed to have been issued and (B) the aggregate consideration (plus the consideration, if any, received for such Common Stock Rights or Common Stock Equivalents) for such maximum number of Additional Shares shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares pursuant to such Common Stock Rights or Common Stock Equivalents.


                           (v) FURTHER ADJUSTMENT. If the Company issues Common Stock Equivalents and the consideration per share of which Additional Shares may at any time thereafter be issuable pursuant to such Common Stock Equivalents is less than the Current Market Price, the Conversion Price shall be adjusted as provided in Section 3.8(e)(iii) on the basis that (A) the maximum number of Additional Shares necessary to effect the conversion or exchange of all such Common Stock Equivalents shall be deemed to have been issued and (B) the aggregate consideration for such number of Additional Shares shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares pursuant to such Common Stock Equivalents. No adjustment of the Conversion Price shall be made under this Section 3.8(e)(v) upon the issuance of any Common Stock Equivalents issued pursuant to the exercise of any Common Stock Rights, to the extent that such adjustment was previously made upon the issuance of such Common Stock Rights pursuant to Section 3.8(e)(iv).


                           (vi) RELEVANT CONVERSION PRICE. For purposes of Sections 3.8(e)(iv) and 3.8(e)(v), the relevant Conversion Price shall be the Conversion Price in effect immediately prior to the earlier of
         (A) the record date for the holders of Common Stock entitled to receive the Common Stock Rights or Common Stock Equivalents and (B) the initial issuance of the Common Stock Rights or Common Stock Equivalents, and the adjustment provided for in either such Section shall become effective immediately after the earlier of the times specified in clauses (A) and (B).


                           (vii) NO ADJUSTMENT. No adjustment of the Conversion Price shall be made under Section 3.8(e)(iv) or 3.8(e)(v) upon the issuance of any Additional Shares pursuant to the exercise of any Common Stock Rights or of any conversion or exchange rights pursuant to any Common Stock Equivalents if such adjustment was previously made in connection with the issuance of such Common Stock Rights or Common Stock Equivalents (or in connection with the issuance of any Common Stock Rights therefor) pursuant to Section 3.8(e)(iv) or 3.8(e)(v).


                           (viii) (a) EXPIRATION. If any Common Stock Rights (or any portions thereof) that gave rise to an adjustment pursuant to
         Section 3.8(e)(iv) or any conversion or exchange rights pursuant to any Common Stock Equivalents that gave rise to an adjustment pursuant to
         Section 3.8(e)(iv) or 3.8(e)(v) expire or terminate without the exercise thereof, the Conversion Price shall be readjusted (but to no greater extent than originally adjusted) on the basis of (A) eliminating from the computation Additional Shares corresponding to such expired or terminated Common Stock Rights or conversion or exchange rights, (B) treating the Additional Shares, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Rights or conversion or exchange rights as having been issued for the consideration actually received and receivable therefor and (C) treating any such Common Stock Rights or conversion or exchange rights that remain outstanding as being subject to exercise on the basis of the consideration payable upon the exercise or conversion thereof as is in effect at such time; PROVIDED, HOWEVER, that any consideration actually received by the Company in connection with the issuance of such Common Stock Rights shall form part of the readjustment computation even though such Common Stock Rights expired without being exercised.


                           (b) Modification of Terms. The Conversion Price shall be readjusted as provided in Section 3.8(e)(iii) and any applicable provisions of Section 3.8(e)(iv) or 3.8(e)(v) if, following the initial adjustment, there is any increase in the number of Additional Shares issuable, or any decrease in the consideration payable upon any issuance of Additional Shares, pursuant to any antidilution provisions of any Common Stock Rights or Common Stock Equivalents.


                           (ix) ADDITIONAL SHARES. (A) If any Additional Shares, Common Stock Rights or Common Stock Equivalents are issued for cash, the consideration received therefor shall be deemed to be the amount of cash received.


                                    (B) If any Additional Shares, Common Stock
                  Rights or Common Stock Equivalents are offered by the Company for subscription, the consideration received therefor shall be deemed to be the subscription price.


                                    (C) If any Additional Shares, Common Stock
                  Rights or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the consideration received therefor shall be deemed to be the public offering price.


                                    (D) In any case not covered by Section
                  3.8(e)(ix)(A), (B) or (C), in determining the amount of any consideration received by the Company in whole or in part other than in cash, the amount of such consideration shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Company, and evidence of such determination shall be filed with the minutes of the Company. If Additional Shares are issued as part of a unit with Common Stock Rights, the consideration received for the Common Stock Rights shall be deemed to be the portion of the consideration received for such unit determined in good faith at the time of issuance by the Board of Directors of the Company, and evidence of such determination shall be filed with the minutes of the Company. If the Board of Directors of the Company does not make any such determination, the consideration received for the Common Stock Rights shall be deemed to be zero. In either event, the consideration received for the Additional Shares shall be deemed to be the consideration received for such unit less the consideration deemed to have been received for the Common Stock Rights.


                                    (E) In any case covered by Section
                  3.8(e)(ix)(A), (B), (C) or (D), in determining the amount of consideration received by the Company, (I) any amounts received or receivable for accrued interest or accrued dividends shall be excluded and (II) any compensation, underwriting commissions or concessions or expenses paid or incurred in connection therewith shall not be deducted.

                                    (F) In any case covered by Section
                  3.8(e)(ix)(A), (B), (C) or (D), there shall be added to the consideration received by the Company at the time of issuance or sale (I) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of rights that relate to Common Stock Equivalents and (II) the minimum aggregate amount of consideration payable upon the conversion or exchange thereof.


                                    (G) If any Additional Shares, Common Stock
                  Rights or Common Stock Equivalents are issued in connection with any merger, consolidation or other reorganization in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair market value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non-surviving person or persons as the Board of Directors of the Company determines in good faith to be attributable to such Additional Shares, Common Stock Rights or Common Stock Equivalents, and evidence of such determination shall be filed with the minutes of the Company.


                           (x) DE MINIMIS CHANGES IN CONVERSION PRICE.
         Notwithstanding anything herein to the contrary, no adjustment under this Section 3.8(e) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of the number of Shares issuable upon any conversion of any Obligations. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any of the Obligations pursuant hereto.


                           (xi) EFFECT OF ADJUSTMENT. Intentionally Omitted.


                           (xii) OTHER SECURITIES. If at any time, as a result of an adjustment made pursuant to this Section 3.8(e), a Purchaser shall become entitled to purchase any Securities other than Shares, the number or amount of such other Securities so purchasable and the purchase price of such Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 3.8(e)(i) through
         Section 3.8(e)(vi), inclusive, and all other relevant provisions of this Section 3.8 that are applicable to Shares shall be applicable to such other Securities.


                           (xiii) UPWARD ADJUSTMENTS. Notwithstanding anything contrary contained in this Section 3.8(e), the Company shall be entitled to make such adjustments in the Conversion Price, in addition to those otherwise required by this Section 3.8(e), as the Board of Directors of the Company in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of Rights or Convertible Securities exercisable or exchangeable for or convertible into additional Shares or other Securities of the Company hereafter made by the Company to its shareholders shall not be taxable; PROVIDED, HOWEVER, that any such adjustment shall be made, as nearly as practicable, in a manner which treats all holders of convertible debt of the Company with similar protections on an equal basis.


                           (xiv) OTHER ADJUSTMENTS. In case the Company at any time or from time to time shall take any action which could have a dilutive effect on the number of Shares that may be issued upon any exercise of the Conversion Option, other than an action described in any of Sections 3.8(e)(i) through 3.8(e)(viii), inclusive, then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company reasonably determines to be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Purchasers and the Agent).


                           (xv) MISCELLANEOUS. Adjustments shall be made pursuant to this Section 3.8(e) successively whenever any of the events referred to in Sections 3.8(e)(i) through 3.8(e)(vi), inclusive, shall occur. If any Conversion Option shall be exercised subsequent to the record date for any of the events referred to in this Section 3.8(e), but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the Converting Purchaser on such record date shall have received, in the aggregate, the kind and number of Shares or other Securities or Property or cash that it would have owned or been entitled to receive on such effective date had such Conversion Option been exercised prior to such record date.


                           (xvi) ADJUSTMENTS IN RESPECT OF NEW CLASS B COMMON STOCK. Without limiting the generality of the foregoing, the Company acknowledges and agrees that the Conversion Price on the date hereof was agreed to and determined by reference to the fully diluted aggregate number of shares of New Class A Common Stock and New Class B Common Stock outstanding on the date hereof (the "HOLDER'S PROPORTIONATE INTEREST"). If at any time any of the events referred to in Section 3.8(e) occur in respect of New Class B Common Stock but not New Class A Common Stock, the Conversion Price shall be appropriately adjusted so that an event with respect to New Class B Common Stock does not have a dilutive effect on the Holder's Proportionate Interest.


                  (f) Reclassification. If the Company, by reclassification of securities or otherwise, will change any of the securities as to which purchase rights under this Conversion Option exist into the same or a different number of securities of any other class or classes, this Conversion Option will thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Conversion Option immediately prior to such reclassification or other change and the Conversion Price therefore will be appropriately adjusted, all subject to further adjustment as provided in this Section 3.8.


                  (g) Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the Capital Stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another Person, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision will be made so that the Purchasers will thereafter be entitled to receive upon exercise of this Conversion Option, during the period specified herein and upon payment of the Conversion Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor Person resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Conversion Option would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Conversion Option had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3.8. The foregoing provisions of this Section 3.8(g) will similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other Person that are at the time receivable upon the exercise of this Conversion Option. If the per-share consideration payable to the Converting Purchaser for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration will be determined in good faith by the Board of Directors of the Company. In all events, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) will be made in the application of the provisions of this Conversion Option with respect to the rights and interests of the Purchasers after the transaction, to the end that the provisions of this Conversion Option will be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Conversion Option.


                  (h) Notice of Adjustment. Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly (and in any case within five Business Days after the effective date of any such adjustment) give to each Purchaser and the Agent notice of such adjustment or adjustments and shall promptly (and in any case within five Business Days after the effective date of such adjustment or adjustments) deliver to each Purchaser and the Agent a certificate of the Company's chief financial officer setting forth (i) the Conversion Price after such adjustment; (ii) a brief statement of the facts requiring such adjustment; and (iii) the computation by which such adjustment was made.


                  (i) Special Distributions. If a Purchaser so elects by sending a Special Notice to the Company, in the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement or in other Property) to holders of New Class A Common Stock or other Securities for which this Conversion Option may then be exercisable (a "SPECIAL DISTRIBUTION"), then the Board of Directors of the Company shall set aside the amount of such dividend or distribution that such Purchaser would have been entitled to receive had it exercised its Conversion Option prior to the record date for such dividend or distribution (taking into account the effect of Section 3.8(e)(xvi)). Upon the exercise of its Conversion Option, the Converting Purchaser shall be entitled to receive the Special Distributions that such Converting Purchaser would have received had its Conversion Option been exercised immediately prior to the record date for each such Special Distribution or distribution. The Company shall notify each Purchaser and the Agent not less than ten Business Days prior to the occurrence of each Special Distribution of its intent to make such Special Distribution. If a Purchaser elects to have such Special Distribution set aside for its benefit upon exercise of its Conversion Option rather than have an adjustment made to the Conversion Price as provided in Section 3.8(e), the Purchaser shall notify the Company by sending a Special Notice prior to the date of any such Special Distribution.


                  (j) Transfer Taxes. The Company will pay any and all stamp, delivery, transfer, documentary and similar taxes or charges that may be payable by it or by any Purchaser in respect of the issuance or delivery of the Shares or other Securities on conversion of any Obligations pursuant hereto.

                  (k) HSR Act. The Company shall make all filings with, and obtain all approvals, consents and actions by, any Governmental Authority necessary to ensure that any conversion of any Obligations complies with the HSR Act. If the effective date of any conversion would occur before the date of expiration or early termination of the waiting period under the HSR Act, such date shall be automatically extended until the date of such expiration or early termination or such later date on which all necessary consents and approvals are obtained thereunder.



                                    ARTICLE 4

                           CONDITIONS TO EFFECTIVENESS


                  4.1. Conditions to Effectiveness. This Agreement and the obligation of the Purchasers to make an initial Loan shall become effective (the "CLOSING") on the date on which all of the following conditions shall have been satisfied (or waived by the Agent, in writing)(the "CLOSING DATE"):


                  (a) Representations and Warranties. Each of the representations and warranties of the Company Parties contained in this Agreement or in any other Note Document shall be true and correct in all respects at and as of the Closing.


                  (b) Covenants. Each Company Party shall have performed and complied with in all respects each of the covenants and agreements required to be performed or complied with in this Agreement or any other Note Document by such Company Party on or before the Closing Date.


                  (c) No Default. There shall not be any Default or Event of Default, both immediately before and immediately after the Closing.


                  (d) Working Capital Facility. The Working Capital Facility shall have been provided by CIT/WLR in the amount of $15,000,000.00 on terms and conditions satisfactory to the Agent and the Purchasers.


                  (e) Delivery of Documents. The Agent shall have received the following, each in form and substance satisfactory to the Agent and the Purchasers and, unless indicated otherwise, dated the Closing Date:


                           (i) Note. The Note, duly executed by the Company;


                           (ii) Security Documents. Each Security Document, duly executed and delivered by, as applicable, the Company and each Active Guarantor and Inactive Guarantor existing as of the Closing Date;


                           (iii) Guaranty. The Guaranty, duly executed and delivered by, as applicable, the Company and each Active Guarantor and Inactive Guarantor existing as of the Closing Date;

                           (iv) Registration Rights Agreement. The Registration Rights Agreement, duly executed and delivered by each party thereto;


                           (v) Intercreditor Agreement. The Intercreditor Agreement, duly executed and delivered by each party thereto;


                           (vi) Warrants. The Warrants, duly executed and delivered by the Company;


                           (vii) Closing Certificate. A certificate from each Company Party (other than the Inactive Guarantors), dated the Closing Date and signed by the Chief Executive Officer or the Chief Financial Officer of such Company Party, certifying that the conditions set forth in Sections 4.1(a), (b), (c), (d), (e), (f), (j), (o), (p), (s), (u),
         (v) and (w) have been performed and satisfied in full on and as of such date;


                           (viii) Authority. A certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of each Company Party (other than the Inactive Guarantors), attaching good standing certificates from the Secretary of State of such Company Party's jurisdiction of incorporation or organization, certifying as to the accuracy and completeness of attached copies of the Constitutive Documents of such Company Party, and resolutions of the Governing Body of such Company Party authorizing and approving (A) each Note Document to which such Company Party is a party and the transactions contemplated hereby and thereby and (B) the execution, delivery and performance by such Company Party of each Note Document;


                           (ix) Incumbency. A certificate of authorized officers of each Company Party (other than Inactive Guarantors), certifying the names and true signatures of the officers of each Company Party authorized to sign each Note Document to which such Company Party is or will be a party and the other documents to be executed and delivered by such Company Party in connection therewith, together with evidence of the incumbency of such authorized officers;


                           (x) Amended and Restated Certificate of Incorporation of the Company. The Certificate of Incorporation of the Company, amended and restated to be in the form attached as EXHIBIT J, and a true and correct copy of such amended and restated Certificate of Incorporation as on file with and certified by the Secretary of State of Delaware;


                           (xi) By-Laws of the Company. The By-Laws of the Company, amended in a form satisfactory to the Agent, in its sole discretion;


                           (xii) Charter of the Guarantors. A copy of the charter of each of Hospitality and Region III, certified as of a date not more than ten (10) Business Days prior to the Closing Date by the appropriate official(s) of the state of incorporation of each such company and as of the Closing Date by an authorized officer of each such company;


                           (xiii) By-Laws of the Guarantors. A copy of the By-Laws of each Guarantor (other than Inactive Guarantors), certified as of the Closing Date by an authorized officer of the such Guarantor;

                           (xiv) Legal Opinions. An opinion of (A) Stroock & Stroock & Lavan, LLP counsel to the Company and the Guarantors (other than Inactive Guarantors) (as to bankruptcy matters, New York law and Delaware law,); (B) Gray, Harris & Robinson, P.A., Florida counsel to the Company and Guarantors as to matters governed under Florida law, and (C) law firms qualified in Texas, Minnesota and Nevada as to due authorization, execution and delivery of the Note Documents under the laws of such states;


                           (xv) Financial Statements. A copy of the financial statements and projections of the Company referred to in Section 5.8 hereof certified by the Designated Financial Officer;


                           (xvi) Plans. A certificate of an authorized officer of each Company Party stating that it has no Plans or any Multiemployer Plans other than the Planet Hollywood Employee Savings Plan;


                           (xvii) Insurance. Evidence in form and substance satisfactory to the Agent and the Purchasers that the Agent has been named as an additional insured and loss payee on each of the insurance policies required to be obtained by the Company or any other Company Party herein or in any Security Document and that each such policy is in full force and effect together with a report of a reputable insurance broker certifying such insurance complies with the requirements of this Agreement and the other Note Documents;


                           (xviii) Lien Evidence. Evidence (including a listing of all effective financing statements which name as debtor each Company Party, tax Liens and judgment Liens) establishing the absence of any Liens on the Collateral (other than Permitted Liens) and upon the request of the Agent, the execution and delivery of any public filings deemed necessary or desirable by the Agent;


                           (xix) Employment Agreement. The Employment Agreement, and the Agreement Regarding Leases, each duly executed by Robert Earl;


                           (xx) Financing Statements. Appropriate financing statements on Form UCC-1, duly executed by each Company Party and duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Note Documents and evidence that all necessary filing fees and taxes or other expenses related to such filings have been paid in full; and


                           (xxi) Other Deliveries. Such other agreements, instruments, approvals, opinions and other documents as the Agent or the Purchasers may reasonably request in connection with the transactions contemplated by the Note Documents, all in forms and substance reasonably satisfactory to the Agent and the Purchasers, in their sole discretion.


                  (f) Lien Priority. The Liens in favor of the Purchasers pursuant to the Note Documents shall be valid and perfected second priority liens on the Collateral, subject to no Liens other than Permitted Liens.


                  (g) Compliance. The Agent shall have received evidence reasonably satisfactory to the Agent of the Company Parties' and each Guarantor's compliance with all Environmental Laws, ERISA, tax and labor matters.

                  (h) Due Diligence. The Purchasers shall have completed the due diligence to its satisfaction, including, without limitation, the Company Parties' books and records and the results of such review shall be in form and substance satisfactory to the Agent.

                  (i) Court Order Approving Note Documents. The Confirmation Order shall not have been amended or modified (without the consent of the Purchasers) and there shall have been no appeal or stay with respect thereto. A court order in form and substance acceptable to the Purchasers shall be entered approving the Note Documents and the transactions completed thereby and such other matters as may be requested by the Purchasers including, without limitation, a finding with respect to the binding nature of (a) the Intercreditor Agreement on the parties thereto or the parties purported to be bound thereby, including, without limitation, the PIK Holders, (b) the Conversion Option and (c) the Warrants, and such Order shall not be subject to any application for a stay pending appeal or other reconsideration with respect thereto and shall not be subject to any such stay or other injunctive relief affecting the enforceability thereof.


                  (j) Plan of Reorganization; Limitation on Plan of Reorganization Payments. The Plan of Reorganization, and all ancillary documents, shall be satisfactory to the Purchasers in all respects, and all conditions precedent to the occurrence of the Effective Date under the Plan of Reorganization shall have been satisfied and performed in full. No payments to fund the Plan of Reorganization or pay any creditor on account of a prepetition claim on the Closing Date shall exceed $66,000,000. In addition, no payments to fund the Plan of Reorganization pursuant to the Confirmation Order or thereafter (with respect to amounts not fixed on the Effective Date of the Plan of Reorganization) shall exceed $66,000,000 plus $7,900,000.


                  (k) Certain Post-Confirmation Obligations. The Purchasers shall be satisfied as to the nature of any post-confirmation obligations arising from pre-petition obligations (including any continuing guarantee obligations).


                  (l) Certified Copy of Confirmation Order. The Purchasers shall have received a certified copy of the Confirmation Order.


                  (m) Purchase Permitted by Law. The making of the Loans, the issuance and performance of the Warrants and the consummation of the transactions contemplated by this Agreement and the other Note Documents (i) shall not be prohibited by any applicable Legal Requirement and (ii) shall not subject any Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Legal Requirement. No action or proceeding by or before any Governmental Authority or arbitrator shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement and the other Note Documents. No order, decree, temporary restraining order, preliminary injunction, permanent injunction or other order issued by any Governmental Authority or arbitrator preventing the transactions contemplated by this Agreement and the other Note Documents shall be in effect.


                  (n) Times Square Letter. Hospitality shall have delivered a direction letter in form and substance satisfactory to the Agent to Times Square Partners and SPF Times Square Inc. directing distributions from Times Square Partners LLC to be delivered to the Working Capital Agent.

                  (o) No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against any Company Party which would, if adversely determined, after giving effect to the transactions contemplated by the Note Documents, have a Material Adverse Effect.


                  (p) No Material Adverse Change. Since December 31, 1999, there shall have been no Material Adverse Effect (other than with respect to the Inactive Guarantors), excluding events related to the bankruptcy case of the Company.


                  (q) Legality. The Loans shall qualify as a legal investment for each Purchaser under the laws and regulations of each jurisdiction to which such Purchaser is subject (without reference to any so-called "BASKET" provision (such as Section 1405(a)(8) of the New York Insurance Law) which permits the making of an investment without restrictions as to the character of the particular investment being made); and such Purchaser shall have received such certificates of the Company and information concerning the Company and each other Company Party and the Collateral and the Loans as such Purchaser shall reasonably request to establish such facts.


                  (r) Intentionally Omitted.


                  (s) Receipt of New Money. The Company shall have received not less than $30,000,000.00 in cash from the New Money Investors.


                  (t) Intentionally Omitted.


                  (u) Fees and Expenses. The Company shall have paid to the Purchasers all of the fees and expenses described in Section 3.7.


                  (v) Warehouse Waivers. The Company shall have delivered to the Agent the warehouse waivers for the warehouses listed in SCHEDULE 4.1(V) in form and substance satisfactory to the Agent.


                  (w) Memorabilia Report. The Memorabilia Report shall have been delivered to the Agent, dated the Closing Date and updated to reflect all transactions from the date of the prior report, including, without limitation, new acquisitions, sold Memorabilia, transfers of the location and changes in the ownership of the Memorabilia.


                  4.2. Conditions to Subsequent Loans. The obligation of each Purchaser to make any Loan after the Closing Date shall be subject to the fulfillment, in a manner satisfactory to the Purchasers, of each of the following conditions precedent:


                  (a) Payment of Fees. The Company shall have paid all fees, costs, expenses, taxes and other amounts payable by the Company or any other Company Party pursuant this Agreement or any other Note Document.


                  (b) Representations and Warranties; No Event of Default. The statements set forth in the following clauses (i) and (ii) shall be true and complete (and the submission by the Company to the

Agent of a Notice of Borrowing with respect to a Loan and the Company's acceptance of the proceeds of such Loan) shall be deemed to be a representation and warranty by the Company on the date of such Loan to that effect:


                           (i) each of the representations and warranties contained in this Agreement and in each other Note Document and each certificate or other writing delivered to the Agent or the Purchasers pursuant hereto on or prior to the date of such Loan are complete and correct on and as of such date as though made on and as of such date (except for representations and warranties which relate to a specific date); and


                           (ii) no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date.


                  (c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to the Agent or the Purchasers.


                  (d) Borrowing Notice. The Agent shall have received a Notice of Borrowing pursuant to Section 2.3 hereof no later than 12:00 noon (New York City time) on the date of a proposed borrowing of a Loan.


                  (e) Receipt of Documents. The Agent shall have received such other agreements, instruments, approvals and other documents, each in form and substance reasonably satisfactory to the Purchasers, as the Purchasers may reasonably request.


                  (f) Proceedings. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory to the Purchasers.


                  (g) Commitment. The aggregate unpaid principal amount of the Loans does not exceed, and after giving effect to the requested Loan will not exceed, the Commitment.


                  (h) Plan of Reorganization and Confirmation Order in Full Force and Effect. The Plan of Reorganization and the Confirmation Order shall be in full force and effect and shall not have been appealed, reversed, modified, amended or stayed (or application therefor made), except for appeals, modifications and amendments that are acceptable to the Lenders and not adverse to their interests.


                  (i) Maturity Date. The Maturity Date, as extended, shall not have occurred.


                  (j) Working Capital Facility. The Working Capital Termination Date shall not have occurred (unless the Working Capital Termination is the originally scheduled maturity date of the Working Capital Facility on the second anniversary of the date hereof, as extended).


                  (k) No Bankruptcy. The Company shall have delivered to the Agent a certificate signed by the Chief Financial Officer of the Company in which he or she represents and warrants that neither the Company nor any Company Party intends to file for the protection of any bankruptcy or other insolvency laws and that no such bankruptcy or insolvency or similar proceedings (whether federal or state, voluntary or involuntary) have been commenced by or have been threatened against the Company or any Company Party.


                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


                  The Company represents and warrants to the Agent and the Purchasers as follows (it being agreed that, except for Section 5.44, none of such representations and warranties shall apply to the Inactive Guarantors):


                  5.1. Organization and Good Standing. The Company and each other Company Party, and each of their respective Subsidiaries, (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing, in the case of the Company, under the laws of the state of Delaware, and in the case of each other Company Party, under the laws of the state of its organization as set forth on SCHEDULE 5.6, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to consummate the transactions contemplated hereby (including without limitation the issuance of the Shares); other than only any inaccuracy or inability to perform with respect to this representation and warranty that, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; other than only any inaccuracy or inability to perform with respect to this representation and warranty that, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.


                  5.2. Authority and Authorization. The execution, delivery and performance by the Company and the other Company Parties of each Note Document to which it is a party and the authorization, issuance (or reservation for issuance, as the case may be), and delivery of the Shares (including in connection with the Conversion Option and the Warrants), (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties or result in a default under any agreement or instrument to which the Company or any of the other Company Parties is a party or by which they or their respective properties may be subject; other than only any inaccuracy or inability to perform with respect to this representation and warranty with respect to contractual restrictions that, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any such Note Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties; other than only any inaccuracy or inability to perform with respect to this representation and warranty that, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  5.3. Execution and Binding Effect. As of the Closing Date, this Agreement and each of the other Note Documents required to be executed and delivered on or prior to the date hereof have been duly and validly executed and delivered by the Company and each Company Party that is a party thereto and constitute legal, valid and binding obligations of the Company and each Company Party that is a party thereto enforceable in accordance with the terms hereof or thereof. Each Note Document that is not required to be executed and delivered by the Company or any other Company Party prior to the Closing Date, when executed and delivered, will be validly executed and delivered by the Company or such other Company Party and will constitute legal, valid and binding obligations of the Company or such other Company Party enforceable against each such party in accordance with the terms thereof, except as enforceability may be limited by
(a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies, and (b) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing and an implied covenant of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law), principles requiring consideration of the impracticability or impossibility of performance at any time, and principles affording defenses based on unconscionability, and such principles may include a requirement that a creditor act reasonably and in good faith.


                  5.4. Governmental Approvals. Other than (a) as obtained heretofore, or (b) with respect to the filing of UCC-1 forms with the appropriate filing officer, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery by the Company or the other Company Parties of each Note Document to which such is a party, consummation of the transactions therein contemplated, performance of or compliance with the terms and conditions thereof or to ensure the legality, validity, enforceability and admissibility in evidence thereof.


                  5.5. Absence of Conflicts. Neither the execution and delivery of this Agreement or the other Note Documents to which the Company or any other Company Party is a party nor consummation of the transactions herein or therein contemplated (including without limitation, the issuance of the Shares on the date hereof and in connection with the Conversion Option and the Warrants) nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Legal Requirement, (b) conflict with or result in a breach of or default under its charter or by-laws, or any material agreement or instrument to which the Company or any other Company Party are a party or by which it or any of their properties (now owned or hereafter acquired) may be subject or bound, or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Company or any other Company Party, except the Lien in favor of the Agent with respect to the Collateral and the Permitted Liens described in 8.1(f); other than only any inaccuracy or inability to perform with respect to this representation and warranty that, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.


                  5.6. Subsidiaries. SCHEDULE 5.6 hereto is a complete and correct description of the name, jurisdiction of organization and ownership of the outstanding equity interests of each Subsidiary of the Company and each other Company Party in existence on the Closing Date. All shares of such stock owned by the Company and each other Company Party of one or more of their Subsidiaries, as indicated in such Schedule, are owned free and clear of all Liens.

                  5.7. Litigation. Except as set forth in the financial statements referred to in Section 5.8 hereof and described on SCHEDULE 5.7 hereto, there is not, to the best knowledge of the Company, any pending or threatened proceeding by or before any Governmental Authority, arbitrator or grand jury against or affecting the Company or any ERISA Affiliate with respect to any Environmental Law or ERISA, which, if adversely decided, can reasonably be expected to have a Material Adverse Effect.


                  5.8. Financial Condition. The Company has heretofore furnished to the Purchasers a balance sheet of the Company and its Consolidated Subsidiaries for the fiscal year ended December 31, 1998, and the related statements of operations and cash flows for the fiscal year then ended, as examined and reported on by PriceWaterhouseCoopers LLP, independent certified public accountants, and a balance sheet and related statements of operations and cash flows of the Company and its Consolidated Subsidiaries for and as of the end of the nine (9) month period ended September 30, 1999, as certified by the Designated Financial Officer. Such financial statements present fairly, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and as of the end of such period, as applicable, and the results of its operations and the cash flows for the fiscal year then ended and for the period then ended, as applicable, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, subject (in the case of the interim financial statements) to year-end adjustments. Except as disclosed therein and in the Plan of Reorganization, the Company and the Subsidiaries do not have any material contingent liabilities (including liabilities for taxes), unusual forward or long term commitments or unrealized or anticipated losses from unfavorable commitments.


                  5.9. Compliance with Law. Each of the Company and the other Company Parties is not in violation of its charter or by-laws, any law (including but not limited to violations pertaining to the conduct of its business or the use, maintenance or operation of the real and personal properties owned or possessed by it) or any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties, except for the noncompliance with any law, agreement or instrument which could not, in the aggregate for all such instances of noncompliance, have a Material Adverse Effect.


                  5.10. ERISA. Except as disclosed on SCHEDULE 5.10 hereto, (i) each Plan is in substantial compliance with ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct and fairly presents the funding status of such Plan; and to the best of the Company's knowledge, there has been no material adverse change in such funding status since the date of such report; (iv) no Plan has an Unfunded Current Liability (other than an Unfunded Current Liability resulting from interest rate fluctuations) in excess of $100,000; (v) no Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous sixty (60) months in excess of $100,000, (vi) all contributions required to be made with respect to a Plan have been timely made;
(vii) neither the Company nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204, or 4212(c) of ERISA or Section 401(a)(29), 4971 or
4975 of the Code or reasonably expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan in excess of $100,000; (viii) no proceedings have been instituted to terminate or appoint a trustee to administer any Plan;
(ix) no condition exists which presents a material risk to the Company or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code. Neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under ERISA; (x) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan; and (xi) there are no pending or, to the knowledge of the Company, threatened claims, actions, proceedings, or lawsuits (other than ordinary course claims for benefits) asserted against any Plan or its assets, any fiduciary with respect to any Plan, the Company, or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and neither the Company nor any ERISA Affiliate expects to incur a material withdrawal liability. Except as required by Section 4980B of the Code, or as otherwise disclosed on SCHEDULE 5.10 hereto, neither the Company nor any ERISA Affiliate maintains a welfare plan (as defined in Section 3(1) of ERISA) which provides benefits or coverage after a participant's termination of employment. All Plans in existence on the Closing Date are set forth on SCHEDULE 5.10 hereto.


                  5.11. Taxes. All Tax returns required to be filed by the Company and each other Company Party have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Company and each other Company Party or upon any of their respective properties, income, sales or franchises which are shown thereon as due and payable have been paid. The reserves and provisions for taxes, if any, on the books of the Company are adequate for all open years and for its current fiscal period. The Company does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against), which, if assessed, would cause the condition described in Section 4.1(j) or hereof to be untrue. The federal income tax liabilities of the Company have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ended on or prior to January 1, 1995 and all such liabilities (including all deficiencies assessed following audit) have been satisfied.


                  5.12. Full Disclosure. No representation or warranty made by the Company or any other Company Party under this Agreement or any other Note Document is false or misleading in any material respect and no Note Document or Schedule or Exhibit thereto and no certificate, report, statement or other document or information furnished to the Agent or the Purchasers in connection herewith or therewith or with the consummation of the transactions contemplated hereby and thereby, contains, taken as a whole. any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. To the extent the Company furnishes any projections of the financial position and results of operations of the Company and the other Company Parties for, or as at the end of, certain future periods, such projections are prepared in good faith on the basis of assumptions, methods and tests stated therein which are reasonably believed by the Company to have been reasonable and information reasonably believed by the Company to have been accurate based upon the information available to the Company at the time such projections were furnished to the Purchasers. The Company has disclosed to the Purchasers all relevant information that to the best of its knowledge is reasonably likely to result in a Material Adverse Effect.


                  5.13. Operating Lease Obligations; Existing Liens; Unpaid Rent. On the Closing Date, the Company and the other Company Parties do not have any obligations as lessee for the payment of rent for any real property other than the Operating Lease Obligations set forth in SCHEDULE 5.13 hereto. There are no Liens on any assets of the Company other than (i) the Lien created as of the Closing Date in favor of the Agent under the Security Documents, (ii) Liens securing Capitalized Lease Obligations of the Company and (iii) Permitted Liens. As of the Closing Date, the outstanding rent for the leased distribution centers, warehouses and retail stores of the Company and each other Company Party is current as of May 1, 2000.

                  5.14. Environmental Matters. Except as disclosed in SCHEDULE
5.14 hereto (i) none of the operations of the Company or any other Company Party is the subject of any federal, state or local investigation to determine whether any Remedial Action is needed to address the presence, disposal, Release or threatened Release, except for such matters which are not reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs, (ii) the Company Parties do not have any contingent liability in connection with any Release, except for such matters which are not reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs, (iii) the operations of the Company Parties are in compliance with all Environmental Laws, except those laws where a failure to comply is not reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with such other Environmental Liabilities and Costs; (iv) there has been no Release at any of the properties owned or operated by any Company Party or any predecessor in interest or title, or at any disposal or treatment facility which received Hazardous Materials generated by any Company Party or any predecessor in interest or title, except for such matters which are not reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs; (v) no Environmental Actions have been asserted against any Company Party or any predecessor in interest or title nor do the Company Parties have knowledge or notice of any threatened or pending Environmental Action against any Company Party or any predecessor in interest or title, except for such matters which, if adversely determined, are not reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs; (vi) the Company Parties have obtained all permits, approvals, authorizations and licenses required by Environmental Laws necessary for their operations, and all such permits, approvals, authorizations and licenses are in effect and the Company Parties are in compliance with all terms and conditions of such permits, approvals, authorizations and licenses, (vii) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Company Parties or any predecessor in interest or title, except for such matters which, if adversely determined, are not reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs.


                  5.15. Schedules. All of the information which is required to be attached to this Agreement is set forth on the Schedules attached hereto, is correct and accurate (other inaccuracies of DE MINIMIS effect) and does not omit to state any information material thereto.


                  5.16. Insurance. The Company and the other Company Parties keep their properties adequately insured and maintain (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (b) workmen's compensation insurance in the amount required by applicable law, (c) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and
(d) such other insurance as may be required by law or by the Note Documents.
SCHEDULE 5.16 hereto sets forth a list of all insurance maintained by the Company and the other Company Parties on the Closing Date.


                  5.17. Financial Accounting Practices. The Company and the other Company Parties make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Purchasers and (ii) to maintain accountability for assets.


                  5.18. No Material Adverse Effect. Since December 31, 1999, there has not been any Material Adverse Effect (other than with respect to the Inactive Guarantors), excluding events related to the bankruptcy case of the Company.


                  5.19. Real Property; Leases.


                  (a) Properties. SCHEDULE 5.19(A) hereto sets forth a complete and accurate description and list as of the Closing Date of the location, by state and street address, of all real property owned and leased by the Company and the other Company Parties, together with, in the case of real property that is owned, a statement as to whether such real property is the subject of a contract of sale (and, if so, a statement as to the status of such sale).


                  (b) Leases. As of the Closing Date, the Company and the other Company Parties have valid leasehold interests (as lessee) in the Leases described in SCHEDULE 5.19(B) hereto. None of the Leases is subject to any Lien except Liens granted to the Agent pursuant to the Security Documents and Permitted Liens. SCHEDULE 5.19(B) hereto sets forth with respect to each Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with the Leases is necessary for the Company or any of the other Company Parties to enter into and execute the Note Documents. Neither the Company nor any of the other Company Parties or, to the knowledge of the Company or any of the other Company Parties, any other party to any Lease is in default of its obligations thereunder and neither the Company nor any of the other Company Parties nor any other party to any such Lease has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such Lease, except for defaults the consequence of which, individually or in the aggregate, would not have, and could not reasonably be expected to have, a Material Adverse Effect.


                  (c) Permits. All permits required to have been issued to the Company or the other Company Parties with respect to the real property owned or leased by the Company or any of the other Company Parties to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used (separate and apart from any other properties), have been lawfully issued and are in full force and effect, and all such real property complies in all material respects with all applicable legal and insurance requirements, except where the failure to obtain such permits or such instances of non-compliance with applicable legal and insurance requirements, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.


                  (d) No Condemnation. Neither the Company nor any of the other Company Parties has received any notice, nor has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Company or any other Company Parties.

                  (e) No Casualty. No portion of any real property owned or leased by the Company or any of the other Company Parties has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition existing prior to such casualty or which if not repaired or restored is not reasonably likely to result in a Material Adverse Effect. Except as disclosed to the Agent in writing, no portion of any of the real property owned or leased by the Company or any of the other Company Parties is located in a special flood hazard area as designated by any Governmental Authority.


                  5.20. Location of Bank Accounts. SCHEDULE 5.20 hereto sets forth a complete and accurate list as of the Closing Date of all deposit and other accounts, including all Depository Accounts, maintained by the Company and the other Company Parties together with a description thereof (I.E., the bank at which such deposit or other account is maintained and the account number and the purpose thereof).


                  5.21. No Event of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Default.


                  5.22. Capitalized Leases. As of the Closing Date, Capitalized Lease Obligations of the Company and the other Company Parties do not exceed $5,000,000 in the aggregate.


                  5.23. Inventory and Memorabilia. There is no location at which the Company or any other Company Party has any Inventory or Memorabilia (except for Inventory in transit) other than (a) those locations listed on SCHEDULE 5.23 hereto and, (b) any other locations approved in writing by the Agent. SCHEDULE
5.23 hereto contains a true, correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory or Memorabilia of the Company is stored. None of the receipts received by the Company from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.


                  5.24. Collateral. The Company has good and marketable title to the Collateral.


                  5.25. Tradenames. SCHEDULE 5.25 hereto sets forth a complete and accurate list as of the Closing Date of all tradenames used by the Company and the other Company Parties.


                  5.26. Intellectual Property. Each of the Company and the other Company Parties owns all right, title and interest in or is authorized licensee of or otherwise has the right to use all material Intellectual Property that is necessary for the operations of their respective businesses and, to the knowledge of the Company and the other Company Parties, without infringement upon or conflict with the rights of any other Person with respect thereto, except for the failure to obtain the right to use licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses and the ownership and sale of Memorabilia, and infringements upon and conflicts with respect thereto, which, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company and the other Company Parties, none of the Intellectual Property necessary for the operations of their businesses infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except where such infringements, conflicts and pending or threatened litigation, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company and the other Company Parties, there are no Intellectual Property rights owned by any other Person or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect. To the best knowledge of the Company and the other Company Parties, none of the Intellectual Property necessary for the operations of their businesses is being infringed, misappropriated or otherwise violated in any material respect by any other Person.


                  5.27. Nature of Business. The Company is not engaged in any business other than (a) the operation of restaurants and retail stores selling Planet Hollywood-related and Official All-Star Cafe-related merchandise, and (b) the sale and licensing of intellectual property and merchandise related thereto, and the operation of websites in connection therewith and other reasonably related activities (subject to the restrictions contained in the Note Documents related to the Memorabilia, including without limitation, minimum sales prices and application of Net Proceeds).


                  5.28. Adverse Agreements. Neither the Company nor any of the other Company Parties is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body which would result in a Material Adverse Effect, or, to the best knowledge of the Company, could reasonably be expected to result in a Material Adverse Effect.


                  5.29. Holding Company and Investment Company Acts. Neither the Company nor any of the other Company Parties is (a) a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY" or an "AFFILIATE" of a "HOLDING COMPANY", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) an "INVESTMENT COMPANY" or an "AFFILIATED PERSON" or "PROMOTER" of, or "PRINCIPAL UNDERWRITER" of or for, an "INVESTMENT COMPANY", as such terms are defined in the Investment Company Act of 1940, as amended.


                  5.30. Permits. The Company and the other Company Parties have all material permits, licenses, authorizations and approvals required for them lawfully to own and operate their business.


                  5.31. Priority; Title. The Liens granted under the Security Documents constitute and shall at all times constitute perfected second priority Liens on the Collateral. The Collateral is subject to no other Liens other than Permitted Liens. The Company is the sole and absolute owner of all of the Collateral, with the full right to pledge, sell, consign, transfer and create Liens therein. No Person has any right of first refusal, option or other preferential right to purchase any Collateral. The Company will at its expense warrant and, at the Agent's request, defend the same from any and all claims and demands of any other Person other than the Permitted Liens. The Company will not grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor of any other Person other than Permitted Liens. The Company and the other Company Parties have good and marketable title or a valid leasehold interest in all of their other properties and assets, free and clear of all Liens except Permitted Liens.

                  5.32. Labor Relations; Collective Bargaining Agreements.


                  (a) Collective Bargaining Agreements. Set forth on SCHEDULE
5.32 hereto is a list (including dates of termination) of all collective bargaining agreements between or applicable to the Company or any of the U.S. Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Company or any of the U.S. Subsidiaries.


                  (b) No Unfair Labor Practices. Neither the Company nor any of the U.S. Subsidiaries is engaged in any unfair labor practice that would result in or could reasonably be expected to result in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or any of the U.S. Subsidiaries or, to the best knowledge of the Company or any of the U.S. Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against the Company or any of the U.S. Subsidiaries or, to the best knowledge of the Company or any of the U.S. Subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of the U.S. Subsidiaries or, to the best knowledge of the Company or any of the U.S. Subsidiaries, threatened against the Company or any of the U.S. Subsidiaries, and (iii) to the best knowledge of the Company or any of the U.S. Subsidiaries, no union representation question existing with respect to the employees of the Company or any of the U.S. Subsidiaries, except where (with respect to any matter specified in clause (i), (ii) or (iii) above), either individually or in the aggregate, such actual or threatened complaint, grievance, or arbitration proceeding, strike, labor dispute, slowdown or stoppage or union representation question would not result in and could not reasonably be expected to result in a Material Adverse Effect.


                  5.33. Note Documents. The Note Documents create and grant to the Agent, for the benefit of the Purchasers, a legal, valid and perfected second priority Lien on the Collateral, subject to no other Liens except for Permitted Liens.


                  5.34. Solvency. After giving effect to the transactions contemplated by this Agreement and the Note Documents, the Company and the Guarantors are, on a consolidated basis, Solvent.


                  5.35. Intentionally Omitted.


                  5.36. TSP Agreement.


                  (a) TSP Agreement. The Company has delivered to the Agent a true and complete copy of the TSP Agreement. Except for the TSP Agreement, there are no documents, instruments or agreements affecting or with respect to the Membership Interest to which any Company Party is a party or bound or under which any Company Party has any interest or estate, or which are binding on the Membership Interest. The TSP Agreement is the valid and binding obligation of each Company Party that is a party thereto, enforceable against and by each such Company Party in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

                  (b) Title. Hospitality has good and marketable right, title and interest in, to and under the Membership Interest, free and clear of any Liens, except for the Permitted Liens and the right of first refusal of the other members of TSP under and in accordance with the terms of the TSP Agreement.


                  (c) No Default. No default or event of default has occurred under or with respect to the TSP Agreement, pursuant to the terms thereof. Hospitality has fully performed all of its obligations under the TSP Agreement which are required to be performed on or prior to the date hereof, and its right, title and interest of any Company Party in the Membership Interest is not subject to any defense, offset, counterclaim or claim (other than Permitted Liens), nor have any of the foregoing been asserted or alleged against any Company Party with respect to the Membership Interest, nor has any Company Party asserted any of the same against any other party to the TSP Agreement.


                  (d) Consents. All consents, licenses, approvals and authorizations of, or designations or declarations with, any Governmental Authority or any other Person required to be obtained, effected, given or received in connection with the execution, delivery and performance of the TSP Agreement by any Company Party have been duly obtained, effected, given and received, are in full force and effect and do not subject the provisions of the Membership Interest to any limitation, either specific or general in nature.


                  (e) Members and Membership Interests. SCHEDULE 5.36 hereto sets forth or attaches a true and complete list setting forth (i) each member of TSP, (ii) the percentage membership interest in TSP currently owned by each such Person, (iii) the current balance of such Person's capital account in TSP, (iv) a copy of each Schedule K-1 received by a Company Party with respect to the Membership Interest and each tax return filed by TSP, and (v) a description, including the principal amount, interest, term and lender, of all debt of TSP.


                  5.37. Use of Proceeds. The proceeds of each Loan shall be used only for general corporate purposes. No part of such funds will be used, directly or indirectly, for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System. The assets of the Company and its Subsidiaries do not and will not include an amount of "MARGIN STOCK" that would cause the provisions of Rule 221.2(g)(2)(i) of Regulation U to be inapplicable and the Company and its Subsidiaries have no present intention of purchasing such an amount of "MARGIN STOCK."


                  5.38. Stock and Capitalization.


                  (a) Shares. As of the Closing Date, the authorized capital stock of the Company consists of (i) 100 million shares of New Class A Common Stock, par value $.01 per share, of which 3.0 million are issued and outstanding and 10.4 million are reserved for issuance as set forth in SCHEDULE 5.38(A),
(ii) 25 million shares of New Class B Common Stock, par value $.01 per share, of which 7 million are issued and outstanding and (iii) 100 million shares of Preferred Stock, par value $.01 per share, none of which are outstanding. All Shares issued on the Closing Date and all other outstanding shares of stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive or subscription right. All Shares issued on the Closing Date (w) have been duly authorized and validly issued and are fully paid and non-assessable, (x) have the rights, preferences and privileges described in the Amended and Restated Certificate of Incorporation of the Company and (y) have not been issued in violation of, and are not and will not be subject to, any preemptive or subscription rights, and do not and will not result in the antidilution provisions of any security of the Company becoming applicable, and (z) are free and clear of any Liens; and the Purchasers have good title thereto.


                             (b) No Other Rights. Except as expressly set forth in SCHEDULE 5.38(B), there are no outstanding warrants, options, rights, other securities, agreements, subscriptions or other commitments, arrangements or undertakings pursuant to which the Company is or may become obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any additional capital stock or other securities of the Company or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment, arrangement or undertaking. There are no outstanding options, rights, other securities, agreements or other commitments, arrangements or undertakings pursuant to which the Company is or may become obligated to redeem, repurchase or otherwise acquire or retire any capital stock or other securities of the Company, or any securities of the type described in this Section, which are presently outstanding or may be issued in the future. Except as set forth on SCHEDULE 5.38(B) no Company Party is a party to, or has knowledge of any, voting trusts, proxies or any other agreements or understandings with respect to the voting of any capital stock or membership or similar ownership interests of any Company Party.


                             (c) Record Holders. Set forth on SCHEDULE 5.38(C) is a true, correct and complete list of the record holders of 10% or more of shares of capital stock of the Company. Each of such holders so owning the number of shares set forth opposite such holder's name on SCHEDULE 5.38(C), holds such shares free and clear of all Liens except for Permitted Liens described in Sections 8.1(a) and (f) or any other restriction on the right to vote, sell or otherwise dispose of such capital stock. Except as set forth on SCHEDULE 5.38(C), there are no bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.


                             (d) Registration Rights Agreements. Other than the rights granted in the Registration Rights Agreement, there are no outstanding rights which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company in a registration statement filed by the Company under the Securities Act or any state securities laws and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the Securities Act or any state securities laws, including "piggyback" rights.


                             (e) Registration Rights Exemption. Assuming that the representations and warranties of a Purchaser set forth in
           Section 6.1(b) is true and correct, the offering, issuance and delivery of (i) the Notes, (ii) Shares being issued on the Closing Date, (iii) the Warrants, (iv) the Shares or other Securities into or for which the Obligations and the Warrants are convertible or exercisable and (v) any other Securities to be issued to such Purchaser at any time under this Agreement or the Warrants are exempt from the registration requirements of the Securities Act, and it is not necessary to make or obtain any filings, registrations, qualifications, notifications or consents or approvals of or with any Governmental Authority (including without limitation under the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, or any state securities or "blue sky" laws) in connection therewith.

                             (f) Anti-Dilution and Other Adjustments. The consummation of the transactions contemplated by the Note Documents (including the creation and exercise of the Conversion Option and the issuance and exercise of any Warrants) will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding securities, subscriptions, options, warrants, puts, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which any Company Party is or may become obligated to issue, sell, acquire, redeem or repurchase such Company Party's capital stock or membership or similar ownership interests or rights or securities convertible into exchangeable or exercisable for such capital stock or membership or similar ownership interests.


                  5.39. No Solicitation or Registration. Neither the Company nor any Subsidiary of the Company nor, to the Company's knowledge, anyone acting on its behalf has offered the Notes, the Shares or the Warrants or any similar securities to, or solicited any offer to purchase the same from, any Person, or has taken any other action, which would require the registration of the Notes, the Shares or the Warrants under Section 5 of the Securities Act.


                  5.40. Ownership of Planet Hollywood Memorabilia, Inc. and the Memorabilia. As of the date hereof, (a) the Company owns one hundred percent (100%) of the capital stock of Planet Hollywood Memorabilia, Inc., (b) Planet Hollywood Memorabilia, Inc. owns one hundred percent (100%) of the Memorabilia, all of which was duly and properly transferred from the Company to it pursuant to an order, dated December 13, 1999, of the United States District Court for the District of Delaware, and has good and valid title to the Memorabilia, free and clear of all Liens other than Permitted Liens and (c) prior to the transfer described in clause (b) hereof, the Company was the sole owner of and had good and marketable title to one hundred percent (100%) of the Memorabilia.


                  5.41. Corporate Structure. The corporate chart evidencing the corporate structure of the Company Parties annexed as SCHEDULE 5.41 hereto accurately reflects as of the Closing Date the corporate structure of the Company Parties in all material respects.


                  5.42. No Prohibited Transaction. No transaction contemplated by this Agreement is a non-exempt prohibited transaction within the meaning of
Section 4975 of the Code or Section 406 of ERISA. In making the representation set forth in the preceding sentence, the Company relies on the representation of the Purchasers made pursuant to Section 6.1(a) of this Agreement.


                  5.43. Material Contracts. SCHEDULE 5.43 hereto sets forth a complete listing of all Material Contracts.


                  5.44. Inactive Guarantors. None of the Inactive Guarantors has
(a) any business operations (other than those operations that directly relate to maintaining corporate existence), or (b) assets having an aggregate value in excess of $50,000.


                  5.45. Foreign Entities. Each of the Foreign Entities has substantially all of its operations or assets located outside the United States of America.

                  5.46. Electing Holders. As of the date hereof, the parties executing the Intercreditor Agreement, in their capacity as Electing Holders of Class 5 Claims, represent at least 85% of such Electing Holders of Class 5 Claims pursuant to Section 5.5 of the Plan.


                                    ARTICLE 6

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


                  6.1. Representations of Each Purchaser. Each Purchaser hereby represents and warrants, for itself only, as follows:


                  (a) Source of Funds. With respect to each source of funds (a "SOURCE") for a Loan:


                           (i) if such Purchaser is an insurance company, the Source is an "INSURANCE COMPANY GENERAL ACCOUNT" within the meaning of the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and the purchase of Notes by such Purchaser is eligible for and satisfies the requirements of PTE 95-60; or


                           (ii) the Source is either (x) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (y) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this subsection (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or


                           (iii) (A) the Source constitutes assets of an "INVESTMENT FUND" (within the meaning of Part V of the QPAM Exemption) managed by a "QUALIFIED PROFESSIONAL ASSET MANAGER" or "QPAM" (within the meaning of Part V of the QPAM Exemption), (B) no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, (C) the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, (D) neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "CONTROL" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (E) both (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this subsection (iii); or


                           (iv) the Source is a governmental plan; or


                           (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this subsection (v); or

                           (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                           (vii) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations, under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.


                  As used in this Section, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.


                  (b) Accredited Investor. Such Purchaser is an "ACCREDITED INVESTOR" as such term is defined in Rule 501(a) promulgated under the Securities Act.


                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS


                  The Company hereby covenants to and agrees with the Agent and the Purchasers as follows (it being agreed that except for Section 7.13 such covenants shall not apply to any Inactive Guarantor):


                  7.1. Payments and Taxes.


                  (a) Payments. The Company will duly and punctually pay the principal of, premium (if any) and interest on the Notes in accordance with their terms and this Agreement and all other Obligations in accordance with this Agreement and the other Note Documents, free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholding, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding, in the case of any Purchaser, net income and franchise taxes imposed on such Purchaser by the jurisdiction under the laws of which such Purchaser is organized or any political subdivision or taxing authority thereof or therein (such non-excluded taxes, "TAXES"). If any Taxes are required to be withheld from any amounts payable to any Purchaser hereunder, under any Note or under any other Note Document, the amounts so payable to such Purchaser shall be increased to the extent necessary to yield to such Purchaser (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the applicable Note or such other Note Document. If the Company fails to pay any Taxes when due to the appropriate taxing authority, the Company shall indemnify each Purchaser for any incremental taxes, interest or penalties that may become payable by such Purchaser as a result of any such failure.


                  (b) Taxes. Each Purchaser that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (each, a "NON-U.S. PURCHASER") agrees to deliver to the Company and the Agent on or prior to the Closing Date (or, in the case of a Non-U.S. Purchaser that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.5 (unless such Non-U.S. Purchaser was already a Purchaser hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Non-U.S. Purchaser, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8IMY, or Form W-8BEN (or successor forms) certifying that such Non-U.S. Purchaser is entitled as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if such Non-U.S. Purchaser is not a "BANK" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI, Form W-8IMY or Form W-8BEN (or any successor forms) (with respect to certifying a complete exemption under an income tax treaty), (x) a certificate substantially in the form of EXHIBIT K (any such certificate, a "SECTION 7.1(B) CERTIFICATE"), and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or Form W-8IMY. In addition, each Non-U.S. Purchaser agrees that from time to time after the Closing Date, when the passage of time or a change in facts or circumstances renders the previous certification obsolete or inaccurate in any material respect, such Non-U.S. Purchaser will deliver to the Company and the Agent two new accurate and complete original signed copies of either Internal Revenue Service Form W-8ECI, Form W-8BEN, or Form W-8IMY, (with respect to a complete exemption under an income tax treaty) or Form W-8IMY or Form W-8BEN and a Section 7.1(b) Certificate, as the case may be, or such Non-U.S. Purchaser shall immediately notify the Company and the Agent of its inability to deliver any such form or Section 7.1(b) Certificate, in which case such Non-U.S. Purchaser shall not be required to deliver any such form or Section 7.1(b) Certificate. Notwithstanding anything to the contrary contained in Section 7.1(a), but subject to the immediately succeeding sentence,
(x) the Company shall be entitled, to the extent required to do so by law, to deduct or withhold income taxes imposed by the United States from interest payable hereunder or under a Note for the account of any Non-U.S. Purchaser to the extent that such Non-U.S. Purchaser has not provided to the Company Internal Revenue Service Forms required to be provided to the Company pursuant to this
Section 7.1(b), and (y) the Company shall not be obligated pursuant to Section 7.1(a) to make increased payments to a Non-U.S. Purchaser in respect of income taxes imposed by the United States if such Non-U.S. Purchaser has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 7.1(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 7.1, the Company agrees to pay any additional amounts and to indemnify each Non-U.S. Purchaser in the manner set forth in Section 7.1(a) in respect of any United States income Taxes deducted or withheld by it (and, if any Non-U.S. Purchaser is a withholding foreign partnership within the meaning of Treas. Reg. ss.1-1441-5, in respect of any United States income Taxes withheld by such Non-U.S. Purchaser with respect to amounts received by such Non-U.S. Purchaser pursuant to this Agreement) if such Taxes would not have been deducted or withheld but for any change that is effective after the Closing Date in any governmental rule, regulation, guideline or order, or in the interpretation thereof.


                  (c) Failure to Perform. If the Company fails to perform its obligations under this Section 7.1, the Company shall indemnify the Agent and the Purchasers for any incremental taxes, interest or penalties that may become payable as a result of any such failure. The indemnity in this Section 7.1 shall survive the payment of the Obligations and the discharge or release of any Lien granted under any Note Document.


                  7.2. Company Parties. The Company shall cause each other Company Party to observe and perform its respective obligations under this Agreement and under the other Note Documents.

                  7.3. TSP Agreement.


                             (a) Compliance with Documents. Hospitality will perform, observe and comply in all material respects with all of its obligations under the TSP Agreement, and will use its best efforts to cause each other party to the TSP Agreement to perform, observe and comply in all material respects with all of such other party's obligations under the TSP Agreement and also with all mortgages and all other agreements with respect to the ownership, use and operation of the Membership Interest.


                             (b) No Modifications, Waivers or Extensions. No Company Party will, in each case without the Agent's prior written consent, which consent shall not be unreasonably withheld, (i) amend, modify, terminate or waive any provision of the TSP Agreement or vote to permit the amendment, modification, termination or waiver of the TSP Agreement or any provision of any such document, (ii) fail to exercise promptly and diligently each and every material right which it may have under the TSP Agreement (other than any right of termination or "put" right or other right the exercise of which would be adverse to the interests of the Company or the Agent hereunder, which rights it shall not exercise without the Agent's prior written consent, which consent shall not be unreasonably withheld) or (iii) fail to deliver the Agent a copy of each demand, notice or document received or given by it relating in any way to the TSP Agreement or the Membership Interest. In no event shall Hospitality withdraw from or cause or consent to the dissolution of TSP without the Agent's prior written consent, which consent shall not be unreasonably withheld.


                              (c) Other Actions. The Company will not, and will not permit any other Company Party to, take any action which would violate or be inconsistent with any of the terms of this Agreement or any other Note Document in any material respect, or which would have the effect of impairing the position or interests of the Agent or any Purchaser under any Note Document or the TSP Agreement in any material respect.


                  7.4. Intentionally Omitted.


                  7.5. Reporting Requirements. The Company will furnish to the Purchasers and the Agent:


                  (a) Annual Reports. As soon as practicable and in any event within ninety (90) days after the close of each fiscal year of the Company, a consolidated (and consolidating) statement of operations and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year and a consolidated (and consolidating) balance sheet of the Company and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, which statements and balance sheet shall be certified by PriceWaterhouseCoopers or other independent certified public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Agent. The certificate or report of such accountants (the "ACCOUNTANT'S OPINION") shall be without an exception or qualification arising out of the scope of the audit with respect to such statements and balance sheet being prepared in compliance with GAAP and shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such statements and balance sheet present fairly, in all material respects, the financial position of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP (except for changes in application in which such accountants concur). A copy of the Accountant's Opinion shall be delivered to the Agent and each Purchaser and signed by such independent public accountants. Each set of statements and balance sheets delivered pursuant to this Section 7.5(a) shall be accompanied by a certificate dated the date of the delivery of such statements and balance sheet by the Designated Financial Officer stating in substance that he or she has reviewed this Agreement and that in making the examination necessary for this certification, he or she did not become aware of any Event of Default or Default, or if he or she did become so aware, such certificate shall state the nature and period of existence thereof if determinable.


                  (b) Quarterly Reports. As soon as practicable and in any event within forty-five (45) days after the close of each fiscal quarter of the Company, unaudited consolidated (and consolidating) statements of operations and cash flows of the Company and its Consolidated Subsidiaries and an unaudited consolidated (and consolidating) balance sheet of the Company and its Consolidated Subsidiaries as of the close of such fiscal quarter, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding fiscal quarter for the preceding fiscal year, which statements and balance sheet shall be certified by the Designated Financial Officer as presenting fairly, in all material respects, the financial position of the Company and its Consolidated Subsidiaries as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent audited financial statements furnished to the Purchasers, subject to year-end adjustments. Each set of statements and balance sheets delivered pursuant to this Section 7.5(b) shall be accompanied by a certificate of the Designated Financial Officer dated the date of the delivery of such statements and balance sheet stating that he or she has reviewed this Agreement and that to the best of his or her knowledge he or she did not become aware of any Event of Default or Default, or if he or she did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.


                  (c) Monthly Reports. As soon as practicable and in any event within thirty (30) days after the end of each fiscal month of the Company that is not the end of a fiscal quarter, unaudited consolidated (and consolidating) statements of operations and cash flows for the Company and its Consolidated Subsidiaries for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, and an unaudited consolidated (and consolidating) balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal month, all in reasonable detail, setting forth in comparative form the corresponding figures for the corresponding fiscal month during the preceding fiscal year (except for the balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end), and accompanied by a certificate of the Designated Financial Officer stating that (i) such statements present fairly, in all material respects, the financial position of the Company and its Consolidated Subsidiaries as of the end of such fiscal month and the results of its operations and cash flows for such fiscal month, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent adjusted financial statements furnished to the Purchasers, subject to year-end adjustments, and
(ii) he has reviewed this Agreement and that to the best of his or her knowledge he or she did not become aware of any Event of

Default or Default, or if he or she did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.


                  (d) Intentionally Omitted.


                  (e) Defaults and Events of Default. As soon as possible, and in any event within five (5) days, after the occurrence of a Default or an Event of Default or a Material Adverse Effect, the written statement of the Designated Financial Officer of the Company, setting forth the details of such Default or Event of Default, Material Adverse Effect and the action which such the Company proposes to take with respect thereto.


                  (f) Memorabilia Reports. (i) By 12:00 noon New York City time three (3) Business Days after Sunday of each week, or more often if required by the Memorabilia Agent, a report of all Memorabilia that was, during such week,
(w) bought, sold or otherwise disposed of by the Company or any Guarantor, or
(x) transferred or moved by the Company or any Guarantor, including, without limitation, the old and the new location for each such item of Memorabilia so transferred or moved, in each case, unless the aggregate of all such Memorabilia bought, sold, transferred or moved has a Book Value at any time of less than $50,000 (the "MEMORABILIA CHANGE REPORT"); PROVIDED, HOWEVER, that (y) any such purchases, sales, transfers or movements must be made in accordance with the terms of this Agreement and (z) in calculating the Book Value of Memorabilia aggregating $50,000 as aforesaid, transfers and other movements of Memorabilia among the Company and Guarantors to locations where the Agent has filed a UCC financing statement are not required to be counted in the calculation of such $50,000 threshold; and (ii) on the last day of each fiscal quarter (or such more frequent period as is required by the Memorabilia Agent), the Memorabilia Report.


                  (g) Other Reports. Promptly after receipt by the Company, copies of all accountants' management letters, business plans and other reports which have or could reasonably be expected to have a direct or indirect bearing on the Collateral.


                  (h) Financial Information. Promptly upon becoming available, a copy of (i) all reports, financial statements or other information delivered by the Company to its shareholders, (ii) all reports, proxy statements, financial statements and other information generally distributed by the Company to its creditors or the financial community in general, and (iii) any audit or other reports submitted to the Company by independent accountants in connection with any annual, interim or special audit of the Company.


                  (i) Lease Reports. On the last day of each fiscal month, a certification of the Designated Financial Officer indicating that all rent and other charges due and payable by any Company Party with respect to the Leases are current, and that no default has occurred or is continuing (after giving effect to grace periods) pursuant to any of the Leases as of the date of such certification; PROVIDED, HOWEVER, that, in the event any of the foregoing payments are due and payable (whether or not disputed) or a potential default exists under one or more of the Leases, then such certification shall identify all such outstanding payments and defaults.


                  (j) ERISA Matters. (i) As soon as possible and in any event within ten (10) days after the Company or any ERISA Affiliate knows or has reason to know that a Termination Event with respect to any Plan has occurred, or that the Company or any ERISA Affiliate has failed to make a required installment to a Plan within the meaning of Section 412(m) of the Code, a statement of the Designated Financial Officer of the Company describing such Termination Event and the action, if any, which the Company or ERISA Affiliate proposes to take with respect thereto, (ii) promptly and in any event within two (2) Business Days after receipt thereof by the Company or any ERISA Affiliate from the PBGC, copies of each notice received by the Company or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan and Multiemployer Plan, (iv) promptly and in any event within five (5) Business Days after receipt thereof by the Company or any ERISA Affiliate from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Company or any ERISA Affiliate concerning the imposition or amount of withdrawal liability under
Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, (v) promptly and in any event within ten (10) days after the Company or any ERISA Affiliate takes action to establish an employee Plan as defined in Section 3(3) of ERISA, a statement of the Financial Officer of the Company describing such employee Plan and a copy of such employee Plan, and (vi) promptly and in any event within five (5) days after the Company files any notice with the PBGC under Section 4043(b) of ERISA, a copy of such notice.


                  (k) Environmental Matters. Promptly after, and in any event within five (5) days after, an officer of the Company learns of any of the following, notice thereof:


                           (i) the receipt by the Company or any other Company Party of notification that any real or personal property of the Company or any other Company Party is subject to any Environmental Lien;


                           (ii) notice of violation of any Environmental Law which could reasonably be expected to subject the Company or any other Company Party to Environmental Liabilities and Costs of $500,000 or more;


                           (iii) notice of the commencement of any judicial or administrative proceeding or investigation alleging a violation by the Company or any other Company Party of any Environmental Law, which if adversely determined, could reasonably be expected to subject the Company or any other Company Party to Environmental Liabilities and Costs of $500,000 or more; and


                           (iv) any of the foregoing (without regard to the monetary amount thereof) that could reasonably be expected to have a Material Adverse Effect.


                  (l) Governmental Investigations. Promptly after submission to any Governmental Authority all documents and information furnished to such Governmental Authority in connection with any investigation of the Company or any other Company Party which, if adversely determined, could result in a Material Adverse Effect; PROVIDED, HOWEVER, that the Company and the other Company Parties shall not be required to disclose any documents and information that counsel has advised the Company should not be disclosed under any applicable law.

                  (m) Legal Proceedings. Promptly after the commencement thereof but in any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Company or any other Company Party, notice of each action, suit or proceeding involving the Company or any other Company Party before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect.


                  (n) Other Information. Promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Company and the other Company Party as the Agent or any Purchaser from time to time may reasonably request.


                  7.6. Compliance with Laws. The Company shall comply, and cause each other Company Party to comply, with all applicable Legal Requirements (including but not limited to Environmental Laws and compliance in respect of products that they sell or service they perform, conduct of their businesses, or use, maintenance or operation of real and personal properties owned or possessed by them), except for non-compliance (other than non-compliance in the payment of taxes or any other non-compliance which could result in a Lien on any Collateral), that, individually or in the aggregate, will not result in and could not reasonably be expected to result in a Material Adverse Effect.


                  7.7. Preservation of Existence. Subject to Section 8.4(a) hereof, the Company shall maintain and preserve, and cause each other Company Party to maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary; except where instances of failure to qualify or remain in good standing or failure to maintain rights and privileges, individually or in the aggregate, will not result in and could not reasonably be expected to result in a Material Adverse Effect.


                  7.8. Keeping of Records and Books of Account. The Company shall keep, and cause each other Company Party to keep, adequate records and books of account, with complete entries made in accordance with GAAP.


                  7.9. Inspection Rights.


                  (a) Collateral. The Company shall permit, and cause each of the Subsidiaries to permit, the Agent or any Purchaser, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate (i) to examine and inspect the books and records of the Company and the other Company Parties and take copies and extracts therefrom, (ii) to verify materials, leases, notes, receivables, deposit accounts and other assets and liabilities of the Company and the other Company Parties from time to time, and
(iii) to inspect and to conduct appraisals and/or valuations of the Collateral at the distribution centers and retail stores of the Company and the other Company Parties; PROVIDED, HOWEVER, that, so long as an Event of Default has not occurred and is not continuing, (x) the Agent and its representatives shall be limited to four (4) visits per calendar year to the Company's corporate headquarters (or such other locations if deemed necessary by the Agent) for purposes of conducting any such actions described in clauses (i) through (iii) above, with all expenses related to such visits to be borne by the Company in accordance with Section 7.9(c) hereof, and (y) all such actions described in clauses (i) through (iv) above shall be conducted at reasonable times and during normal business hours. In addition, the Company and its Subsidiaries will cause to be conducted a physical Inventory count on or about March 31,

2000 and shall promptly after such count becomes available provide to the Agent a copy of the written results of such physical Inventory count. The Agent will use reasonable efforts to minimize the disruption of the Company's business in connection with the exercise of its rights under this paragraph.


                  (b) Valuations. The Company shall permit and cause the Subsidiaries to permit, the Agent or any Purchaser, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate to examine and re-evaluate the value of the Collateral, including without limitation the Memorabilia.


                  (c) Costs and Expenses. All reasonable out-of-pocket expenses of the Agent and the Purchasers, as the case may be, in connection with the inspection rights set forth in subsection 7.9(a) and (b) shall be payable by the Company. Such expenses shall include without limitation the (i) reasonable fees and expenses including with respect to retaining a third party consultants, (ii) reasonable out-of-pocket travel expenses (including those incurred in connection with periodic field audits by employees of the Agent or the Purchasers, as the case may be), (iii) reasonable out-of-pocket fees and expenses incurred by the Agent or the Purchasers, as the case may be, in connection with the monitoring of the Collateral, and (iv) out-of-pocket messenger and delivery expenses, and out-of pocket duplicating expenses. So long as no Event of Default shall be in existence, the Agent and the Purchasers agree to advise the Company of their respective intention to retain third parties (other than legal counsel) at any time after the Closing Date and to consult with the Company regarding same.


                  7.10. Maintenance of Properties. The Company shall maintain and preserve, and cause each other Company Party to maintain and preserve, all of their properties (including all real properties leased or owned by them) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all Leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder; except where any failure to maintain and preserve their properties or failure to comply with the provisions of their Leases, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.


                  7.11. Insurance.


                  (a) Maintenance of Insurance. The Company shall maintain, and cause each other Company Party to maintain, with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent as of the Closing Date and with such deductibles or self-insured retentions as are in accordance with normal industry practice and all applicable laws, rules and regulations; PROVIDED, HOWEVER, that in no event will any such deductible or self-insured retention in respect of liability claims or in respect of casualty damage exceed, in each such case, $250,000 per occurrence. Subject to the Intercreditor Agreement, each insurance policy referred to in this Section 7.11 shall specify the Agent (for the benefit of the Purchasers) as loss payee thereof and contain a standard endorsement satisfactory to the Agent effecting such specification and, all policies covering the Collateral are to be made payable to the Agent, in case of loss, under a standard non-contributory "LENDER" or "SECURED PARTY" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the additional insured endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of modification or cancellation. At the Company's request, the Agent may arrange for such insurance, but at the Company's expense and without any responsibility on the Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

                  (b) Modification of Insurance. After the Closing Date, the Company shall have the right to change insurance carriers to one or more other insurance carriers having the same rating from A.M. Best & Co. or to modify existing insurance policies upon notice to the Agent, without the Agent's consent; PROVIDED, however, that on the effective date of such changes and modifications, (i) the Company Parties remain insured in such amounts and covering such risks as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto, (ii) such insurance is adequate in amount and scope as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (iii) the amount, adequacy and scope of such insurance is substantially similar to that in existence as of the Closing Date, (iv) a loss payee endorsement is delivered to Agent simultaneously with the effective date thereto (there being no grace period for any Event of Default based on the requirements of this Section), and (v) such insurance otherwise complies with all other requirements of this Agreement.


                  (c) Prosecution of Claims. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the sole right, in the name of the Agent and the Company, to file claims under any insurance policies insuring any of the Collateral, provided that the Agent gives prompt notice thereof to the Company, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.


                  (d) Delivery of Policies. Except as otherwise provided in
Section 7.4(c), the Company shall, if so requested by the Agent, deliver to the Agent a copy of its policies of its insurance and will deliver on the date hereof, and thereafter as often as the Agent may reasonably request, a report of a reputable insurance broker certifying such insurance to be adequate and customary. The Company shall also, at the request of the Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.


                  7.12. Environmental. The Company shall comply, and cause each other Company Party to comply in all material respects, with the requirements of all Environmental Laws and provide to the Agent all documentation in connection with such compliance that the Agent may reasonably request; and not cause or permit the Collateral or any property or facility owned, operated or occupied by the Company or any other Company Party to be used for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials except in compliance with applicable Legal Requirements, and except where instances of non-compliance with the requirements of all Environmental Laws or the use of the Collateral or any property or facility owned, operated or occupied by a Company Party for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect. On behalf of the Company and each other Company Party, the Company hereby agrees to defend, indemnify, and hold harmless the Agent and the Purchasers, their employees, agents, officers, and directors, from and against any Losses and Environmental Liabilities and Costs arising out of
(i) any Release, or threatened Release on any property presently or formerly owned or occupied by any of the Company or any other Company Party (or their predecessors in interest or title) or at any disposal facility which received Hazardous Materials generated by the Company or any other Company Party; (ii) any violation of Environmental Laws, (iii) any Environmental Actions, (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to exposure to Hazardous Materials used, handled, generated, transported or deposited by the Company or any other Company Party (or any predecessor in interest or title); and/or (v) the breach of any representation or warranty made by the Company in Section 5.14 hereof or the breach of any covenant made by any of the Company or any other Company Party in this Section 7.12. This indemnity shall survive the payment of the Obligations and discharge or release of any Lien granted under any Note Document.


                  7.13. Further Assurances. The Company shall do, execute, acknowledge, deliver, record, file, register and perform, and cause each of its U.S. Subsidiaries (or any other entity as to which the Purchasers at any time have a Lien on the assets or ownership interest thereof) to do, execute, acknowledge, deliver, record, file, register and perform, at the sole cost and expense of the Company all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, continuation statements, notices of assignment, transfers and assurances as the Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Note Document, (b) to subject the Collateral to valid and perfected first (or second, as the case may be) priority Liens, (c) to perfect and maintain the validity, effectiveness and priority of any of the Note Documents and the Liens intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer and confirm unto the Agent and the Purchasers the rights now or hereafter intended to be granted to the Agent and the Purchasers under this Agreement, any other Note Document or any other instrument under which the Company or any other Company Party may be or may hereafter become bound to convey, mortgage or assign any of its assets or other rights to the Agent and the Purchasers.


                  7.14. Financial Accounting Practices. The Company shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Company and each other Company Party and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP, and (ii) to maintain accountability for assets, and (c) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  7.15. Cash Management System.


                  Subject, at all times, to Section 3.4, from and after the Working Capital Facility Termination Date:


                  (a) Cash Management. (i) The Company shall cause all cash and all proceeds from Receivables, other accounts receivable and the sale of Inventory and Memorabilia or any other Collateral to be deposited into the Depository Accounts in the ordinary course of business of each of the Company Parties consistent with past practice but in any event not less than twice each week, (ii) cause all remittances on credit card sales to be transferred from the Depository Account into the Blocked Account on a daily basis (or to be sent directly into the Blocked Account) and execute and deliver to the Agent the Blocked Account Agreement, (iii) cause all funds in the Depository Accounts to be transferred into the Blocked Account in the ordinary course of business of the Company consistent with past practice but in any event not less than twice each week (except for the amounts needed to make the payments to state taxing authorities in the amounts, to the states and with the periodicy set forth in
SCHEDULE 7.15 for a period of up to sixty (60) days), such funds transfer to be automatic and under the control of the Agent pursuant to notice letters to Depository Accounts Banks (or Depository Account Agreements reflecting same) and Credit Card Obligors, (iv) deposit the Net Cash Proceeds of Asset Sales in the Blocked Account, (v) permit the Agent to cause all funds transferred to the Blocked Account to be applied to reduce the Obligations outstanding from time to time with any excess amounts to be applied to the Cash Concentration Account,
(vi) take all such actions as the Agent deems necessary or advisable to send all cash, all proceeds from the sale of Inventory and Memorabilia, all remittances or other proceeds of Collateral to the Blocked Account to be applied to the Obligations, (vii) upon request by the Agent (A) execute and deliver to the Agent a Bank Notice Letter for each Depository Bank listed on SCHEDULE 5.20 to this Agreement, and use its best efforts to obtain the Depository Account Agreements, (B) deliver to the Agent a credit card bank depository agreement, satisfactory to the Agent, duly executed by the Company or any other Company Party and each credit card servicer of the Company or any other Company Party, and (C) take such other actions as the Agent deems necessary or advisable to grant to the Agent dominion and control over the funds in the Blocked Account. The requirements of this Section 7.15(a) must be completed within twenty-five
(25) days of the Working Capital Facility Termination Date.


                  (b) Depository Accounts. Each Company Party shall promptly, but in any event not later than five (5) days, after the opening of any new Depository Account, notify the Agent in writing of the creation of such new Depository Account and shall at the time of such notice execute and deliver to the Agent a Bank Notice Letter. Upon and during the continuance of an Event of Default, each Company Party shall, upon the request of the Agent, use its best efforts to cause each Depository Bank maintaining a Depository Account which has not previously delivered a Depository Account Agreement as aforesaid to promptly, and in any event within thirty (30) days after the date of such request, enter into a Depository Account Agreement. If, after any such request by the Agent, a Company Party is unable to obtain a Depository Account Agreement from any financial institution that receives remittances or other proceeds of sales of Inventory within such thirty (30) day period, such Company Party shall promptly thereafter terminate such accounts and establish new accounts at a financial institution that will enter into a Depository Account Agreement.


                  (c) Credit Card Obligors. Each Company Party shall promptly, but in any event not later than five (5) days, after the establishment of any new credit card relationship, notify the Agent in writing of the creation of such new relationship and, at the time of such notice, shall execute and deliver to the Agent a Payment Direction Notice, and thereafter shall use its best efforts (but not requiring any payment to be made by such Company Party) to deliver to the Agent a credit card bank depository account agreement, in form and substance satisfactory to the Agent, duly executed by such Company Party and such new credit card servicer.


                  7.16. Store Openings and Closings. The Company shall be permitted to close the retail/restaurant locations set forth on SCHEDULE 7.16 hereto. At no time during the term of this Agreement shall the Company Parties, collectively, (a) close in any single fiscal year more than eight (8) retail/restaurant locations in addition to those locations set forth on SCHEDULE 7.16, or (b) open in any single fiscal year more than three (3) new locations owned by any Company Party.


                  7.17. Memorabilia and Inventory. The Company shall maintain, hold for safe-keeping and preserve the Memorabilia and Inventory at all locations including those originally located at closed stores in a manner consistent with maintaining its maximum value. Subject to Section 7.18, the Memorabilia and Inventory shall not be moved to any location outside the United States of America or to any other location other than those locations listed on
SCHEDULE 7.17 without the prior written consent of the Agent; PROVIDED, HOWEVER, that no such consent shall be required for Memorabilia moved outside the United States to franchisees pursuant to contractual obligations with such franchisees so long as advance written notification of same is provided to the Agent adequately describing the Memorabilia so transferred and the Book Value attributable to the same.


                  7.18. Change in Collateral; Collateral Records. The Company shall give the Agent (a) not less than twenty (20) days' prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and with respect to which the Agent has filed financing statements and otherwise has fully perfected its Liens thereon, and (b) prompt notice of any other change in the location of any Collateral. Notwithstanding the foregoing, no Memorabilia shall be moved outside the United States or to franchisee locations without the prior written consent of the Agent, to the extent that the Book Value of the aggregate amount of Memorabilia so moved exceeds $300,000 (with exchanges of Memorabilia being permitted within such limit). The Company shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or mix of the Collateral or the security interests granted therein. The Company and each other Company Party agrees to execute and deliver to the Agent for the benefit of the Agent from time to time, the Memorabilia Report and such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. The Memorabilia Report shall be updated weekly to reflect any sale or other movement of Memorabilia. Any failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interest in the Collateral.


                  7.19. Landlord Waivers. Except to the extent required to be delivered on or prior to the Closing Date under Section 4.1 hereof, the Company shall, and shall cause the other Company Parties to, use their respective best efforts to obtain and deliver to the Agent a fully executed landlord waiver, in form and substance satisfactory to the Agent, from each of the Company's and each Guarantor's landlords identified on SCHEDULE 7.19 hereto.


                  7.20. Leases. The Company shall, and shall cause each other Company Party to (a) comply in all material aspects with all of their respective obligations under Leases and (b) not modify, amend, extend or otherwise change any of the terms, covenants or conditions of any such Leases if such modification, amendment, extension or other change could reasonably be expected to result in a Material Adverse Effect.


                  7.21. Authenticity Documents.


                  (a) The Company shall, and shall cause each of the U.S. Subsidiaries to, deliver to the Memorabilia Agent all Authenticity Documents existing as of the Closing Date within ten (10) days after the Closing Date, and all other Authenticity Documents within ten (10) days after receipt thereof with respect to each item of Memorabilia whether now owned or hereafter acquired, in each case, (i) in a form to facilitate retrieval of such Documents (notated by item number corresponding to the Memorabilia Report), and (ii) accompanied by a master list of the Authenticity Documents being delivered. The Company shall identify such Authenticity Documents in a manner that will facilitate retrieval by the Memorabilia Agent of Authenticity Documents.


                  (b) The Company shall, and shall cause each of the U.S. Subsidiaries to, deliver the Authenticity Documents to the Agent within ten (10) days after the Working Capital Facility Termination Date.


                  7.22. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized New Class A Common Stock or other equity securities, solely for the purpose of issue or delivery upon conversion of any or all of the Obligations pursuant to Section 3.8 or exercise of all outstanding Warrants as provided therein, such number of Shares of New Class A Common Stock or other equity securities as would be issuable or deliverable upon the conversion in full of all of the Obligations and exercise in full of all of the Warrants. The Company shall issue the New Class A Common Stock or other equity securities for which the Warrants are exercisable upon the exercise of the Warrants in accordance with the provisions thereof and shall otherwise comply with the terms thereof. The Company shall deliver the New Class A Common Stock or other equity securities into which the Obligations are convertible to the Agent for delivery to the Purchaser or other Holder, as the case may be, in accordance with the provisions of Section 3.8.

                  7.23. Stock Issuable on Conversion or Exercise. All Shares of New Class A Common Stock or other Securities of the Company issuable upon the conversion of any Obligations hereunder or the exercise of any Warrants, when issued and delivered in accordance with the terms hereof and thereof for the consideration expressed herein or therein, will be duly authorized, validly issued and fully paid and non-assessable and subject to no preemptive rights.


                  7.24. Sale of the Company. In the event of a sale or transfer of all or substantially all of the capital stock of the Company (by way of merger or otherwise), the Company shall, if requested by any Purchaser or any Holder of Warrants, use its reasonable best efforts to cause such transaction to be structured in a manner that requires the purchaser(s) to purchase the Warrants from the Purchasers or such other Holders at a price equal to the consideration each Purchaser or Holder would have received had it exercised its Warrants immediately prior to the consummation of such transaction, less the exercise price of such Warrants.

                  7.25. HSR Act. The Company shall make all filings with, and obtain all approvals, consents and actions by, any Governmental Authority necessary to ensure that any exercise of Warrants complies with the HSR Act, and shall pay all applicable filing fees payable under the HSR Act on the part of any Holder of Warrants in connection with such exercise and all fees and expenses of any Holder incurred in connection with the preparation of such filings and the obtaining of such clearance.

                  7.26. Allocation of Value to Warrants. The Company shall allocate $130,000 ($0.65 per warrant) to the value of the Warrants.

                                    ARTICLE 8

                               NEGATIVE COVENANTS


                  Until the payment of all principal of and interest on the Notes and all other Obligations due at any time under this Agreement, the Notes or any other Note Documents, including all fees, expenses and amounts due at such time in respect of indemnity obligations, the Company covenants and agrees for the benefit of the Purchasers and the Agent that it will not:


                  8.1. Liens. Create or suffer to exist, or permit any other Company Party to create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other Assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of their respective Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following (the "PERMITTED LIENS"):


                  (a) Liens created pursuant to the Note Documents;


                  (b) Liens existing on the Closing Date and extensions and renewals thereof; PROVIDED that such extensions and renewals do not change the principal, interest, or other financial terms or obligations thereof, as set forth in SCHEDULE 8.1 hereof;


                  (c) Liens in connection with any taxes, assessments, governmental charges, levies, or claims that are not yet due and payable or which the Company is contesting in good faith and by appropriate proceedings diligently conducted, so long as reserves or other appropriate provisions as may be required by GAAP have been made therefor and so long as the failure to pay the same would not result in and could not reasonably be expected to result in a Material Adverse Effect;


                  (d) Liens created by operation of law, other than Environmental Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days, which are being contested in good faith by appropriate proceedings and which have been bonded or with respect to which a stay of enforcement is in effect;


                  (e) deposits (including utility security deposits), pledges or Liens (other than Liens arising under ERISA), securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (iii) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                  (f) Liens in favor of the Working Capital Agent and the PIK Trustee, subject to the Intercreditor Agreement;


                  (g) purchase money Liens solely on the asset being acquired; PROVIDED, that each such Lien does not exceed $3,000,000 in amount;


                  (h) judgment Liens that do not constitute an Event of Default;


                  (i) Intentionally Omitted;


                  (j) existing Liens on assets acquired after the Closing Date;


                  (k) in the case of the Inactive Guarantors, involuntary Liens;


                  (l) mechanic's Liens in an aggregate amount not to exceed $50,000;


                  (m) precautionary UCC filings in connection with property not constituting Collateral hereunder (e.g. leases of telecopier machines); and


                  (n) statutory landlord's liens arising under a Lease with respect to the interest of the Company or Guarantors as a lessee or sublessee under such Lease, but not including any liens or encumbrances arising out of any default thereunder.


                  8.2. Indebtedness. Create, incur or suffer to exist, or permit any of its U.S. Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:


                  (a) Indebtedness created hereunder;


                  (b) Indebtedness existing on the date hereof, as set forth in
SCHEDULE 8.2 hereto or related to the Inactive Guarantors (to the extent such Indebtedness is in existence on the date hereof); (including subsequent refinancings so long as all such refinancings do not increase the principal amount thereof);


                  (c) Indebtedness in connection with Capitalized Leases permitted by Section 9.7 of this Agreement (including subsequent refinancings so long as all such refinancings do not increase the principal amount thereof);


                  (d) Indebtedness evidenced by the PIK Notes under the PIK Indenture in an aggregate principal amount not to exceed $95,000,000 (including subsequent refinancings so long as all such refinancings do not increase the original principal amount thereof, and such Indebtedness, refinancings and liens under the PIK Indenture, and the PIK Trustee thereunder, are subject to the Intercreditor Agreement);


                  (e) Indebtedness under the Working Capital Credit Agreement (including subsequent refinancings) in an aggregate principal amount not to exceed $15,000,000.00 at any time (including subsequent refinancings so long as all such refinancings do not increase the original principal amount thereof, and such Indebtedness and refinancings thereof, and the lenders thereunder, are subject to the Intercreditor Agreement);

                  (f) Indebtedness secured by the Liens (and subject to the limitation in amount) referred to in Section 8.1(g); and


                  (g) Indebtedness incurred pursuant to, and in accordance with the requirements of, Subsections 8.6(e) and (f) hereof.


                  8.3. Guarantees. Become liable, or permit any other Company Party to become liable, under any Guarantee in connection with any Indebtedness of any other Person, other than:


                  (a) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;


                  (b) guaranties existing on the date hereof, as set forth in
SCHEDULE 8.3 hereto, but not any renewal or other modification thereof;


                  (c) guaranties of Indebtedness described in Section 8.2; and


                  (d) guaranties of Indebtedness of non-wholly owned Subsidiaries or joint ventures so long as such guaranties are unsecured and expressly subordinated to the prior payment in full of the Obligations in form and substance reasonably satisfactory to the Purchasers (such subordination to be satisfactory if such subordination has the same terms of subordination as applicable to the Indebtedness created by the PIK Indenture under the Intercreditor Agreement).


                  8.4. Merger, Consolidation, Sale of Assets.


                  (a) Merger or Consolidation. Merge or consolidate with any Person, or permit any other Company Party to merge or consolidate with any Person; PROVIDED, HOWEVER, that the Company or any Guarantors may merge with any other Company Party so long as there is no material impact on any Company Party or on the Collateral or on any Lien in favor of the Agent (as determined by the Agent in its sole determination).


                  (b) Asset Sales. Effect or permit any Asset Sale, by it or any other Company Party (other than Inactive Guarantors), whether in one transaction or in a series of related transactions; PROVIDED, HOWEVER, that


                           (i) the Company and the other Company Parties may sell Inventory and Receivables in the ordinary course of business,


                           (ii) the Company and the other Company Parties may dispose of obsolete or worn-out property (other than Inventory or Memorabilia) in the ordinary course of business for fair market value, if the proceeds are used to promptly replace such assets,


                           (iii) so long as no Event of Default has occurred and is continuing, the Company and the Active Guarantors may sell Memorabilia, upon delivery to the Agent of a request by the Company to release the Authenticity Documents relating to such Memorabilia and a certification by a Designated Financial Officer that such Memorabilia is to be sold at a price such that the Net Proceeds of such sale are greater than eighty percent (80%) of the current Book Value of such Memorabilia; PROVIDED, that (x) the Net Cash Proceeds of such sale are applied as required under the Working Capital Credit Agreement and this Agreement and (y) the non-cash portion of the Net Proceeds thereof shall not exceed in the aggregate at any time $500,000,


                           (iv) so long as no Default or Event of Default has occurred and is continuing, the Company Parties may effect Asset Sales of loans, advances and investments permitted by Section 8.6 (other than Section 8.6(d)), in each case for fair market value; PROVIDED, that the non-cash portion of such Net Proceeds, together with all other non-cash Net Proceeds in respect of all other Asset Sales, shall not exceed in the aggregate at any time $2,000,000,


                           (v) [omitted],


                           (vi) the Company Parties may effect Asset Sales of Assets among the Active Guarantors or from any Active Guarantor to the Company so long as such Asset Sales are made in exchange for adequate and fair consideration under applicable law (except that no such Asset Sales shall be permitted from the Company to any Guarantor) and PROVIDED, THAT all Liens created under the Note Documents are perfected and continue to be perfected with the priority required under the Note Documents, and


                           (vii) so long as no Default or Event of Default has occurred and is continuing, the Company Parties may effect Asset Sales of Assets not otherwise described in this Section 8.4(b), in each case for fair market value; PROVIDED, that (x) the Net Cash Proceeds of such Asset Sales are applied as required under the Working Capital Credit Agreement and this Agreement and (y) the non-cash portion of such Net Proceeds, together with all other non-cash Net Proceeds in respect of all other Asset Sales, shall not exceed in the aggregate at any time $2,000,000 (the foregoing in no way limiting the grant by the Company and the Guarantors of a perfected second priority Lien on the Collateral, in each case which attaches to proceeds thereof).


                  8.5. Change in Nature of Business. Make, or permit any of the other Company Parties (other than Inactive Guarantors) to make, any change in the nature of its business as carried on at the date hereof.


                  8.6. Loans, Advances and Investments. Make, or permit any of the other Company Parties to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any of the other Company Parties to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than:


                  (a) Permitted Investments;


                  (b) Receivables for goods sold owing to the Company or any of the other Company Parties if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of the Company or the other Company Parties, as the case may be (but not covered by (e) or (f) of this Section 8.6);


                  (c) loans and advances to employees in the ordinary course of business in an aggregate principal amount not to exceed $150,000 (inclusive of relocation expenses) at any time outstanding;

                  (d) investments existing on the date hereof, as set forth in
SCHEDULE 8.6 hereto; or


                  (e) loans and advances made from the Company to any Active Guarantor or any Foreign Entity so long as the aggregate amount of such loans and advances does not exceed $4,000,000 (minus all amounts in (f) below) and PROVIDED THAT (x) the Agent has been granted a perfected second priority Lien in the ownership interest held by the Active Guarantor or Foreign Entity (limited in the case of the stock of a Foreign Entity to 66 2/3 of the shares or other ownership interest) in the jurisdiction governing perfection and such Lien is perfected (and evidence of same has been delivered to the Agent in form and substance reasonably satisfactory to it) and if the interest pledged is of an entity formed outside of the United States the Agent shall determine whether such perfection has occurred based on advice of counsel), and (y) all such loans and advances are evidenced by a note or other ownership interest, pledged (and delivered) to the Agent hereunder as described above and subordinated to the prior payment in full of the Obligations; PROVIDED, FURTHER, that, notwithstanding anything herein to the contrary, loans and advances from any Company Party to an Inactive Guarantor shall not be permitted; or


                  (f) loans and advances made by the Company or any Active Guarantor to (or investments made with respect to) any joint venture created after the date hereof in which the Company or any Active Guarantor has an interest in an aggregate amount not to exceed $4,000,000 (minus all amounts in (e) above); PROVIDED, HOWEVER, that no such amount shall be permitted to be loaned or advanced hereunder by the Company or any Active Guarantor in such joint ventures unless prior to such loan or advance all such loans and advances are evidenced by a note pledged to the Agent hereunder which is subordinated to the prior payment of the full amount of the Obligations.


                  8.7. Lease Obligations. Create, incur or suffer to exist, or permit any of the other Company Parties to create, incur or suffer to exist, any obligations as lessee for the payment of rent for any real or personal property in connection with any sale and leaseback transaction without the prior written consent of the Agent.


                  8.8. Dividends, Prepayments. Declare or pay any dividends, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, make any other payment or distribution of assets to its stockholders as such, or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, defease or otherwise retire, any other Indebtedness, or permit any of the other Company Parties to do any of the foregoing or to purchase or otherwise acquire for value any stock of the Company, other than (a) the payment of dividends or other distributions by any Guarantor to the Company or (b) subject to the Intercreditor Agreement, the payment of Permitted PIK Note Payments, (c) dividends or distributions payable in capital stock or other equity interests, warrants to purchase capital stock or other equity interests or split-ups or reclassifications of its capital stock or other equity interests into additional shares of its capital stock or other equity interests, (d) prepayments of other Indebtedness not in excess of $500,000 in the aggregate, and (e) except to the extent limited by clauses (b) and (d) of this Section, payments with respect to Indebtedness permitted under Section 8.2.


                  8.9. Transactions with Affiliates. Except as set forth in
SCHEDULE 8.9 hereto, (a) enter into or be a party to, or permit any of the other Company Parties to enter into or be a party to, any transaction with any Affiliate of the Company except as otherwise provided herein or in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to the Company or the other Company Parties as are available from unaffiliated third parties, or (b) subject to Section 8.6 hereof, engage in any loan or capital investment (or any transaction which is the substantive equivalent thereof) with Affiliates of the Company.


                  8.10. Sale Policies. Engage in policies or procedures with respect to the selling price of Inventory, which policies and procedures are inconsistent in any material respect with the past practices of the Company or good retail practice absent the prior written consent of the Agent.


                  8.11. Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of any Hazardous Material at property owned or leased by the Company except in compliance with Environmental Laws and, so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials would not result in Environmental Liabilities and Costs in excess of $500,000 in the aggregate together with such Environmental Liabilities and Costs.


                  8.12. ERISA.


                  (a) Engage in any prohibited transaction described in Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor;


                  (b) permit, or permit any ERISA Affiliate to permit, any Lien to arise under ERISA or Section 412(n) of the Code;


                  (c) amend or permit any ERISA Affiliate to amend any Plan in a manner that would require security under Section 307 of ERISA; or


                  (d) request or permit any ERISA Affiliate to request a waiver of the minimum funding requirements under Section 412 of the Code in respect of any Plan.


                  8.13. Subsidiaries. Create or acquire any Subsidiaries not existing on the Closing Date; PROVIDED, HOWEVER, that the Company may create or acquire (a) one or more U.S. Subsidiaries after the Closing Date with the consent of the Agent; PROVIDED, that each such U.S. Subsidiary promptly, and in no event later than ten (10) Business Days after creation or acquisition, as the case may be, becomes a Guarantor under the Note Documents, enters into a Subsidiary Security Agreement and a Subsidiary Pledge Agreement and takes all actions reasonably requested by the Agent to ensure that Liens in favor of the Agent are created and are or remain perfected with respect to the Collateral or
(b) one or more Foreign Entities so long as no assets currently owned by a U.S. Subsidiary (other than Memorabilia transferred or moved in accordance with Sections 7.17 and 7.18) are transferred to any Foreign Entity and substantially all of such Foreign Entity's assets are located outside of the United States.


                  8.14. Capital Expenditures. Make or be committed to make, or permit any other Company Party to make or be committed to make, any expenditure (by purchase or capitalized lease) for fixed or capital assets, other than expenditures (including obligations under Capitalized Leases) which would not cause the aggregate amount of all such expenditures to exceed $6,000,000 per annum (on a cumulative basis such that amounts not used in any one (1) year may be used in subsequent years);

PROVIDED, HOWEVER, that amounts permitted to be expended pursuant to Section 8.6 shall not be deemed to be capital expenditures hereunder.


                  8.15. Federal Reserve Regulations. Permit the proceeds of any Note to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.


                  8.16. Intellectual Property. At any time take or fail to take, or knowingly permit to be taken or not taken, any acts which would in any way challenge or impair its or any of its Subsidiaries rights in any of the Intellectual Property necessary for the operations of their businesses, except only when the taking or failure to take any such action would not result in, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; PROVIDED, that the Company shall have the right to allow any trademark (other than the PH Trademarks) to lapse if the Company determines to do so in its reasonable business judgment and there would be no Material Adverse Effect.


                  8.17. No Purchase of Loans or Notes. Purchase or otherwise acquire, or permit any other Company Party or other Affiliate of the Company or any other Company Party to purchase or otherwise acquire, any of the Loans or the Notes or any interest therein.


                  8.18. Inactive Guarantors. Permit any Inactive Guarantor to engage in business or other activity of any kind other than that which is directly related to the maintenance of its organization existence.


                  8.19. Negative Pledge. Mortgage, encumber, hypothecate or otherwise pledge, or permit any other Company Party to mortgage, encumber, hypothecate or otherwise pledge, any (a) Leases or other real property interests, (b) shares of or interest in any Guarantors or Foreign Entities not pledged to the Agent hereunder, (c) any interest of the Company or any Guarantor in any foreign or domestic joint venture, (d) any Assets in any Foreign Entity or any joint venture, or (e) any interest in TSP; PROVIDED, HOWEVER, that the interests or Assets described in clauses (c) and (d) may be subject to a pledge in favor of a third party if such joint venture or Foreign Entity is not, and will not be, the recipient of any loans or advances under Section 8.6(e) or (f) hereof. If, notwithstanding the previous sentence, the Company grants a security interest in the capital stock of Hospitality, or Hospitality grants a security interest in the Membership Interest or any other interest in TSP, in violation of the same, the Company shall automatically and without the requirement of notice to or action by any Person be deemed to have granted to the Agent a prior and superior security interest therein (subject only to the lien of the Working Capital Agent therein), and shall take all actions reasonably requested by the Agent to effect the same.


                  8.20. Foreign Entities. Permit any Foreign Entity, now existing or hereafter formed, to own (by acquisition or transfer from the Company or any Guarantor) or otherwise take possession of any asset that is located within the United States of America (other than assets having an aggregate Book Value of not more than $50,000 at any time); PROVIDED, HOWEVER, that, notwithstanding anything to the contrary in this Section 8.20, the Company and the Active Guarantors shall be entitled to transfer or move Inventory and Memorabilia in accordance with the terms of Sections 7.17 and 7.18 hereof).

                                    ARTICLE 9

                                 INDEMNIFICATION


                  9.1. Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless each Purchaser, the Agent and their respective Affiliates and their respective officers, directors, agents, employees, partners, members and shareholders (each, an "INDEMNIFIED PERSON") to the fullest extent permitted by law from and against any and all Losses resulting from (a) any breach of any representation or warranty, covenant or agreement of any Company Party in this Agreement or any other Note Document (without giving effect to any materiality or material adverse effect or knowledge qualification contained therein), (b) any matter disclosed in the Schedules to this Agreement or any other Note Document or (c) any legal, administrative or other actions (including actions brought by any equity holders of the Company or derivative actions brought by any Person claiming through a Company Party or in a Company Party's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or any other Note Document or any of the transactions contemplated hereby or thereby (including without limitation the use of proceeds of the Loans, other than Losses that result from the Indemnified Person's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. In connection with the obligation of the Company Parties to indemnify for expenses as set forth above, the Company Parties further agree, jointly and severally, to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person.


                  9.2. Notification. Each Indemnified Person under this Article will, promptly after the receipt of notice of the commencement of any action, or other proceeding against such Indemnified Person in respect of which indemnity may be sought from the Company under this Article, notify the Company in writing of the commencement thereof. The failure of any Indemnified Person so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Person hereunder. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which the Company, on the one hand, and an Indemnified Person, on the other hand, are, or are reasonably likely to become, parties, such Indemnified Person shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the opinion of such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Person, on the other hand, that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall the Company be required to pay fees and expenses under this Article for more than one firm of attorneys for such Indemnified Person in any jurisdiction in any one legal action or group of related legal actions. The Company shall not consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Indemnified Person. The rights accorded to Indemnified Persons hereunder shall be in addition to any rights and remedies that any Indemnified Person may have at law or in equity, by separate agreement or otherwise.


                  9.3. Survival. The provisions of this Article 9 shall survive the payment of the Obligations and discharge or release of any Lien granted under any Note Document.



                                   ARTICLE 10

                              DEFAULTS AND REMEDIES


                  10.1. Events of Default. Each of the following shall constitute an "EVENT OF DEFAULT":


                  (a) The Company or any Guarantor shall (i) fail to make any payment of principal or interest under this Agreement or any Note when due, (ii) except as set forth in clause (iii), fail to pay when due any other amount payable under this Agreement or any other Note Document (including but not limited to the making of deposits in the Depository Accounts, the Blocked Account or the Cash Concentration Account) or (iii) fail to pay fees, expenses and any other DE MINIMIS amounts required hereunder and such failure under this clause (iii) shall have continued unremedied for a period of two (2) days; or


                  (b) Any representation or warranty made by the Company or any Guarantor under this Agreement or any other Note Document or any statement made by the Company or any Guarantor in any financial statement, certificate, report or document furnished to the Agent or the Purchasers pursuant to or in connection with this Agreement or any other Note Document (other than those related to an Inactive Guarantor, except with respect to its inactivity), shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or


                  (c) The Company or any Guarantor shall default in the performance or observance of any covenant contained in Article 7 hereof (subject to the grace periods applicable under this Agreement to the covenants contained in Article 7, including such grace periods contained in subsection 10.1(d) hereof) or Article 8 hereof; or


                  (d) The Company or any Guarantor shall default in the performance or observance of (i) the covenants contained in Section 7.5 (other than paragraphs (e) and (f) thereof) and such default shall have continued unremedied for a period of five (5) days, (ii) the covenants contained in paragraphs (e) and (f) of Section 7.5 and such default shall have continued unremedied for a period of three (3) days, or (iii) any other covenant, agreement or duty under this Agreement or any other Note Document (to the extent not otherwise set forth in this Section 10.1) and such default shall have continued unremedied for the period specified herein or in such other Note Document with respect to such covenant, agreement or duty, or if not otherwise specified, then for a period of thirty (30) days; or

                  (e) There shall be an "EVENT OF DEFAULT" under and as defined in the Working Capital Credit Agreement or the PIK Indenture after the expiration of applicable grace periods thereunder, if any; or


                  (f) The Company or any other Company Party (other than Inactive Guarantors so long as no Company Party, Active Guarantor or Foreign Entity is or may be liable thereon) shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against any such Person, in each case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with any of the foregoing, any such Person shall incur Environmental Liabilities and Costs which are unstayed, due and owing in an amount in excess of $500,000 in the aggregate together with other such Environmental Liabilities and Costs; or


                  (g) Any material provision of any Note Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any other Company Party, or a proceeding shall be commenced by the Company or any other Company Party, or by any Governmental Authority or other regulatory body having jurisdiction over the Company or any other Company Party, seeking to establish the invalidity or unenforceability thereof, or the Company or any other Company Party shall deny in writing that the Company or any other Company Party has any liability or obligation purported to be created under any Note Document; or


                  (h) The Company or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, the Company or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $200,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, the Company's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $500,000; or


                  (i) (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, any Company Party or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code, or such Company Party has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); and (ii) there shall result from any such event or events the imposition of a Lien or the granting of a security interest, or there shall result from any such event or events a liability or a material risk of incurring a liability which would result in a Material Adverse Effect; or


                  (j) Robert Earl shall (i) cease to be Chairman of the Board of Directors or Chief Executive Officer of the Company or (ii) breach or be in default of any of his obligations under the

Agreement Regarding Leases after the expiration of any applicable grace period applicable thereto, if any; or


                  (k) Except as set forth in Section 10.1(e), the Company or any U.S. Subsidiary shall fail to pay any principal or interest on any of its Indebtedness in excess of $200,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or


                  (l) The Company or any U.S. Subsidiary (other than an Inactive Guarantor) (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or any U.S. Subsidiary or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (m); or


                  (m) Any proceeding shall be instituted against the Company or any U.S. Subsidiary (other than an Inactive Guarantor) seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or any U.S. Subsidiary or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or


                  (n) Any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, second priority Lien on or security interest in any Collateral purported to be covered thereby; or


                  (o) One or more judgments or orders (other than a judgment described in subsections (f) or (g) of this Section 10.1) for the payment of money exceeding any applicable insurance or bond coverage by more than $1,000,000 in the aggregate shall be rendered against the Company or any U.S. Subsidiary (other than Inactive Guarantors, so long as no Company Party, Active Guarantor or Foreign Entity is or may be liable thereon) and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  10.2. Remedies. If an Event of Default shall occur and be continuing or shall exist, the Agent may, and upon the direction of the Required Purchasers shall, by notice to the Company:


                  (a) terminate the Commitment and declare the unpaid principal amount of the Loans and all other Obligations, all interest accrued thereon, all fees hereunder and all other amounts owing by the Company or any other Company Party hereunder or under the Notes or any other Note Document to be immediately due and payable in full, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; and/or


                  (b) give notice to the Company or any other Company Party of the occurrence and continuance of an Event of Default; and/or


                  (c) apply all funds deposited in the Depository Accounts to the payment, in whole or in part, of the Obligations; and/or


                  (d) set-off amounts in the Depository Account or any other accounts under the dominion and control of the Agent and apply such amounts to the Obligations of the Company hereunder and under the Note Documents;


PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in subsections (l) or (m) of Section 10.1, the Commitment shall immediately and automatically terminate, and the Loans and all other Obligations, all interest accrued thereon, all fees hereunder and all other amounts owing by the Company or any other Company Party hereunder or under the Notes or any other Note Document shall become and be immediately and automatically due and payable in full, in each case without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company and each other Company Party.


                  10.3. Remedies Under Note Documents. If an Event of Default occurs, each of the Agent and the Purchasers may also exercise all rights and remedies which it may have hereunder or under any other Note Document or at law or in equity or otherwise. All such remedies shall be cumulative and not exclusive.


                                   ARTICLE 11

                                    THE AGENT


                  11.1. Appointment and Authorization. Each Purchaser hereby appoints and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Note Documents as are delegated to the Agent by the terms hereof and the other Note Documents, together with all such powers as are reasonably incidental thereto. Subject to
Section 12.6(b), any notice or direction to the Agent from the Required Purchasers shall be deemed to be a notice or direction to the Agent from all Purchasers and shall be binding on all of the Purchasers, and the Agent shall be entitled to rely thereon as if given by all of the Purchasers. By its execution hereof, the Agent accepts such appointment and agrees to exercise the rights and perform the duties of the Agent for the benefit of the Purchasers and to comply with any directions or instructions given to it in any notice from Purchasers constituting not less than the Required Purchasers, all in accordance with the terms of this Agreement and the other Note Documents.

                  11.2. Rights of Agent. The Agent shall have the same rights and powers under the Note Documents as are given solely to the Purchasers. Except as otherwise provided in this Agreement or to the extent that it would prevent the Agent from fulfilling its obligations to the Purchasers hereunder, the Agent may accept deposits from, lend money to, and generally engage in any kind of business with the Company Parties.


                  11.3.    Actions by Agent.

                  (a) Obligations of Agent. The obligations of the Agent under this Agreement are only those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Agent shall not be required at any time to take any action with respect to any Default or Event of Default except as expressly provided in Article 10 hereof, but subject to Section 11.3(c) hereof, and (ii) in no event shall the Agent have any implied duties under this Agreement. In addition, the Agent shall not execute or consent to any amendment, supplement or modification of or to any provision of this Agreement, the Notes or any other Note Document, any waiver of any provision of this Agreement, the Notes or any other Note Document, or any consent to any departure by the Company or any other Company Party from the terms of any provision of this Agreement, the Notes or any other Note Document without the prior written direction of the Required Purchasers.


                  (b) Collateral Agent. Upon the request of the Required Purchasers, the Agent, and to the extent necessary the Company and each Company Party, shall execute and deliver a supplemental agreement and all other instruments and agreements, with terms reasonably acceptable to the Agent, necessary or proper to appoint another bank or trust company, or one or more persons approved by the Required Purchasers, to act as collateral agent of all or part of the Collateral, in any such case with such powers as may be provided in such supplemental agreement, and to vest in such bank, trust company or person as such security agent or separate trustee, as the case may be, any property, title, right or power of the Agent deemed necessary or advisable by the Required Purchasers.


                  (c) Knowledge of Agent. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default under any Note Document unless it shall have received written notice thereof from a Company Party or from a Purchaser, which notice, in the case of notice from a Purchaser, shall refer to the applicable Note Document and state that it is a notice of a Default or an Event of Default. The Agent shall take such action with respect to a Default or an Event of Default as shall be directed by the Required Purchasers; PROVIDED, HOWEVER, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Purchasers.


                  (d) Property Held for Benefit of Purchasers. The Agent shall hold any Collateral and any other documents or instruments delivered by a Company Party in connection with the Obligations, and all payments and proceeds received in connection therewith (except payments of fees and reimbursable costs and expenses of Agent), in the name of Agent for the undivided benefit and protection of the Purchasers, to be held and distributed in accordance with the terms and conditions of this Agreement, including Section 3.1(b).

                  11.4. Liability of Agent. Neither the Agent, nor any of its directors, officers, agents or employees, shall be liable for any action taken or not taken by the Agent in connection with the Note Documents (a) with the consent or at the request of the Required Purchasers or (b) in the absence of the gross negligence or willful misconduct of the Agent. The Agent shall not be compelled to do any act under the Note Documents or to take any action toward the execution or enforcement of the powers created by the Note Documents, or to prosecute or defend any suit in respect of the Note Documents, (x) if it in good faith believes that such action is unlawful or would subject it to material liability or (y) unless indemnified to its reasonable satisfaction against any and all loss, cost, liability and expense it may incur in connection therewith. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Note Documents, (ii) the performance or observance of any of the covenants or agreements of any Company Party, (iii) the legality, validity, effectiveness, enforceability, sufficiency or genuineness of the Note Documents or any other instrument or writing furnished in connection therewith or (iv) receipt by any other Purchaser of any certificates required to be delivered by the Company hereunder. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties. The Agent makes no representation as to, and shall have no responsibility to ascertain, inquire into or verify, the value or condition of the Collateral or any part thereof or as to the title of the Company or any other party to the Collateral or the validity, sufficiency or enforceability thereof or the security afforded thereby. The Agent shall not, under any circumstances or any event whatsoever, have any liability for any error or omission or delivery of any kind made in the settlement, collection or payment of any of the Collateral or of any instrument received in payment therefor or for any damage resulting therefrom other than as a result of the Agent's gross negligence or willful misconduct.


                  11.5. Indemnification. Each Purchaser shall severally, in accordance with its Note Percentage, without giving effect to any participations in all or any portion of its Notes sold by such Purchaser to any other Person, indemnify the Agent (to the extent not reimbursed by the Company) and the Agent's Indemnified Persons against any obligation, damage, penalty, judgment, cost, expense (including attorneys' fees and disbursements), claim, demand, suit, action, loss (including unpaid fees or disbursements due and owing to the Agent) or liability (including any liability under any laws relating to environmental protection and any liability for such Indemnified Person's own negligence, but not including any liability that results from such Indemnified Person's gross negligence or willful misconduct) that such Indemnified Person may suffer or incur in connection with the Note Documents or the Collateral or any action taken or omitted by such Indemnified Person thereunder. The obligations of each Purchaser under this Section shall survive payment of the Obligations and termination of this Agreement.


                  11.6. Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Note Documents. Each Purchaser also acknowledges that it will, independently and without reliance upon Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Note Documents.


                  11.7. Resignation of Agent. The Agent may resign at any time by giving written notice thereof to the other Purchasers and the Company. Upon any such resignation, the Required Purchasers shall have the right (but not the obligation) to appoint a successor Agent, without the consent of the Company. If no successor Agent shall have been so appointed by the Required Purchasers and shall have accepted such appointment, within 30 days after the giving of notice of resignation, then the retiring Agent may, on behalf of the other Purchasers, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.


                  11.8. Removal of Agent. The Required Purchasers shall have the right, in their sole discretion, to remove Agent as Agent hereunder and, without the consent of the Company, appoint a successor Agent, upon 30 days' prior written notice thereof to the Agent; PROVIDED, that if the Agent defaults in the performance or observance of any of its obligations under this Agreement or is grossly negligent in the performance of its obligations hereunder or engages in willful misconduct, then such removal shall be effective immediately upon notice to the Agent thereof.


                  11.9. Successor Agent. Upon the written acceptance of its appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


                                   ARTICLE 12

                                  MISCELLANEOUS


                  12.1. Survival of Provisions. All of the representations and warranties made in this Agreement or any other Note Documents shall survive the execution and delivery of this Agreement or such Note Document, the making of any Loans and the payment of the Notes upon redemption or otherwise, and the termination of this Agreement.


                  12.2. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by facsimile, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section:


                  (a)      if to the Purchasers:


                                    to their respective addresses
                                    set forth on Schedule 2.1


                           with a copy:


                                    to their respective counsel (if any) at the addresses set forth on Schedule 2.1, or as any such Purchaser shall notify the Company in accordance with this Section


                  (b)      if to the Company:

                                    Planet Hollywood International, Inc.
                                    Corporate Office
                                    8669 Commodity Circle
                                    Orlando, Florida  32819
                                    Attention:  Chief Financial Officer
                                    Telephone:  (407) 352-6886
                                    Telecopier:  (407) 352-7310


                  (c)      if to the Agent:


                                    Wilmington Trust Company
                                    Rodney Square North
                                    1100 North Market Street
                                    Wilmington, Delaware  19890
                                    Attention:  Corporate Trust Administration
                                    Telephone:  (302) 651-8584
                                    Telecopier:   (302) 651-8882


                  All notices and communications under this Agreement shall be deemed to have been duly given (a) when delivered by hand, if personally delivered, (b) when delivered to a courier, if delivered by commercial overnight courier service, (c) when receipt is acknowledged, if sent by facsimile.


                  The Agent shall promptly deliver a copy of each notice and other communication received from the Company or any other Company Party hereunder or under any other Note Document to each Purchaser (with such copies as such Purchaser may request) at the address for such Purchaser (and for such copies) given to the Agent in a notice from such Purchaser to the Agent in accordance with this Section.


                  12.3.    Notes.


                           (a)      Registered Notes.


                           (i) At the request of the Agent, the Company shall cause to be kept a register for the registration and transfer of the Notes (the "NOTE REGISTER") at the office of the Company, and the Company will cause to be registered or transferred on the Note Register as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.


                           (ii) At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may, subject to compliance with any applicable securities laws and the provisions of Article 6, transfer such Note upon surrender thereof at the Company duly endorsed and accompanied by an Assignment and Acceptance Agreement duly executed by the registered holder of such Note or its attorney duly authorized in writing; PROVIDED, that the Company may decline to exchange or register the transfer of any Note during the period of five Business Days preceding the due date for any payment of principal or interest on the Notes.

                           (iii) The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, interest and all other amounts (including the Origination Fee) in respect of any registered Note shall be made to or upon the written order of such registered holder.


                           (b) Exchange of Notes. At any time and from time to time, upon not less than three Business Days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to this Section 12.3 (except in the case of a lost, stolen, or mutilated certificate sought to be exchanged pursuant to Section 12.3(c), as soon as practicable), and, upon surrender of such Note at the office of the Company, the Company shall deliver in exchange therefor, without expense to the holder, except as set forth below, one or more Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of not less than U.S. $10,000.00 (unless the aggregate principal amount of all Notes held by such holder is less than $10,000.00), or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered, or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or registered assigns, as may be designated by such holder and otherwise permitted hereunder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charges imposed upon such exchange or transfer.


                           (c) Loss, Theft or Mutilation of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of any Notes, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company shall deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer, of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.


                  12.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto. Except as expressly provided in any provision of any Note Document, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement or any such Note Document.


                  12.5.    Assignments and Participations.

                           (a) By Company Parties. No Company Party may assign
any of its rights or obligations under this Agreement or any other Note Document without the written consent of the Agent, and any such purported assignment shall be void and of no effect.

                           (b) By Purchasers. Each Purchaser and any subsequent
holder of Notes may, at any time or from time to time, sell, agree to sell or assign or transfer to one or more Persons, all or any portion of its interest in the Loans, this Agreement and the other Note Documents; PROVIDED, that the parties to each such assignment shall execute and deliver to the Company with a copy to the Agent, for its acceptance and recording in the Note Register, an Assignment and Acceptance in the form of EXHIBIT L attached hereto (an "ASSIGNMENT AND ACCEPTANCE AGREEMENT"), together with the Note or Notes subject to such assignment. In the event of any such sale, assignment or transfer of a Note, upon surrender for exchange of any Note at the office of the Company designated for notices in accordance with Section 12.2, the Company shall execute and deliver in exchange therefor, without expense to the holder, one or more new Notes in the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), in the name of such Person or Persons as may be designated by such holder in writing, and otherwise of the same form and tenor as the Note so surrendered for exchange. Every Note surrendered for transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

                           (c) Disclosure of Information. The Purchaser and any
subsequent holder of Notes may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company or any of its Subsidiaries furnished to the Purchaser or such holder by or on behalf of the Company or such Subsidiary; provided that prior to any such disclosure, each such assignee or participant and proposed assignee or participant shall agree with the Purchaser or such holder to preserve the confidentiality of any confidential information relating to the Company or any of its Subsidiaries received from the Purchaser.


                           (d) Additional Information. For so long as any Notes remain outstanding, the Company shall make available at its expense, upon request, to each Purchaser and any prospective holder of Notes, the information specified in Rule 144(A)(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act. At the written request of a Purchaser holding such securities who proposes to sell any of such securities in compliance with Rule 144, the Company shall furnish to such Purchaser, within two business days after receipt of such request, a written statement as to whether or not the Company is in compliance with the filing requirements of the Exchange Act, or otherwise has publicly available information, as set forth in Rule 144(c).


                           (e) Participations. Each Purchaser may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and the other Note Documents (including, without limitation, all or a portion of its Commitment and the Loans owing to it); PROVIDED HOWEVER that (i) such Purchaser's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Note Documents shall remain unchanged; (ii) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Company, the Agent and the other Purchaser shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement and the other Note Documents; and (iii) a participant shall not be entitled to require such Purchaser to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, or (B) action directly effecting an extension of the due dates of or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral (except as otherwise provided of this Agreement or any other Note Document).


                  12.6.    Amendment and Waiver.


                           (a) No Waiver. No failure or delay on the part of any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Purchaser at law, in equity or otherwise.


                           (b) Amendments. Any amendment, supplement or modification of or to any provision of this Agreement, the Notes or any other Note Document, any waiver of any provision of this Agreement, the Notes or any other Note Document, and any consent to any departure by the Company or any other Company Party from the terms of any provision of this Agreement, the Notes or any other Note Document, shall be effective (i) only if it is made or given in writing and signed by the Company and the Agent, and (ii) only in the specific instance and for the specific purpose for which made or given. However, without the consent of each Purchaser affected, an amendment may not:

         (i) reduce the rate of or extend the time for payment of interest on any Loan;

         (ii)     reduce the principal of or extend the maturity of any Loan;

         (iii)    change the time at which any Loan shall or may be prepaid;

         (iv) make any Loan payable in money other than that stated in this Agreement or the Notes; or

         (v)      make any change to this Section 12.6(b).


                  (c) No Additional Notice. Except where notice is specifically required by this Agreement, no notice to or demand on any Company Party in any case shall entitle any Company Party to any other or further notice or demand in similar or other circumstances.


                  12.7. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may also be executed by any party hereto by facsimile signature, which shall be deemed to be an original signature of such party hereon.

                  12.8. Governing Law. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.


                  12.9. Jurisdiction; venue; service of process; Waiver of jury trial. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any NOTE Document or any agreements or transactions contemplated hereby or thereby may be brought in the courts of the State of New York located in New York COUNTY or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts by notice in the manner specified in Section 12.2. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH action or PROCEEDING.


                  12.10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.


                  12.11. Remedies. If a breach of this Agreement or any other Note Document occurs and is continuing, the Agent and the Purchasers may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of the provision at issue. Except as otherwise provided by law, a delay or omission by the Agent or the Purchasers in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.


                  12.12. Fees and Expenses. Within 10 days after demand therefor, the Company or other applicable Company Party will pay to the Agent and each Purchaser (a) the amount of any and all reasonable costs and expenses, including the reasonable fees, costs, expenses and other client charges of counsel for the Agent and each Purchaser and of any experts and agents (including, without limitation, any Person which may act as agent of the Agent or any Purchaser), which the Agent or any Purchaser may incur in connection with
(i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement or any other Note Document or (ii) the custody, preservation, use or operation of, the Collateral, and (b) the amount of any and all costs and expenses, including the fees, costs, expenses and other client charges of counsel for the Agent and each Purchaser and of any experts and agents (including, without limitation, any Person which may act as agent of the Agent or any Purchaser), which the Agent or any Purchaser may incur in connection with
(i) the sale of, collection from, or other realization upon, any Collateral,
(ii) the exercise or enforcement of any of the rights of the Agent and each Purchaser hereunder, or (iii) the failure by any Company Party to perform or observe any of the provisions of this Agreement or any other Note Document. In connection with any demand for payment under this
Section 12.12 the Agent shall deliver to the Company a certificate setting forth in reasonable detail any amount or amounts that the Agent or any Purchaser is entitled to receive pursuant to this Section 12.12 and such certificate shall be conclusive and binding on the Company absent manifest error.


                  12.13. Entire Agreement. This Agreement, together with the other Note Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the other Note Documents, supersedes all prior agreements and understandings among the parties with respect to such subject matter.


                  12.14. Publicity. Except as may be required by applicable law, no party hereto shall issue a press release or announcement or otherwise make any public disclosure concerning this Agreement or any other Note Document or the transactions contemplated hereby and thereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give other parties an opportunity to comment thereon.


                  12.15. Confidentiality. Upon delivering to any Purchaser or the Agent, or permitting any Purchaser or the Agent to inspect, any written information pursuant to this Agreement or the other Note Documents, each Purchaser and the Agent shall treat such information as confidential. Each Purchaser and the Agent agrees to hold such information in confidence from the date of disclosure thereof. Subject to the other provisions of this Section 12.15, each Purchaser and the Agent may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by any Purchaser or the Agent only after determining that such third party has been instructed to hold such information in confidence to the same extent as if it were a Purchaser. Notwithstanding the foregoing, the provisions of this Section 12.15 shall not apply to information within any one of the following categories or any combination thereof: (i) information the substance of which, at the time of disclosure by any Purchaser or the Agent, has become publicly available or has been disclosed to or is known to any creditor (other than information as to which such creditor is then under an obligation of nondisclosure), or any Person other than (A) a director, officer, employee or agent of the Company or a professional engaged by the Company or (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of any Purchaser or the Agent), (ii) information which any Purchaser or the Agent had in its possession prior to receipt thereof from the disclosing party, or (iii) information received by any Purchaser or the Agent from a third party having no obligations of nondisclosure with respect thereto. Nothing contained in this Section 12.15 shall prevent any disclosure
(x) believed in good faith by any Purchaser or the Agent to be required by any law or guideline or interpretation or application thereof by any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) determined by counsel for any Purchaser or the Agent to be necessary or advisable in connection with enforcement or preservation of rights under or in connection with this Agreement or any other Note Document or (z) of any information which has been made public by a Person other than any Purchaser or the Agent who, to the Agent's or such Purchaser's actual knowledge, was then under an obligation of nondisclosure. The Purchasers and the Agent shall have the right to disclose any confidential information described in this
Section 12.15 to an assignee or prospective assignee of the Agent or any Purchaser or to a participant or prospective participant in the Notes hereunder; PROVIDED that the assigning or selling Agent or Purchaser shall have obtained from such assignee or prospective assignee or participant or prospective participant an agreement to hold such information in confidence to the same extent as if it were a Purchaser.

                  IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first written above.





                         COMPANY


                                  PLANET HOLLYWOOD INTERNATIONAL, INC.





                                  By: _________________________________________
                                       Name:
                                       Title:





                         AGENT





                                  WILMINGTON TRUST COMPANY, as Agent





                                  By: _________________________________________
                                       Name:
                                       Title:





                         PURCHASERS


                                  BAY HARBOUR MANAGEMENT, L.C.
                                  (for its managed accounts, or its assigns)





                                  By: _________________________________________
                                       Name:
                                       Title:



                  [Signature Page to Note Purchase Agreement]

                  [Signature Page to Note Purchase Agreement]

                                                                       Exhibit A




                                  Form of Note



THIS NOTE IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., FOR ITSELF AND AS AGENT, WLR RECOVERY FUND L.P., WILMINGTON TRUST COMPANY, AS AGENT, UNITED STATES TRUST COMPANY OF NEW YORK, AS JUNIOR SUBORDINATED TRUSTEE AND THE OTHER PERSONS AND ENTITIES SIGNATORY THERETO (THE "INTERCREDITOR AGREEMENT"), WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN OBLIGATIONS AND CERTAIN SECURITY INTERESTS AND LIENS, AND LIMITS RIGHTS TO ENFORCEMENT OF THE PARTIES TO THIS NOTE. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD INDEBTEDNESS HEREUNDER OR WHICH IS SECURED HEREBY ARE BOUND BY THE TERMS OF THE INTERCREDITOR AGREEMENT, WHICH WILL BE MADE AVAILABLE UPON REQUEST TO ANY PARTY HERETO.





                                     SECURED
                              CONVERTIBLE TERM NOTE





$10,000,000.00                                              New York, New York


                                                                   May 8, 2000





                  FOR VALUE RECEIVED, the undersigned, PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), HEREBY AND UNCONDITIONALLY PROMISES TO PAY to the order of BAY HARBOUR MANAGEMENT, L.C., or its assigns ("PURCHASER"), to such account or place in New York as the holder hereof may designate in writing, (i) the principal sum of TEN MILLION AND NO United States Dollars ($10,000,000.00), or such lesser amount as shall be outstanding from time to time, together with (ii) interest on the unpaid principal amount of this Note from the date hereof until such principal amount is paid in full, and (iii) all other Obligations, in each case in the amounts, at such rate or rates, and payable at such times, as are provided in the Note Purchase Agreement, dated as of the date hereof, as amended from time to time, between the Company, the Agent and Purchaser, among others (the "NOTE PURCHASE AGREEMENT").


                  Capitalized terms used in this Note without definition shall have the respective meanings assigned to such terms in the Note Purchase Agreement.


                  The Company promises to pay interest on any overdue principal and, to the extent permitted by law, overdue interest and other amounts, from their due dates until the dates paid at such rate or rates (including the Overdue Rate), and the times and places, as provided in the Note Purchase Agreement.


                  Principal of and interest on, and all other amounts due under, this Note are payable in lawful money of the United States of America in immediately available funds to Purchaser (or the Agent) as specified in the Note Purchase Agreement. The Company shall pay the principal amount under this Note, if not sooner paid in full, on May 8, 2002 (such date, or any earlier date pursuant to the Note Purchase Agreement, the "MATURITY Date").


                  All borrowings and payments of the principal of any Loan shall be recorded by the holder hereof and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to such Loans shall be endorsed by the holder hereof, on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the holder hereof to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Note Purchase Agreement or any other Note Document.


                 This Note may be transferred by Purchaser to any other Person, by duly completing and executing the form of endorsement attached hereto and an Assignment and Acceptance Agreement.


                  This Note is the Note (or, if more than one, then is one of the Notes) referred to in, and is entitled to the benefits of, the Note Purchase Agreement. Among other things, the Note Purchase Agreement (i) provides for the making of the Loans evidenced by this Note by Purchaser to the Company on the terms and subject to the conditions contained therein, and (ii) contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments of principal of this Note prior to the final maturity of this Note upon the terms and conditions therein specified.


                  This Note is secured by the property described in the Note Purchase Agreement and the other Note Documents (the "COLLATERAL").


                  All or any portion of the Obligations evidenced by this Note may be converted into Shares of the Company (or other Securities) at the times and rates and on such other terms as set forth in the Note Purchase Agreement.


                  To the extent permitted by applicable Legal Requirements, the Company hereby waives all benefit that might accrue to the Company by virtue of any present or future moratorium laws exempting any of the Collateral, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note (excepting only any stay of execution) or in any action to foreclose or otherwise realize upon the Collateral, exemption from civil process, or extension of time for payment.


                  THE COMPANY HEREBY WAIVES PRESENTMENT, DEMAND, DILIGENCE, PROTEST AND NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, DEMAND, DISHONOR AND NON-PAYMENT OF THIS NOTE OR ANY OTHER NOTICE OF ANY KIND WHATSOEVER (EXCEPT AS EXPRESSLY REQUIRED UNDER THE NOTE DOCUMENTS). THE NONEXERCISE BY THE HOLDER OF ANY OF ITS RIGHTS HEREUNDER IN ANY PARTICULAR INSTANCE SHALL NOT CONSTITUTE A WAIVER THEREOF IN THAT OR ANY SUBSEQUENT INSTANCE.


                  Notwithstanding anything in this Note or in any other Note Document to the contrary, if at any time the interest rate payable under the Note Purchase Agreement, together with all fees and charges which are treated as interest under applicable Legal Requirements, including the Overdue Rate (collectively, the "Charges"), as provided in the Note Purchase Agreement or in any other document executed in connection therewith, or otherwise contracted for, charged, received, taken or reserved by Purchaser, shall exceed the maximum lawful rate (the "LEGAL RATE") which may be contracted for, charged, taken, received or reserved by Purchaser in accordance with applicable Legal Requirements, the interest rate applicable to this Note and any other Note Document, together with all Charges payable to Purchaser, shall be limited to the Legal Rate and any interest or Charges not so limited, taken, received or reserved by Purchaser at such time shall be spread, prorated or amortized over the term of the Note Purchase Agreement to the fullest extent permitted by Legal Requirements.


                  If any term or provision of this Note or the Note Purchase Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid, illegal or unenforceable, such term or such provisions shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or thereof or the application of such term or provision to circumstances other than those as to which it is held invalid, illegal or unenforceable.


                  Purchaser shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights, remedies or privileges hereunder and no waiver shall be valid unless in writing, signed by Purchaser, and then only to the extent therein set forth. A waiver by Purchaser of any right, remedy or privilege hereunder on any one occasion shall not be construed as a bar to any right, remedy or privilege which Purchaser would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Purchaser any right, power or privilege hereunder or under the other Note Documents shall be deemed a waiver of any default or acquiescence therein or shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing hereunder or under the other Note Documents are cumulative and not exclusive of each other and any rights or remedies otherwise available.

                  THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAWS RULES AND PRINCIPLES THEREOF.





                                            PLANET HOLLYWOOD INTERNATIONAL, INC.








                                            By: ________________________________
                                                Name:
                                                Title:

                              PAYMENTS OF PRINCIPAL



            Amount of Principal       Amount of Principal
  Date           Borrowed                   Repaid              Notation Made By
  ----      -------------------       -------------------       ----------------

                                   ENDORSEMENT



         Pay to the order of __________________________________________________
without recourse.


                                  By:________________________________
                                     Name:
                                     Title:

                                 SCHEDULE 1.1(A)

                                ACTIVE GUARANTORS

                                 SCHEDULE 1.1(B)

                                FOREIGN ENTITIES

                                 SCHEDULE 1.1(C)

                               INACTIVE GUARANTORS

                                 SCHEDULE 1.1(D)

                             CREDIT CARD AGREEMENTS

                                  SCHEDULE 2.1

                               PURCHASERS' DETAILS


                 Initial Note
Name              Percentage     Warrants     Address for Notices          Counsel's Address
----              ----------     --------     -------------------          -----------------
Bay Harbour          100%         200,000     885 Third Avenue             Covington & Burling
Management, L.C.                              34th Floor                   1330 Avenue of the Americas
                                              New York, New York  10022    New York, New York 10019
                                              Attention:  Jeffrey          Attention:  Andrew Baraff Wertheim

                                 SCHEDULE 3.7(a)

                         SHARES TO BE ISSUED AT CLOSING

------------------------------------------------------------------------
NAME AND ADDRESS                                       NUMBER OF SHARES
------------------------------------------------------------------------


OTA Limited Partnership                                      1,400
401 City Avenue
Suite 526
Bala Cynwyd, PA  19004
Contact:  David Tattersall
(610) 668-0404

Triage Capital Management L.P.                               2,100
401 City Avenue
Suite 526
Bala Cynwyd, PA  19004
Contact:  David Tattersall
(610) 668-0404

Dominion Resources Inc. Retirement Plan                     21,764
Custodian - State Street Bank
Bay Harbour Management, L.C.
885 3rd Avenue, 34th Floor
New York, NY  10022
Contact:  Jeffrey Wertheim
(212) 371-2211

Benjamin & Genevieve Fleming                                  32
TTEES FBO Benjamin & Genevieve
Fleming Trust U/A/D 03/20/1984
22629 Dekalb Drive
Calabasas, CA  91302

Retail High Yield                                             32
c/o Paul Zingarini
TFI Retail Trading
390 Greenwich Street
New York, NY  10013-2375

Paribas Multi Manager Fund                                    748
c/o Bay Harbour Management, L.C.
777 South Harbour Island Blvd.
Suite 270
Tampa, FL
Contact:  Jeffrey Wertheim
(212) 371-2211

or

885 3rd Avenue, 33rd Floor
New York, NY  10022
Contact:  Jeffrey Wertheim
(212) 371-2211

Nader Tavakoli                                               1,400
Eaglerock Capital
551 Fifth Avenue, 34th Floor
New York, NY  10176
(212) 692-5413

Bennett Offshore Restructuring Fund Inc.                    12,075
2 Stamford Plaza
Suite 1501
281 Tresser Blvd.
Stamford, CT  06901-3284
Contact:  Steve Landzberg
(203) 353-3101

Bennett Restructuring Fund LP                               20,586
2 Stamford Plaza
Suite 1501
281 Tresser Blvd.
Stamford, CT  06901-3284
Contact:  Steve Landzberg
(203) 353-3101

Bay Harbour 90-1, Ltd.                                      91,095
P.O. Box 418
Tampa, FL  33601-0418
Contact:  Jeffrey Wertheim
(212) 371-2211

Trophy Hunter Investment Ltd.                               53,025
P.O. Box 418
Tampa, FL  33601-0418
Contact:  Jeffrey Wertheim
(212) 371-2211

Lipstick Ltd.                                               16,020
P.O. Box 418
Tampa, FL  33601-0418
Contact:  Jeffrey Wertheim
(212) 371-2211

Bay Harbour 98-1 LP                                          4,041
PO Box 418
Tampa, FL  33601-0418
Contact:  Jeffrey Wertheim
(212) 371-2211

Bay Harbour Partners                                        93,943
Charlotte House
Charlotte Street
P.O. Box N 9204
Nassau Bahamas
Contact:  Jeffrey Wertheim
(212) 371-2211

Richard L. Van Der Molen                                      64
532 Fair Oaks
Oak Park, IL  60302-2244
Contact:  (708) 524-8072

James A. Petty                                                32
1211 Belmont Drive
Manchester, TN  37355-2405

Bank of America Securities LLC                               2,800
9 West 57th Street
47th Floor
New York, NY  10019
Contact:  Jeffrey Peskin
(212) 583-8190

Mark Schlise Trust                                            48
Anthony L. Schlise Trustee
567 Darby Way
Longwood, Florida  32779-3389

Rita M. Schlise                                               16
567 Darby Way
Longwood, Florida  32779-3389

F/B/O Barry W. Blank Trust                                    477
Barry W. Blank Trustee
P.O. Box 32056
Phoenix, Arizona  85064-2056

F/B/O Cary N. May                                             32
Delaware Charter Guaranty & Trust, Trustee
P.O. Box 8963
Wilmington, Delaware  19899-8963

Greyhound Lines, Inc. Amalgamated Council Retirement &       4,534
Disability Trust
Custodian - Union Bank of California
(Ref. # 00277-15)
475 Sansome Street
11th Floor
San Francisco, CA  94111
Contact:  Ms. Kwai-Chu Jacoby
(415) 291-7739
Jeffrey Wertheim
(212) 371-2211

FBO Carleton & Barbara Block Family Trust                     16
Carleton Block Trustee
19401 Hiawatha Street
Northridge, CA  91326

[unidentified Holder]                                         16
c/o Prudential Securities Inc.
111 Eighth Avenue
5th Floor - Reorg Dept.
New York, NY  10013-5239
Contact:  Genevieve Simms
(212) 747-1710

[unidentified Holder]                                          0
c/o Prudential Securities Inc.
111 Eighth Avenue
5th Floor - Reorg Dept.
New York, NY  10013-5239
Contact:  Genevieve Simms
(212) 747-1710

NON-ELECTING AMOUNT - BAY HARBOUR                           23,705
Bay Harbour 90-1, Ltd.
P.O. Box 418
Tampa, FL  33601-0418
Contact:  Jeffrey Wertheim
(212) 371-2211
------------------------------------------------------------------------
                            TOTAL                           350,000
------------------------------------------------------------------------

                                 SCHEDULE 4.1(V)


                                     WAIVERS

                                  SCHEDULE 5.6

                                  SUBSIDIARIES

                                  SCHEDULE 5.7

                                   LITIGATION

                                  SCHEDULE 5.10

                                      ERISA

                                  SCHEDULE 5.13

            OPERATING LEASE OBLIGATIONS; EXISTING LIENS; UNPAID RENT

                                  SCHEDULE 5.14

                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 5.16

                                    INSURANCE

                                  SCHEDULE 5.19

                                 (A) PROPERTIES

                                   (B) LEASES

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                                  SCHEDULE 5.20

                            LOCATION OF BANK ACCOUNTS

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                                  SCHEDULE 5.23

                            INVENTORY AND MEMORABILIA

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                                  SCHEDULE 5.25

                                   TRADENAMES

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                                  SCHEDULE 5.32

                        COLLECTIVE BARGAINING AGREEMENTS

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                                  SCHEDULE 5.36

                         MEMBERS AND MEMBERSHIP INTEREST

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                                SCHEDULE 5.38(a)

                                 RESERVED SHARES

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                                SCHEDULE 5.38(b)

                       OUTSTANDING WARRANTS, OPTIONS ETC.

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                                SCHEDULE 5.38(c)

                                 RECORD HOLDERS

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                                  SCHEDULE 5.41

                               CORPORATE STRUCTURE

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                                  SCHEDULE 5.43

                               MATERIAL CONTRACTS

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                                  SCHEDULE 7.15

                               STATE TAX PAYMENTS

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                                  SCHEDULE 7.16

                           STORE OPENINGS AND CLOSINGS

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                                  SCHEDULE 7.17

                       PERMITTED MEMORABILIA AND INVENTORY

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                                  SCHEDULE 7.19

                   LANDLORD, WAREHOUSE AND FRANCHISEE WAIVERS

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                                  SCHEDULE 8.1

                                      LIENS

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                                  SCHEDULE 8.2

                             PERMITTED INDEBTEDNESS

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                                  SCHEDULE 8.3

                                   GUARANTIES

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                                  SCHEDULE 8.6

                                   INVESTMENTS

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                                  SCHEDULE 8.9

                          TRANSACTIONS WITH AFFILIATES